Exhibit 10.1

JOANN INC., ET AL.

TRANSACTION SUPPORT AGREEMENT

March 15, 2024

THIS TRANSACTION SUPPORT AGREEMENT AND THE DOCUMENTS ATTACHED TO THIS TRANSACTION SUPPORT AGREEMENT COLLECTIVELY DESCRIBE A PROPOSED RESTRUCTURING AND RECAPITALIZATION OF JOANN INC., A DELAWARE CORPORATION, AND CERTAIN OF ITS SUBSIDIARIES ON THE TERMS AND CONDITIONS SET FORTH ON EXHIBIT B ATTACHED TO THIS AGREEMENT.

THIS TRANSACTION SUPPORT AGREEMENT IS NOT AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OR SECTION 1126 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

THIS TRANSACTION SUPPORT AGREEMENT IS A SETTLEMENT PROPOSAL TO CERTAIN HOLDERS OF COMPANY CLAIMS/INTERESTS IN FURTHERANCE OF SETTLEMENT DISCUSSIONS. ACCORDINGLY, THIS TRANSACTION SUPPORT AGREEMENT IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS. NOTHING CONTAINED IN THIS TRANSACTION SUPPORT AGREEMENT SHALL CONSTITUTE OR BE CONSTRUED TO BE AN ADMISSION OF FACT OR LIABILITY.

THIS TRANSACTION SUPPORT AGREEMENT DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS TRANSACTION SUPPORT AGREEMENT, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS AND CONDITIONS SET FORTH IN THIS TRANSACTION SUPPORT AGREEMENT AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

UNTIL THE TSA EFFECTIVE DATE, THIS TRANSACTION SUPPORT AGREEMENT SHALL REMAIN CONFIDENTIAL AND SUBJECT IN ALL RESPECTS TO THE CONFIDENTIALITY AGREEMENTS ENTERED INTO AND BY THE COMPANY PARTIES AND THE CONSENTING STAKEHOLDERS (INCLUDING BUT NOT LIMITED TO ANY OBLIGATION TO INCLUDE THIS TRANSACTION SUPPORT AGREEMENT IN ANY CLEANSING MATERIALS), AND MAY NOT BE SHARED WITH ANY THIRD PARTY OTHER THAN AS SET FORTH IN THE CONFIDENTIALITY AGREEMENTS.

This TRANSACTION SUPPORT AGREEMENT (including all exhibits, annexes, and schedules to this Agreement in accordance with Section 17.02 of this Agreement, this “Agreement”) is made and entered into as of March 15, 2024 (the “Execution Date”), by and among the following parties, each in the respective capacity set forth on its signature page to this Agreement (each of the following described in sub-clauses (i) through (iii) of this preamble, a “Party” and, collectively, the “Parties”):1

i.

JOANN Inc., a Delaware corporation (“JOANN” or the “Company”), and each of the Company’s subsidiaries listed on Exhibit A to this Agreement that have executed and delivered, or, in the future, executes and delivers, counterpart signature pages to this Agreement (collectively with the Company, the “Company Parties”);

ii.

the undersigned holders (or beneficial holders) of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold, outstanding Term Loan Claims that have executed and delivered counterpart signature pages to this Agreement, or signature pages to a Joinder or Transfer Agreement (as applicable), to counsel to the Company Parties (collectively, the “Consenting Term Lenders”); and

iii.

the undersigned holders (or beneficial holders) of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold Existing Equity Interests that have executed and delivered counterpart signature pages to this Agreement, or signature pages to a Joinder or Transfer Agreement (as applicable) to counsel to the Company Parties (collectively, the “Consenting Stockholder Parties,” and, together with the Consenting Term Lenders, the “Consenting Stakeholders”).

This Agreement is further made and entered into by the Additional Financing Parties that have executed and delivered signature pages to a Joinder to counsel to the Company Parties, to the extent set forth in such Joinder.

RECITALS

WHEREAS, the Parties have in good faith and at arm’s length negotiated certain restructuring and recapitalization transactions with respect to the Company Parties’ capital structure to be implemented pursuant to the Plan (the “Transactions”) on the terms set forth in this Agreement (including the Transaction Term Sheet and all exhibits and schedules hereto and thereto) and the Definitive Documents;

WHEREAS, the Company Parties and the Consenting Stakeholders have agreed to the Transaction Term Sheet, which sets forth the principal economic terms of the Transactions that shall be consummated in accordance with, and upon the execution of, Definitive Documents containing terms consistent with those set forth in the Transaction Term Sheet and such other terms as agreed to by the Parties;

WHEREAS, the Parties have agreed to support the Transactions subject to and in accordance with the terms of this Agreement (including the Transaction Term Sheet) and desire to work together to complete the negotiation of the Definitive Documents and each of the actions necessary or desirable to effect the Transactions;

WHEREAS, the Parties have agreed to grant the Releases in accordance with this Agreement upon consummation of the Transactions;

[1]	Capitalized terms used but not defined in the preamble and recitals to this Agreement have the meanings ascribed to them in Section 1 or the Transaction Term Sheet as applicable.

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WHEREAS, the Parties have agreed to take certain actions in support of the Transactions, all in accordance with the terms and conditions set forth in this Agreement (including in the Transaction Term Sheet) and the Definitive Documents; and

WHEREAS, the ABL Lenders and the FILO Lenders are not Parties to this Agreement, but have agreed, pursuant to the ABL/FILO Exit Commitment Letters, to, inter alia, the proposed treatment of their Claims under the Plan consistent with this Agreement and the Transaction Term Sheet, to vote to accept the Plan, and to execute the Exit ABL/FILO Facility Amendment and provide the Exit ABL Loans and the Exit FILO Loans, respectively.

WHEREAS, the Additional Financing Parties are parties to this Agreement to the extent set forth in their respective Joinder and have agreed to provide certain financial accommodations to the Company Parties as set forth therein and in the Transaction Term Sheet.

NOW, THEREFORE, in consideration of the covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, each Party, intending to be legally bound, agrees as follows:

AGREEMENT

Section 1. Definitions and Interpretation.

1.01. Definitions. The following terms shall have the following definitions:

“ABL Claims” has the meaning set forth in the Transaction Term Sheet.

“ABL Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 21, 2016, as amended by that certain First Amendment on November 25, 2020, that certain Second Amendment on December 22, 2021, and that certain Third Amendment, dated as of March 10, 2023 (as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof).

“ABL Facility” means the senior secured asset based revolving credit facility under the ABL Credit Agreement.

“ABL Facility Agent” means Bank of America, N.A, in its capacity as administrative agent and collateral agent under the ABL Facility and any replacement or successor agent thereto.

“ABL Lenders” means holders of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold, the outstanding ABL Claims.

“ABL/FILO Exit Commitment Letters” means those certain commitment letters executed (a) by and between the Debtors, the ABL Facility Agent, and the ABL Lenders, and (b) by and between the Debtors, the FILO Term Loan Agent, and the FILO Lenders, in each case, in form and substance acceptable to the ABL Facility Agent, the FILO Term Loan Agent, the ABL Lenders, and the FILO Lenders, and reasonably acceptable to the Required DIP Lenders.

“Acceptable ABL/FILO Plan” means the Plan, which is attached to the ABL/FILO Exit Commitment Letters as Exhibit B, as it may be altered, amended, modified, or supplemented from time to time in accordance with the ABL/FILO Exit Commitment Letters, and without material modification except as approved in writing by the Required DIP Lenders (such approval shall not be unreasonably withheld, conditioned, or delayed).

“Accordion Facility” means the accordion facility under the DIP Credit Agreement.

“Accordion Lender” means the lenders under the Accordion Facility.

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“Ad Hoc Group” means that certain ad hoc group of holders of Term Loan Claims represented by, among others, Gibson, Dunn & Crutcher LLP and Morris, Nichols, Arsht & Tunnell LLP, and advised by Lazard Frères & Co. LLC.

“Ad Hoc Group Advisors” means Gibson, Dunn & Crutcher LLP, Morris, Nichols, Arsht & Tunnell LLP, Lazard Frères & Co., and such other professional advisors as are retained by the Ad Hoc Group with the consent of the Company Parties (not to be unreasonably withheld).

“Additional Financing Parties” means, collectively, each Accordion Lender, Project Swift LLC, and the Supporting Trade Creditors.

“Agents” means, collectively, each of the Term Loan Agent, the ABL Facility Agent, the FILO Term Loan Agent, the DIP Agent and the Exit Facility Agent, in each case including any successors thereto.

“Agreement” has the meaning set forth in the preamble to this Agreement and, for the avoidance of doubt, includes all exhibits, annexes, and schedules to this Agreement in accordance with Section 17.02 of this Agreement (including the Transaction Term Sheet).

“Agreement Effective Period” means, with respect to a Party, the period from the TSA Effective Date (or such later date such Party becomes a Party to this Agreement by executing a Joinder or Transfer Agreement) to the Termination Date applicable to that Party.

“Alternative Transaction Proposal” means any written or oral inquiry, proposal, offer, bid, term sheet, discussion, or agreement with respect to a sale, disposition, new-money investment, restructuring, reorganization, merger, amalgamation, acquisition, consolidation, dissolution, debt investment, equity investment, share issuance, consent solicitation, financing (including any debtor-in-possession financing or exit financing), use of cash collateral, joint venture, partnership, liquidation, tender offer, exchange offer, recapitalization, plan of reorganization or liquidation, share exchange, business combination, or similar transaction involving any one or more Company Parties or a Claim against or Interest or other interests in any one or more Company Parties that is an alternative to one or more of the Transactions. For the avoidance of doubt, an Alternative Transaction Proposal shall not include (a) any transactions contemplated by the DIP Facility, the DIP/Cash Collateral Orders, or the DIP Budget, (b) the Transactions pursuant to this Agreement, the Transaction Term Sheet the Plan and related transactions, (c) ordinary course debt financing for trade purposes consistent with prepetition past practices or ordinary course asset sales, or (d) any transactions solely among JOANN or any of the Company Parties.

“Backstop Fee” has the meaning set forth in the Transaction Term Sheet.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended.

“Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state of New York.

“Causes of Action” means any action, Claim, cross-claim, third-party claim, cause of action, controversy, dispute, demand, right, lien, indemnity, contribution, interest, guaranty, suit, obligation, liability, loss, debt, fee or expense, damage, judgment, cost, account, defense, offset, power, privilege, proceeding, franchise, remedy, and license of any kind or character whatsoever, whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, as applicable, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. Law) or in equity, or pursuant to any other

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theory of local, state, or federal U.S. or non-U.S. Law. For the avoidance of doubt, “Causes of Action” include: (a) any right of setoff, counterclaim, or recoupment; (b) any Claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, actual or constructive fraudulent transfer or fraudulent conveyance or voidable transaction or similar Law, violation of local, state, or federal or non-U.S. Law or breach of any duty imposed by Law or in equity, including securities Laws, negligence, and gross negligence; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code or similar local, state, or federal U.S. or non-U.S. Law; (d) any Claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any avoidance actions relating to or arising from any state or foreign Law pertaining to any avoidance action, including preferential transfer, actual or constructive fraudulent transfer, fraudulent conveyance, or similar Claim; (f) the right to object to or otherwise contest Claims or Interests; and (g) any “lender liability” or equitable subordination Claims or defenses.

“Chapter 11 Cases” means the voluntary cases that are commenced under chapter 11 of the Bankruptcy Code in the Bankruptcy Court to effectuate the Transactions pursuant to the Plan.

“Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code.

“Company” has the meaning set forth in the preamble to this Agreement.

“Company Claims/Interests” means, collectively, any Claim against or Interest in a Company Party.

“Company Parties” has the meaning set forth in the preamble to this Agreement.

“Confidentiality Agreement” means an executed confidentiality agreement with a Company Party, including with respect to the issuance of a “cleansing letter” or other agreement regarding the public disclosure of material non-public information, in connection with any proposed Transaction.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan under section 1129 of the Bankruptcy Code, which Confirmation Order shall be consistent with this Agreement and the Definitive Documents and shall not have been stayed.

“Consenting Stakeholders” has the meaning set forth in the preamble to this Agreement.

“Consenting Stakeholders’ Fees and Expenses” means all reasonable and documented fees and expenses of (i) the Agents; (ii) the Term Loan Agent Advisors; (iii) the DIP Agent Advisors; (iv) the Exit Facility Agent Advisors; (v) the Ad Hoc Group Advisors; (vi) the Consenting Stockholder Party Advisors, and (vii) advisors to the Additional Financing Parties (each subject to any agreements with the Company Parties with respect thereto).

“Consenting Stockholder Party” has the meaning set forth in the preamble to this Agreement.

“Consenting Stockholder Party Advisors” means Richards, Layton & Finger, P.A., and such other professional advisors as are retained by the Consenting Stockholder Parties with the consent of the Company Parties (not to be unreasonably withheld).

“Consenting Stockholder Party Matters” means any matter or Definitive Document (and any exhibits, schedules, annexes, amendments, modifications, or supplements thereto) that materially and adversely affects the economic rights/entitlements, or releases proposed to be granted to the Consenting Stockholder Parties or the obligations of the Consenting Stockholder Parties as identified in this Agreement, the Transaction Term Sheet, or the Plan.

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“Consenting Term Lenders” has the meaning set forth in the preamble to this Agreement.

“Debtors” means the Company Parties that commence Chapter 11 Cases.

“Definitive Documents” means all of the definitive documents implementing the Transactions, including those set forth in Section 3.01 of this Agreement, and, in each case, any amendments, modifications, and supplements thereto and any related notes, certificates, agreements, documents, and instruments (as applicable).

“DIP Agent” means Wilmington Savings Fund Society, FSB.

“DIP Agent Advisors” means ArentFox Schiff LLP, and such other professional advisors as are retained by the DIP Agent with the consent of the Company Parties (not to be unreasonably withheld).

“DIP Backstop Allocation Schedule” has the meaning set forth in Section 5.04(a) of this Agreement.

“DIP Backstop Parties” has the meaning set forth in the Transaction Term Sheet.

“DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement in respect of the DIP Facility, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

“DIP Facility” means the senior secured debtor-in-possession credit facility under the DIP Credit Agreement.

“DIP Facility Documents” means the DIP/Cash Collateral Orders and the DIP Credit Agreement, together with all other related documents, instruments, and agreements in respect of the DIP Facility, in each case, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

“DIP/Cash Collateral Motion” means the motion(s) seeking approval of the Company Parties’ use of cash collateral and requesting approval to obtain debtor in possession financing on terms substantially the same as those set forth in the Transaction Term Sheet and the DIP Facility Documents.

“DIP/Cash Collateral Orders” means the Interim DIP/Cash Collateral Order and the Final DIP/Cash Collateral Order.

“DIP Term Loans” has the meaning set forth in the Transaction Term Sheet.

“Disclosure Statement” means the disclosure statement in respect of the Plan, including all exhibits and schedules thereto, as approved or ratified by the Bankruptcy Court pursuant to sections 1125 and 1126 of the Bankruptcy Code.

“Disclosure Statement Motion” means the motion filed with the Bankruptcy Court seeking entry of the Disclosure Statement Order.

“Disclosure Statement Order” means the order (and all exhibits thereto) entered by the Bankruptcy Court approving the adequacy of information in the Disclosure Statement and approving the Solicitation Materials and the notice of and solicitation of votes on the Plan, which order may be entered on a conditional or final basis and may be the Confirmation Order.

“Entity” has the meaning the set forth in section 101(15) of the Bankruptcy Code.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” has the meaning set forth in the preamble to this Agreement.

“Existing Equity Interests” means any issued, unissued, authorized, or outstanding shares or common stock, preferred shares, or other instrument evidencing an ownership interest in JOANN, whether or not transferable, together with any warrants, equity-based awards, or contractual rights to purchase or acquire such equity interests (including under any employment or benefits agreement) at any time and all rights arising with respect thereto that existed immediately before the Plan Effective Date.

“Existing Intercreditor Agreement” means the Intercreditor Agreement, dated as of May 21, 2018, relating to the Term Loans, the ABL Facility, and the FILO Facility, as amended, restated, modified, or supplemented from time to time.

“Existing Stockholders Agreement” means that certain Amended and Restated Stockholders Agreement, dated March 16, 2021, among the Company and the stockholders named therein.

“Exit ABL Loans” has the meaning set forth in the Transaction Term Sheet.

“Exit ABL/FILO Facility Amendment” means that certain ABL Facility agreement to be effective as of the Effective Date relating to the Exit ABL Loans and the Exit FILO Loans, which may be the existing ABL Credit Agreement, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof, and shall be in accordance with the ABL/FILO Exit Commitment Letters and reasonably acceptable to the Required DIP Lenders.

“Exit Facilities” means the facilities under which the Exit ABL Loans, Exit FILO Loans, and Exit Term Loans shall be issued.

“Exit Facilities Documents” means the Exit ABL/FILO Facility Amendment, ABL/FILO Exit Commitment Letters, the Exit Term Loan Documents, and the Exit Intercreditor Agreement, together with all other related documents, instruments, and agreements in respect of the Exit Facilities, in each case, as amended, restated, modified, or supplemented from time to time.

“Exit Facility Agent” means Wilmington Savings Fund Society, FSB.

“Exit Facility Agent Advisors” means ArentFox Schiff LLP, and such other professional advisors as are retained by the Exit Facility Agent with the consent of the Company Parties (not to be unreasonably withheld).

“Exit FILO Loans” has the meaning set forth in the Transaction Term Sheet.

“Exit Intercreditor Agreement” means the intercreditor agreement(s) to be effective as of the Plan Effective Date relating to the Exit Facilities, which may be the Existing Intercreditor Agreement (as amended, amended and restated, and/or replaced) or substantially similar to the Existing Intercreditor Agreement (as amended, amended and restated, and/or replaced).

“Exit Term Loans” has the meaning set forth in the Transaction Term Sheet.

“Exit Term Loan Credit Agreement” means the credit agreement between Reorganized JOANN or its subsidiaries or affiliates, as applicable, and the lenders party thereto to effectuate the issuance of the Exit Term Loans.

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“Exit Term Loan Documents” means the Exit Term Loan Credit Agreement and together with all other related documents, instruments, and agreements in respect of the Exit Term Loans, in each case, as amended, restated, modified, or supplemented from time to time.

“FILO Claims” has the meaning set forth in the Transaction Term Sheet.

“FILO Facility” means the senior secured last-out term loan facility under the ABL Credit Agreement.

“FILO Fee Letter” means that certain FILO Fee Letter, dated as of March 10, 2023, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

“FILO Lenders” means holders of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold, the outstanding FILO Term Loans.

“FILO Prepayment Premium” has the meaning set forth in the FILO Fee Letter (including, for the avoidance of doubt, the “Make Whole Amount” (as defined in the FILO Fee Letter)).

“FILO Term Loan Agent” means, collectively, (i) Bank of America, N.A, in its capacity as administrative agent and collateral agent under the FILO Term Loans and any replacement or successor agent thereto, and (ii) 1903 LOAN AGENT, LLC, in its capacity as FILO Documentation Agent under the FILO Term Loans and any replacement or successor agent thereto.

“FILO Term Loans” means the first-in last-out term loans under the FILO Facility.

“Final DIP/Cash Collateral Order” means any order (and all exhibit and schedules thereto, including any budget) entered by the Bankruptcy Court on a final basis: (a) approving the DIP Facility, the DIP Facility Documents, and the DIP/Cash Collateral Motion; (b) authorizing the Company Parties’ use of cash collateral; and (c) providing for adequate protection of secured creditors.

“Final Order” means, as applicable, an order or judgment of a court of competent jurisdiction with respect to the relevant subject matter that has not been reversed, stayed, modified, or amended, and as to which the time to appeal or seek certiorari has expired and no appeal or petition for certiorari has been timely taken, or as to which any appeal that has been taken or any petition for certiorari that has been or may be filed has been resolved by the highest court to which the order or judgment could be appealed or from which certiorari could be sought or a new trial, reargument or rehearing shall have been denied, resulted in no modification of such order, or has otherwise been dismissed with prejudice.

“First Day Pleadings” means any first-day and second-day pleadings that the Company Parties determine are necessary or desirable to file with the Bankruptcy Court.

“Fund Affiliates” has the meaning set forth in Section 5.04(c) of this Agreement.

“Governance Term Sheet” has the meaning set forth in the Transaction Term Sheet.

“Governmental Body” means any U.S. or non-U.S. federal, state, municipal, or other government, or other department, commission, board, bureau, agency, public authority, or instrumentality thereof, or any other U.S. or non-U.S. court or arbitrator.

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“Interest” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, membership interests, and any other equity, ownership, or profits interests in any Company Party, and options, warrants, rights, stock appreciation rights, phantom units, incentives, commitments, calls, redemption rights, repurchase rights, or other securities or arrangements to acquire or subscribe for, or which are convertible into, or exercisable or exchangeable for, the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, membership interests, or any other equity, ownership, or profits interests in any Company Party or its affiliates and subsidiaries (in each case whether or not arising under or in connection with any employment agreement).

“Interim DIP/Cash Collateral Order” means any order (and all exhibit and schedules thereto, including any budget) entered by the Bankruptcy Court on an interim basis: (a) approving the DIP Facility, the DIP Facility Documents, and the DIP/Cash Collateral Motion; (b) authorizing the Company Parties’ use of cash collateral; and (c) providing for adequate protection of secured creditors.

“Joinder” means a joinder to this Agreement substantially in the form attached to this Agreement as Exhibits C, D, E, F, or G providing, among other things, that such Person signatory thereto is bound by the terms of this Agreement to the extent provided therein. For the avoidance of doubt, any party that executes a Joinder shall be a “Party” under this Agreement to the extent provided therein.

“Law” means any federal, state, local, or non-U.S. law (including, in each case, any common law), statute, code, ordinance, rule, regulation, decree, injunction, order, ruling, assessment, writ or other legal requirement, or judgment, in each case, that is validly adopted, promulgated, issued, or entered by a Governmental Body of competent jurisdiction.

“Lender Terminating Party” has the meaning set forth in Section 14.01.

“Milestones” has the meaning set forth in Section 4 of this Agreement.

“New Equity Interests” has the meaning ascribed to such term in the Transaction Term Sheet.

“New Organizational Documents” means the new Organizational Documents of Reorganized JOANN and its direct or indirect subsidiaries, and the identity of proposed members of Reorganized JOANN’s board of directors, after giving effect to the Transactions, as applicable, including any shareholders agreement, registration rights agreement, or similar document.

“New Stockholders Agreement” means, to the extent applicable, the stockholders agreement applicable to the New Equity Interests, which shall be consistent with the Governance Term Sheet and included as a part of the Plan Supplement.

“Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized or formed (such as a certificate of incorporation, certificate of formation, certificate of limited partnership, or articles of organization, and including any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as by-laws, a partnership agreement, or an operating, limited liability company, shareholders, or members agreement).

“Participation Fee” has the meaning set forth in the Transaction Term Sheet.

“Parties” has the meaning set forth in the preamble to this Agreement.

“Permitted DIP Assignment” has the meaning set forth in Section 5.04(c) of this Agreement.

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“Permitted Transferee” means each transferee of any Company Claims/Interests that meets the requirements of Section 9.01 of this Agreement (and any other applicable provision herein that pertains to such transfers).

“Person” means an Entity, an individual, a partnership, a joint venture, a limited liability company, a corporation, a trust, an unincorporated organization, a group, a Governmental Body, or any legal entity or association.

“Petition Date” means the first date any of the Debtors commence a Chapter 11 Case.

“Plan” means the joint prepackaged plan filed by the Debtors under chapter 11 of the Bankruptcy Code, substantially in the form attached to this Agreement as Exhibit I, that embodies the Transactions, including all exhibits, annexes, schedules, and supplements thereto, each as may be amended, supplemented, or modified from time to time, including the Plan Supplement.

“Plan Effective Date” means the date on which all conditions to consummation of the Plan have been satisfied in full or waived, in accordance with the terms of the Plan, and the Plan becomes effective.

“Plan Supplement” means one or more supplemental appendices to the Plan, which shall include, among other things, draft forms of documents (or terms sheets thereof), schedules, and exhibits to the Plan, in each case subject to the provisions of this Agreement, the Transaction Term Sheet, or the Exit ABL/FILO Exit Commitment Letters, as applicable, and as may be amended, modified, or supplemented from time to time on or before the Effective Date, including the following documents: (a) the New Organizational Documents, (b) the Exit Facilities Documents, (c) to the extent known and determined, the identity of the members of the Reorganized Board, (d) the Rejected Executory Contract/Unexpired Lease List, (e) a schedule of retained Causes of Action, (f) the New Stockholders Agreement (to the extent applicable); (g) the Governance Term Sheet; (h) the Restructuring Transaction Steps Memorandum (as defined in the Plan); and (i) such other documents as may be specified in the Plan.

“Qualified Marketmaker” means an Entity that (a) holds itself out to the public or the applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers Company Claims/Interests (or enter with customers into long and short positions in Company Claims/Interests), in its capacity as a dealer or market maker in Company Claims/Interests and (b) is, in fact, regularly in the business of making a market in Claims against, or Interests in, issuers or borrowers (including debt securities or other debt).

“Releases” means the releases as set forth in and to be provided pursuant to the Plan and the Transaction Term Sheet.

“Reorganized JOANN” means JOANN, as reorganized pursuant to and under the Transactions or any successor thereto, or a newly-formed Entity formed to, among other things, directly or indirectly acquire substantially all of the assets and/or equity interests of JOANN and, on the Plan Effective Date, issue the New Equity Interests (and in each case including any other newly-formed Entity formed to, among other things, effectuate the Transactions and issue the New Equity Interests).

“Required Consenting Stakeholders” means, as of any time, the Required Consenting Term Lenders and the Required Consenting Stockholder Parties at such time.

“Required Consenting Stockholder Parties” means, as of any time, 50.01% of the aggregate issued and outstanding Existing Equity Interests that are held by Consenting Stockholder Parties at such time.

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“Required Consenting Term Lenders” means, as of any time, Consenting Term Lenders holding at least 50.01% of the Term Loan Claims that are held by Consenting Term Lenders at such time.

“Required DIP Lenders” has the meaning set forth in the Transaction Term Sheet.

“Rules” means Rule 501(a)(1), (2), (3), and (7) of the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Solicitation Materials” means any documents, forms, ballots, notices, and other materials provided in connection with the solicitation of votes on the Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.

“Specified Default” has the meaning set forth in Section 5.01(g) of this Agreement.

“Stockholder Terminating Party” has the meaning set forth in Section 14.03.

“Supporting Trade Creditors” means, collectively, the holders of general unsecured claims that have executed Joinders.

“Term Lender Matters” means any matter or Definitive Document (and any exhibits, schedules, annexes, amendments, modifications, or supplements thereto) that materially affects the rights proposed to be granted to the Consenting Term Lenders or the obligations of the Consenting Term Lenders as identified in this Agreement, the Transaction Term, or the Plan, which, for the avoidance of doubt, shall include the ABL/FILO Exit Commitment Letters and the Exit ABL/FILO Facility Amendment.

“Term Loan Agent” means Wilmington Savings Fund Society, FSB, in its capacity as administrative agent and collateral agent under the Term Loan Credit Agreement and any replacement or successor agent thereto.

“Term Loan Agent Advisors” means ArentFox Schiff LLP, and such other professional advisors as are retained by the Term Loan Agent with the consent of the Company Parties (not to be unreasonably withheld).

“Term Loan Claims” has the meaning set forth in the Transaction Term Sheet.

“Term Loan Credit Agreement” means that certain Credit Agreement, dated as of October 21, 2016, as amended by that certain Incremental Amendment No. 1 on July 21, 2017 and that certain Amendment No. 2 on July 7, 2021, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof).

“Term Loans” means the senior secured first-lien term loans issued pursuant to the Term Loan Credit Agreement.

“Termination Date” means the date on which termination of this Agreement is effective as to a Party in accordance with Sections 14.01, 14.02, 14.03, 14.04, 14.05, or 14.06 of this Agreement.

“Termination Event” means any of the events and/or circumstances referred to in Section 14 of this Agreement.

“Transaction Term Sheet” means the term sheet attached as Exhibit B to this Agreement, together with the exhibits and appendices annexed to such term sheet.

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“Transactions” has the meaning set forth in the recitals to this Agreement.

“Transfer” means to sell, resell, reallocate, use, pledge, assign, transfer, hypothecate, participate, donate, or otherwise encumber or dispose of, directly or indirectly (including through derivatives, options, swaps, pledges, forward sales, or other transactions).

“Transfer Agreement” means an executed form of the transfer agreement substantially in the form attached to this Agreement as Exhibit H providing, among other things, that a transferee is bound by the terms of this Agreement. For the avoidance of doubt, any transferee that executes a Transfer Agreement shall be a “Party” under this Agreement as provided therein.

“TSA Effective Date” means the date on which the conditions precedent set forth in Section 2 of this Agreement have been satisfied or waived by the required Party or Parties in accordance with this Agreement.

1.02. Interpretation. For purposes of this Agreement:

(a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neutral gender;

(b) capitalized terms defined only in the plural or singular form shall nonetheless have their defined meanings when used in the opposite form;

(c) unless otherwise specified, any reference in this Agreement to a contract, lease, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions;

(d) unless otherwise specified, any reference in this Agreement to an existing document, schedule, or exhibit shall mean such document, schedule, or exhibit, as it may have been or may be amended, restated, amended and restated, supplemented, or otherwise modified or replaced from time to time in accordance with its terms; notwithstanding the foregoing, any capitalized terms in this Agreement which are defined with reference to another agreement (other than the Transaction Term Sheet), are defined with reference to such other agreement as of the date of this Agreement, without giving effect to any termination of such other agreement or amendments to such capitalized terms in any such other agreement following the Execution Date;

(e) unless otherwise specified, all references to “Sections” are references to Sections of this Agreement;

(f) the words “herein,” “hereof,” and “hereto” refer to this Agreement in its entirety rather than to any particular portion of this Agreement;

(g) captions and headings to Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of this Agreement;

(h) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable limited liability company Laws;

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(i) the use of “include” or “including” is without limitation, whether stated or not;

(j) unless otherwise specified, references to “days” shall mean calendar days and, when calculating the period of time before which, within which, or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day; provided that Rule 9006 of the Federal Rules of Bankruptcy Procedure shall apply from and after the Petition Date; and

(k) the phrase “counsel to the Consenting Stakeholders” refers in this Agreement to each counsel specified in Section 17.11 other than counsel to the Company Parties.

1.03. Conflicts. To the extent there is a conflict between the body of this Agreement (without reference to the exhibits, annexes, and schedules hereto, including the Transaction Term Sheet), on the one hand, and the Transaction Term Sheet or any other exhibits, annexes, and schedules to this Agreement, on the other hand, the terms and provisions of the Transaction Term Sheet or any other exhibits, annexes, and schedules to this Agreement shall govern. To the extent there is a conflict between this Agreement (including the Transaction Term Sheet and any other exhibits, annexes, and schedules hereto) on the one hand, and the Definitive Documents, on the other hand, the terms and provisions of the Definitive Documents shall govern.

Section 2. Effectiveness of this Agreement.

2.01. This Agreement shall become effective and binding upon each of the Parties at 12:00 a.m., prevailing Eastern Standard Time, on the TSA Effective Date, which is the date on which all of the following conditions have been satisfied or waived in accordance with this Agreement:

(a) each of the Company Parties shall have executed and delivered counterpart signature pages of this Agreement to counsel to each of the Parties;

(b) each Consenting Stockholder Party holding Existing Equity Interests shall have executed and delivered counterpart signature pages of this Agreement (or a Joinder) to counsel to each of the Parties;

(c) holders of at least 66.7 percent of the aggregate outstanding Term Loan Claims shall have executed and delivered counterpart signature pages of this Agreement to counsel to the Company Parties;

(d) the Company Parties shall have paid all Consenting Stakeholders’ Fees and Expenses for which an invoice has been received by the Company Parties on or before the date that is one (1) Business Day prior to the TSA Effective Date;

(e) the ABL/FILO Exit Commitment Letters and the Exit ABL/FILO Facility Amendment shall have been executed in form and substance reasonably acceptable to the Company Parties and the Required DIP Lenders; and

(f) counsel to the Company Parties shall have given notice to counsel to the Consenting Stakeholders in the manner set forth in Section 17.11 hereof (by email or otherwise) that the other conditions to the TSA Effective Date set forth in this Section 2 have occurred.

2.02. This Agreement shall be effective from the TSA Effective Date until validly terminated pursuant to the terms of this Agreement. To the extent that a Consenting Stakeholder holds, as of the date hereof or thereafter, multiple Company Claims/Interests, such Consenting Stakeholder shall be deemed to have executed this Agreement in respect of all of its Company Claims/Interests and this Agreement shall apply severally to such Party with respect to each such claim or interest held by such Party.

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Section 3. Definitive Documents.

3.01. The Definitive Documents governing the Transactions shall include all material customary documents necessary to implement the Transactions, including, but not limited to:

(a) the Plan and all documentation necessary to consummate the Plan, including the Plan, the Plan Supplement, the Disclosure Statement, the Disclosure Statement Motion, the Disclosure Statement Order, the Solicitation Materials, and the Confirmation Order (including any exhibits or supplements filed with respect to each of the foregoing);

(b) the DIP Facility Documents (including the DIP/Cash Collateral Motion and the DIP/Cash Collateral Orders);

(c) the Exit Facilities Documents;

(d) the New Organizational Documents;

(e) the New Stockholders Agreement; and

(f) all other customary documents delivered in connection with transactions of this type (including any and all material documents, Bankruptcy Court or other judicial or regulatory orders, amendments, supplements, pleadings (including any “first day” pleadings and all orders sought pursuant thereto), motions, filings, exhibits, schedules, appendices, or modifications to any of the foregoing and any related notes, certificates, agreements, and instruments (as applicable) necessary to implement the Transactions).

3.02. The Definitive Documents not executed or in a form attached to this Agreement as of the Execution Date remain subject to negotiation and completion. Upon completion, the Definitive Documents and every other document, deed, agreement, filing, notification, letter, or instrument related to the Transactions shall contain terms, conditions, representations, warranties, and covenants consistent with the terms of this Agreement, as they may be modified, amended, or supplemented in accordance with Section 15 of this Agreement. Further, any Definitive Document not executed or in a form attached to this Agreement as of the Execution Date shall otherwise be in form and substance reasonably acceptable to (a) the Company Parties, (b) the Required DIP Lenders solely to the extent such Definitive Document constitutes a Term Lender Matter, and (c) the Required Consenting Stockholder Parties solely to the extent such Definitive Document constitutes a Consenting Stockholder Party Matter. Notwithstanding anything herein to the contrary, (i) the DIP Facility Documents shall be required to be reasonably acceptable in form and substance to the Required DIP Lenders and so long as the DIP Facility Documents are consistent in all material respects with this Agreement and the Transaction Term Sheet, shall be deemed satisfied, (ii) the New Organizational Documents, the New Stockholders Agreement, and the Exit Term Loan Documents shall be required to be acceptable in form and substance to the Required DIP Lenders, (iii) the ABL/FILO Exit Commitment Letters and the Exit ABL/FILO Facility Amendment shall be required to be acceptable in form and substance solely to the Required DIP Lenders, (iv) the Exit Intercreditor Agreement shall be required to be acceptable in form and substance solely to the Required DIP Lenders, and (v) nothing herein shall abrogate the consent rights of the Required DIP Lenders (as applicable) with respect to any Definitive Documents outlined herein or in the Transaction Term Sheet. Neither the Plan, the Confirmation Order, nor any other Definitive Document may modify the form or amount of consideration to be provided to the holders of Existing Equity Interests as set forth in the Transaction Term Sheet without the consent of the Required DIP Lenders.

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Section 4. Milestones.

The following milestones (collectively, the “Milestones”) shall apply to this Agreement unless extended and/or waived in writing by the Required DIP Lenders and the Company Parties:

(a) no later than 1 Business Day following the TSA Effective Date, and in any event prior to the Petition Date, the Company Parties shall, in accordance with sections 1125 and 1126 of the Bankruptcy Code, commence solicitation of the votes necessary to approve the Plan and effectuate the Transactions, including by distributing the Plan, Disclosure Statement, and Solicitation Materials to holders of Company Claims/Interests (the “Launch”);

(b) no later than 1 day following the Launch, the Petition Date shall have occurred;

(c) within 3 days following the Petition Date, the Company Parties shall have filed the First Day Pleadings, the DIP/Cash Collateral Motion, the Plan, Disclosure Statement, and Disclosure Statement Motion seeking conditional entry of the Disclosure Statement Order;

(d) no later than 5 Business Days after the Petition Date, the Bankruptcy Court shall have entered the Interim DIP/Cash Collateral Order;

(e) no later than 35 days after entry of the Interim DIP/Cash Collateral Order, the Bankruptcy Court shall have entered the Final DIP/Cash Collateral Order; and

(f) no later than 50 days after the Petition Date, the Bankruptcy Court shall have entered the Disclosure Statement Order (on a final basis) and the Confirmation Order (which may be one order of the Bankruptcy Court);

(g) no later than 10 days after the entry of the Confirmation Order, the Transactions shall have been consummated and the Plan Effective Date shall have occurred.

Section 5. Commitments of the Consenting Stakeholders.

5.01. Affirmative Commitments. During the Agreement Effective Period, each Consenting Stakeholder agrees, in respect of all of its Company Claims/Interests, severally, and not jointly, to the extent permitted by Law and subject to the other terms hereof, to:

(a) use commercially reasonable efforts to timely and in good faith negotiate, support, implement and perform its respective obligations under, deliver, and consummate the Transactions on the terms contemplated in this Agreement, the Transaction Term Sheet, and the Definitive Documents, and, without limitation of the foregoing, in each case to the extent applicable to such Consenting Stakeholder: (i) consenting to the DIP Facility Documents, the Exit Facilities Documents and the Plan; (ii) voting all Company Claims/Interests owned or held by such Consenting Stakeholder and using commercially reasonable efforts to exercise any powers or rights available to it (including in any board, shareholders’, or creditors’ meeting or in any process requiring voting or approval to which they are legally entitled to participate), in each case in favor of any matter requiring approval to the extent necessary to implement the Transactions or reasonably requested by the Company Parties to implement the Transactions; and (iii) use commercially reasonable efforts to cooperate with and assist the Company Parties in obtaining additional support for the Transactions from the Company Parties’ other stakeholders;

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(b) use commercially reasonable efforts to support and not oppose or object to the Transactions, and use commercially reasonable efforts to take any reasonable action necessary or reasonably requested by the Company Parties in a timely manner to effectuate the Transactions in a manner consistent with this Agreement, including the timelines set forth herein; provided that the foregoing shall not require any Consenting Stakeholder to file any pleadings with respect thereto;

(c) waive, as applicable, the rights it may have as a holder of Company Claims/Interests, or provide any consents reasonably required under, the Term Loan Credit Agreement, or the Company Parties’ (or their direct or indirect parent Entities’) Organizational Documents, or provide any notices, orders, instructions, or directions to the applicable Agents that, in each case, are reasonably necessary or reasonably requested by the Company Parties to facilitate the consummation of the Transactions in accordance with the terms, conditions, and applicable timelines set forth in this Agreement and the Transaction Term Sheet;

(d) use commercially reasonable efforts to direct its respective advisors to cooperate with and assist the Company Parties in obtaining additional support for the Transactions from the Company Parties’ other stakeholders;

(e) to the extent any legal or structural impediment arises that would prevent, hinder or delay the consummation of the Transactions, negotiate in good faith with the Company Parties and the other Consenting Stakeholders appropriate additional or alternative provisions to address any such legal or structural impediment to the consummation of the Transactions;

(f) give any notice, order, instruction, or direction to any applicable Agents reasonably necessary to give effect to the Transactions;

(g) forbear from the exercise of any rights (including any right of set-off) or remedies it may have under the Term Loan Credit Agreement, and any agreement contemplated thereby or executed in connection therewith, as applicable, and under applicable U.S. or non-U.S. Law or otherwise, in each case, with respect to the following (each of this (i)-(ii), a “Specified Default”):

(i) any defaults, or potential defaults, resulting from entry into this Agreement or the Transaction, entry into or compliance with the DIP Credit Documents, or any maturities, including springing maturities, occurring during the Agreement Effective Period by any Loan Party; or

(ii) any actual or potential breach or default arising from the failure to satisfy or otherwise comply with, in part or in full, the affirmative covenants set forth in the Term Loan Credit Agreement.

Each Consenting Stakeholder specifically agrees that this Agreement constitutes a direction to each of the Agents to refrain from exercising any remedy available or power conferred to any of the Agents against the Company Parties or any of their assets, in each case, solely as a result of the existence of any Specified Default. For the avoidance of doubt, nothing in this Section 5.01(g) shall restrict or limit the Consenting Stakeholders or any of Agents from taking any action permitted or required to be taken hereunder for the purposes of consummating the Transactions, including pursuant to any Definitive Document.

(h) each Consenting Stakeholder hereby authorizes (and is hereby deemed to have authorized for all purposes under the Term Loan Credit Agreement, the Existing Intercreditor Agreement, and otherwise, without requirement for any further action or agreement) the execution and entry into the DIP Facility Documents and the Exit Facilities Documents and any documents related thereto or necessary therefor, as applicable, each in accordance with the terms set forth the Definitive Documents; and

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(i) subject to the terms and conditions hereof, take such action as may be reasonably necessary or reasonably requested by the other Consenting Stakeholders to carry out the purposes and intent of this Agreement, including making and filing any required regulatory filings.

5.02. Negative Commitments. During the Agreement Effective Period, each Consenting Stakeholder agrees, in respect of each of its Company Claims/Interests, severally, and not jointly, that, to the extent permitted by Law and subject to the other terms hereof, it shall not:

(a) object to, delay, impede, or take any other action that is intended to interfere with the acceptance, implementation, or consummation of the Transactions, including through instructions to the applicable Agents;

(b) directly or indirectly solicit, initiate, encourage, endorse, propose, file, support, approve, vote for, enter or participate in any discussions or any agreement regarding any Alternative Transaction Proposal;

(c) file any motion, pleading, or other document with any court (including any modifications or amendments to any motion, pleading, or other document with any court) that, in whole or in part, is materially inconsistent with this Agreement;

(d) initiate, or have initiated on its behalf, any litigation or proceeding of any kind with respect to this Agreement or the Transactions contemplated in this Agreement against the Company Parties or the other Parties other than to enforce this Agreement or any Definitive Document or as otherwise permitted under this Agreement or any Definitive Document;

(e) object to, delay, impede, or take any other action to interfere with the Company Parties’ ownership and possession of their assets, wherever located other than any action or inaction taken by any such Consenting Stakeholder in connection with its respective rights under the DIP Facility Documents, the Term Loan Credit Agreement, and the Existing Intercreditor Agreement, in each case of each of the foregoing, subject to the affirmative commitments set forth in Section 5.01(g);

(f) directly or indirectly, encourage any other Person to, directly or indirectly, subject to the terms hereof, (i) object to, delay, postpone, challenge, oppose, impede, or take any other action or any inaction to interfere with or delay the acceptance, implementation, or consummation of the Transactions contemplated in this Agreement (including the DIP Facility and the Exit Facilities) on the terms set forth in this Agreement, the Transaction Term Sheet, the DIP Facility Documents, the Exit Facilities Documents, the Plan, and any other applicable Definitive Document, including commencing or joining with any Person in commencing any litigation or involuntary case for relief under the Bankruptcy Code against any Company Party or any subsidiary thereof; (ii) solicit, negotiate, propose, file, support, enter into, consummate, file with the Bankruptcy Court, vote for, or otherwise knowingly take any other action in furtherance of any restructuring, workout, plan of arrangement, or chapter 11 plan for the Debtors (except a chapter 11 plan pursued in compliance with this Agreement); (iii) exercise any right or remedy for the enforcement, collection, or recovery of any claim against the Company Parties or any direct or indirect subsidiaries of the Company Parties that do not file for chapter 11 relief under the Bankruptcy Code, except in a manner consistent with this Agreement, the Transaction Term Sheet, and the DIP Facility Documents; or (iv) object to or oppose, or support any other Person’s efforts to object to or oppose, any motions filed by the Debtors that are consistent with this Agreement; or

(g) with respect to the Consenting Term Lenders, not direct any administrative agent, collateral agent, or other such agent or trustee to take any action materially inconsistent with such Consenting Term Lender’s obligations under this Agreement and, if any applicable administrative agent, collateral agent, or

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other such agent or trustee (as applicable) takes any action materially inconsistent with such Consenting Term Lender’s obligations under this Agreement, such Consenting Term Lender shall use its commercially reasonable efforts to direct such administrative agent, collateral agent, or other such agent or trustee (as applicable) to cease and refrain from taking any such action.

5.03. Commitments with Respect to Chapter 11 Cases. In addition to the affirmative and negative commitments set forth in Sections 5.01 and 5.02, during the Agreement Effective Period, each Consenting Stakeholder agrees in respect of all of its Company Claims/Interests, severally, and not jointly, that it shall:

(a) (i) to the extent such Consenting Stakeholder is entitled to vote to accept or reject the Plan pursuant to its terms, (A) vote each of its Company Claims/Interests (if applicable) to accept the Plan by delivering its duly executed and completed ballot accepting the Plan on a timely basis following the commencement of the solicitation of the Plan and its actual receipt of the Solicitation Materials, and (B) not change, withdraw, amend, or revoke (or cause or direct to be changed, withdrawn, amended, or revoked) any such vote described in the foregoing Section 5.03(a)(i); and (ii) regardless of whether such Consenting Stakeholder is entitled to vote to accept or reject the Plan, support the Releases and agree to provide or opt into, and to not opt out of or object to, the Releases set forth in the Plan consistent with the terms set forth in this Agreement (including the Transaction Term Sheet), and not change, withdraw, amend, or revoke (or cause or direct to be changed, withdrawn, amended, or revoked) any such Release;

(b) with respect to the Consenting Term Lenders, use commercially reasonable efforts to support and not object to, and to take all actions reasonably requested by the Company Parties related to, the DIP/Cash Collateral Motion and entry of the DIP/Cash Collateral Orders in accordance with this Agreement;

(c) not directly or indirectly, through any person, seek, solicit, propose, support, assist, engage in negotiations in connection with, or participate in the formulation, preparation, filing, or prosecution of any Alternative Transaction Proposal or object to or take any other action that would reasonably be expected to prevent, interfere with, delay, or impede the solicitation, approval of the Disclosure Statement, or the confirmation and consummation of the Plan and the Transactions;

(d) support and not object to the Plan or entry of the Disclosure Statement Order, or the Confirmation Order (provided that such Plan, Disclosure Statement Order, and Confirmation Order are in form and substance acceptable to the Required Consenting Stakeholders);

(e) use commercially reasonable efforts to take all actions reasonably requested by the Company Parties and necessary to support and facilitate confirmation and consummation of the Plan within the timeframes contemplated by this Agreement, including the DIP Facility (and related Backstop Fee and Participation Fee), the Exit Facilities and all related transactions; and

(f) support, and not directly or indirectly object to, delay, impede, or take any other action to interfere with any motion or other pleading or document filed by a Company Party in the Bankruptcy Court that is consistent with this Agreement.

5.04. DIP Backstop Amount.

(a) Each of the DIP Backstop Parties hereby (i) notifies the Company that such DIP Backstop Party (or funds or accounts affiliated with, managed or advised by such DIP Backstop Party) shall backstop the DIP Facility in the percentages set forth opposite each such DIP Backstop Party’s name on Exhibit 1 to the Transaction Term Sheet (the “DIP Backstop Allocation Schedule”) upon the terms set forth in this

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Agreement, the Transaction Term Sheet, and the DIP Credit Agreement (the “DIP Backstop Amount”), and (ii) agrees, subject to confirmation of the Plan, to exchange its DIP Term Loans for Exit Term Loans as set forth in the Plan and the Transaction Term Sheet.

(b) The Backstop Fee shall be fully earned upon execution of this Agreement, but subject to entry of the Interim DIP/Cash Collateral Order.

(c) The obligations of each of the DIP Backstop Parties with respect to the DIP Backstop Amount shall be several (and not joint and several), and no failure of any DIP Backstop Party to comply with any of its obligations hereunder shall prejudice the rights of any other DIP Backstop Party.

(d) Each DIP Backstop Party may assign all or a portion of its DIP Backstop Amount (together with any and all rights and obligations related thereto) hereunder to (i) any other DIP Backstop Party, (ii) any of its affiliates or related funds/accounts or (iii) any investment funds, accounts, vehicles or other entities that are managed, advised or sub-advised by such DIP Backstop Party, its affiliates or the same person or entity as such DIP Backstop Party or its affiliates (all such persons described in clauses (ii) and (iii), such Backstop Party’s “Fund Affiliates” and any assignment permitted by clauses (i) through (iii), a “Permitted DIP Assignment”); provided that, other than a Permitted DIP Assignment, the DIP Backstop Parties’ respective DIP Backstop Amounts and rights and obligations related thereto shall not otherwise be assignable by the DIP Backstop Parties without the prior written consent of the Company (not to be unreasonably withheld); provided further that in the case of a Permitted DIP Assignment, the assigning DIP Backstop Party shall provide prior written notice to the Company and the other DIP Backstop Parties one (1) day prior to such assignment.

(e) In addition, the Additional Financing Parties agree to provide the financial accommodations set forth on their respective Joinder and the Transaction Term Sheet.

(f) This Section 5.04 is intended to be solely for the benefit of the Company Parties and the DIP Backstop Parties and is not intended to and does not confer any benefits upon, or create any rights in favor of, any person other than the Company Parties and the DIP Backstop Parties, in each case, to the extent expressly set forth herein.

5.05. Additional Commitments of the Consenting Stakeholders. During the Agreement Effective Period, each Consenting Stakeholder Party agrees, severally, and not jointly, that it shall not pledge, encumber, assign, sell, or otherwise Transfer, offer, or contract to pledge, encumber, assign, sell, or otherwise Transfer, in whole or in part, any portion of its right, title, or interests in any Existing Equity Interests whether held directly or indirectly, other than any Transfer in accordance with Section 9 of this Agreement.

Section 6. Additional Provisions Regarding the Consenting Stakeholders’ Commitments.

6.01. Additional Consenting Stakeholder Commitments. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement shall: (a) affect the ability of any Consenting Stakeholder to consult with any other Consenting Stakeholder, the Company Parties, or, subject to the terms of any applicable Confidentiality Agreement, any other party in interest; (b) impair or waive the rights of any Consenting Stakeholder to assert or raise any objection not prohibited under this Agreement or any Definitive Document in connection with the Transactions; or (c) prevent any Consenting Stakeholder from (i) enforcing this Agreement or any Definitive Documents, (ii) contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or any Definitive Documents, or (iii) exercising any rights or remedies under this Agreement or any Definitive Documents.

6.02. Additional Consenting Stockholder Commitments. To the extent that, under the Plan, such Consenting Stakeholder is deemed to reject the Plan, such Consenting Stakeholder agrees with its treatment under the Plan and shall not file an objection to the Plan or support, directly or indirectly, any holder of Existing Equity Interests who objects to the Plan.

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Section 7. Commitments of the Company Parties.

7.01. Affirmative Commitments. Subject to Section 8.01 of this Agreement, during the Agreement Effective Period, each of the Company Parties agrees to:

(a) use commercially reasonable efforts to (i) pursue, consummate, and implement the Transactions on the terms and in accordance with the Milestones set forth in this Agreement (including the Transaction Term Sheet), including by negotiating the Definitive Documents in good faith, and (ii) cooperate, if necessary, with the Consenting Stakeholders to negotiate and obtain necessary approval of the Definitive Documents to consummate the Transactions;

(b) use commercially reasonable efforts and timely take all reasonable actions, including actions reasonably requested by the other Parties, necessary to facilitate the solicitation, confirmation, approval, and consummation of the Transactions, as applicable, to the extent consistent with the terms and conditions in this Agreement (including the Transaction Term Sheet);

(c) use commercially reasonable efforts to obtain any and all required or advisable governmental, regulatory, and/or third-party approvals for the Transactions;

(d) negotiate in good faith, execute, deliver, and perform its obligations under the Definitive Documents in accordance with the terms of this Agreement (including the Transaction Term Sheet) and any other required agreements to effectuate and consummate the Transactions and the transactions contemplated by the Definitive Documents;

(e) use commercially reasonable efforts to address, oppose, and/or object to the efforts of any person or Entity seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Transactions (including, if applicable, the filing of timely objections or written responses), in each case to the extent consistent with the terms and conditions in this Agreement;

(f) use commercially reasonable efforts to seek additional support for the Transactions from their other material stakeholders to the extent reasonably prudent;

(g) comply with their obligations under the respective engagement letters for the Consenting Stakeholders and pay the Consenting Stakeholders’ Fees and Expenses;

(h) operate the business of the Company in the ordinary course of its business in a manner that is consistent with its past practices and this Agreement, and use reasonable best efforts to preserve intact the Company’s business organization and relationships with third parties (including, without limitation, suppliers, distributors, customers, and governmental and regulatory authorities and employees), in each to the extent permitted by applicable orders of the Bankruptcy Court, including with respect to the DIP/Cash Collateral Orders; and

(i) notify counsel to the Consenting Stakeholders promptly (email being sufficient) after obtaining actual knowledge thereof of the happening or existence of any event that shall have made any part of the Transactions (including the Transaction Term Sheet) incapable of being consummated on or prior to the applicable Milestone(s).

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7.02. Company Party Commitments with Respect to Chapter 11.

(a) Subject to Section 8.01 of this Agreement, and with respect to the Chapter 11 Cases, during the Agreement Effective Period, each of the Company Parties agrees to:

(i) object to any motion filed with the Bankruptcy Court by any person seeking the entry of an order terminating the Company Parties’ exclusive right to file and/or solicit acceptances of a chapter 11 plan;

(ii) actively oppose and object to the efforts of any person seeking to object to, delay, impede, or take any other action to interfere with the acceptance, implementation, or consummation of the Plan or the Transactions (including, if applicable, the filing of timely filed objections or written responses);

(iii) timely file a formal objection to any motion filed with the Bankruptcy Court by a third party seeking the entry of an order (A) directing the appointment of a trustee or examiner (with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code), (B) converting the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (C) dismissing the Chapter 11 Cases;

(iv) support and take all actions as are necessary and appropriate to obtain any and all required regulatory and/or third-party approvals to consummate the Transactions and the Plan, and to cooperate with any such efforts undertaken by the Consenting Term Lenders or the other Consenting Stakeholders; and

(v) maintain their good standing under the laws of the state or other jurisdiction in which they are incorporated or organized, except to the extent that any failure to maintain such Company Party’s good standing arises solely from the filing of the Chapter 11 Cases.

7.03. Negative Commitments of the Company Parties. Subject to Section 8.01 of this Agreement, during the Agreement Effective Period, each of the Company Parties shall not directly or indirectly:

(a) object to, delay, impede, or take any other action to interfere with acceptance, implementation, or consummation of the Transaction or the Plan or otherwise commence any proceeding opposing any of the terms of this Agreement or any of the other Definitive Documents;

(b) take, or encourage any other person or entity to take, any action, directly or indirectly, that would reasonably be expected to breach or be inconsistent with this Agreement, or take any other action, directly or indirectly, that would reasonably be expected to interfere with the acceptance, implementation, or consummation of the Transactions or this Agreement;

(c) take or fail to take any action if such action or failure to act is inconsistent in any material respect with, or is intended to frustrate or impede approval, implementation, and consummation of, this Agreement, the Transactions described in this Agreement, the Transaction Term Sheet, or the Definitive Documents;

(d) subject to Section 8.02 hereof, solicit, initiate, propose, support, encourage, consent to, vote or enter into any agreement regarding any Alternative Transaction Proposal;

(e) with respect to the Chapter 11 Cases, directly or indirectly execute, agree to execute, file, or agree to file any motion, pleading, or Definitive Documents with the Bankruptcy Court or any other court (including any modifications or amendments thereof) that, in whole or in part, is materially inconsistent with this Agreement or the Plan; and

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(f) file any motion, pleading, or other document with any court (including any modification or amendments to any motion, pleadings, or other document with any court) that, in whole or in part, is materially inconsistent with this Agreement in any material respect.

Section 8. Additional Provisions Regarding Company Parties’ Commitments.

8.01. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall require a Company Party or the board of directors, board of managers, or similar governing body of a Company Party, after consulting with outside counsel, to take any action or to refrain from taking any action with respect to the Transactions to the extent such Person or Persons determine in good faith that taking or failing to take such action would be inconsistent with applicable Law or its fiduciary obligations under applicable Law, and any such action or inaction pursuant to this Section 8.01 shall not be deemed to constitute a breach of this Agreement.

8.02. Notwithstanding anything to the contrary in this Agreement, but subject to the terms of Section 8.01 and this Section 8.02, each Company Party and its directors, officers, employees, investment bankers, attorneys, accountants, consultants, and other advisors or representatives shall have the right to: (a) consider, respond to, and facilitate access to information in response to unsolicited Alternative Transaction Proposals; (b) provide access to non-public information concerning any Company Party to any Entity that (i) provides an unsolicited Alternative Transaction Proposal, (ii) executes and delivers a Confidentiality Agreement (which Confidentiality Agreement shall permit the Company to share any copies of the Alternative Transaction Proposals, the status of any discussions, and the identity of any counterparty with the Consenting Stakeholders and their respective advisors), and (iii) requests such information; and (c) enter into, maintain or continue discussions with respect to, or otherwise cooperate with, any inquiries or any proposals regarding an unsolicited Alternative Transaction Proposal if such person or entity determines, in good faith upon advice of outside counsel that failure to take such action would be inconsistent with the fiduciary duties of such person under applicable Law. The Company Parties shall, to the extent permitted by any applicable confidentiality agreement or related obligation, provide to counsel to the Consenting Stakeholders, (A) a copy of any written Alternative Transaction Proposal (and notice and a description of any oral Alternative Transaction Proposal) within one (1) Business Day of the Company or their advisors receipt of such Alternative Transaction Proposal, (B) provide counsel to each of the Consenting Stakeholders with regular updates as requested as to the status and progress of such Alternative Transaction Proposal to the extent permitted by any applicable confidentiality agreement, and (C) respond promptly to information requests and questions from counsel to each of the Consenting Stakeholders relating to such Alternative Transaction Proposal.

8.03. Nothing in this Agreement shall: (a) impair or waive the rights of any Company Party to assert or raise any objection permitted under this Agreement in connection with the Transactions; or (b) prevent any Company Party from enforcing this Agreement or contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement.

Section 9. Transfer of Interests and Securities.

9.01. During the Agreement Effective Period, no Consenting Stakeholder shall Transfer any ownership (including any beneficial ownership as defined in the Rule 13d-3 under the Exchange Act) in any Company Claims/Interests to any affiliated or unaffiliated party, including any party in which it may hold a direct or indirect beneficial interest, unless either: (a) the transferee executes and delivers to counsel to the Company Parties and the counsel to the Consenting Stakeholders, before the time of the proposed

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Transfer, a Transfer Agreement and, solely in the case of Interests (i) the transferee provides the Company Parties reasonable time to analyze the tax consequences to the Company Parties of such Transfer and (ii) the Company Parties consent to such Transfer (such consent not to be unreasonably withheld, conditioned or delayed); or (b) solely in the case of Claims, the transferee is a Consenting Stakeholder and the transferee provides notice of such Transfer (including the amount and type of Claims) to counsel to the Company Parties and the counsel to the Consenting Stakeholders in advance of the proposed Transfer.

9.02. Upon compliance with the requirements of Section 9.01, the transferor shall be deemed to relinquish its rights (and be released from its obligations) under this Agreement only to the extent of the rights and obligations in respect of such Transferred Company Claims/Interests, and the transferee shall be deemed a “Consenting Stakeholder” (as a “Consenting Term Lender” or a “Consenting Stockholder Party” as applicable) and a “Party” under this Agreement. Any Transfer in violation of Section 9.01 shall be void ab initio.

9.03. This Agreement shall in no way be construed to preclude the Consenting Stakeholders from acquiring additional Claims. Notwithstanding the foregoing, (a) such additional Claims shall automatically and immediately upon acquisition by a Consenting Stakeholder be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to counsel to the Company Parties or counsel to the Consenting Stakeholders) and (b) such Consenting Stakeholder must provide notice of such acquisition (including the amount and type of Claims acquired) to counsel to the Company Parties within three (3) Business Days of such acquisition.

9.04. This Section 9 shall not impose any obligation on any Company Party to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Stakeholder to Transfer any of its Company Claims/Interests. Notwithstanding anything to the contrary in this Agreement, to the extent a Company Party and another Party have entered into a Confidentiality Agreement, the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms, and this Agreement does not supersede any rights or obligations otherwise arising under such Confidentiality Agreements.

9.05. Notwithstanding Section 9.01, a Qualified Marketmaker that acquires any Company Claims/Interests with the purpose and intent of acting as a Qualified Marketmaker for such Company Claims/Interests shall not be required to execute and deliver a Transfer Agreement in respect of such Company Claims/Interests if (a) such Qualified Marketmaker subsequently transfers such Company Claims/Interests (by purchase, sale assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a transferee that is an entity that is not an affiliate, affiliated fund, or affiliated entity with a common investment advisor; (b) the transferee otherwise is a Permitted Transferee under Section 9.01; and (c) the Transfer otherwise is a permitted Transfer under Section 9.01. To the extent that a Consenting Stakeholder is acting in its capacity as a Qualified Marketmaker, it may Transfer (by purchase, sale, assignment, participation, or otherwise) any right, title or interests in Company Claims/Interests that the Qualified Marketmaker acquires from a holder of the Company Claims/Interests who is not a Consenting Stakeholder without the requirement that the transferee be a Permitted Transferee. Notwithstanding anything herein to the contrary, this Section 9.05 shall not apply with respect to any Interests owned or held by any Consenting Stockholder Party.

9.06. Notwithstanding anything to the contrary in this Section 9, the restrictions on Transfer set forth in this Section 9 shall not apply to the grant of any liens or encumbrances on any Claims in favor of a bank or broker-dealer holding custody of such Claims and Interests in the ordinary course of business and which lien or encumbrance is released upon the Transfer of such Claims.

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Section 10. Representations and Warranties of Consenting Term Lenders.

Each of the Consenting Term Lenders represents, warrants, and covenants to each other Party, severally, and not jointly, that, as of (i) the Execution Date and (ii) the Plan Effective Date (but, in respect of the foregoing (ii), subject to changes resulting from any Transfers made pursuant to Section 9 of this Agreement):

(a) (i) it is the beneficial or record owner of the face amount of the Company Claims/Interests or is the nominee, investment manager, advisor, or subadvisor for beneficial holders of the Company Claims/Interests reflected in such Consenting Term Lender’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated as a result of any Transfers pursuant to Section 9 of this Agreement), and (ii) having made reasonable inquiry and excluding Company Claims held by a Consenting Term Lender in such Consenting Term Lender’s capacity as a Qualified Marketmaker, it is not, to the best of its knowledge, the record owner of any Company Claims/Interests other than those reflected in such Consenting Term Lender’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated as a result of any Transfers pursuant to Section 9 of this Agreement);

(b) it has the full power and authority to act on behalf of, vote, and consent to matters concerning, such Company Claims/Interests;

(c) such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Term Lender’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed;

(d) it has the full power to vote, approve changes to, and Transfer all of its Company Claims/Interests referable to it as contemplated by this Agreement subject to applicable Law; and

(e) solely with respect to holders of Company Claims/Interests constituting securities, it is either (i) a qualified institutional buyer as defined in Rule 144A of the Securities Act, (ii) not a U.S. person (as defined in Regulation S of the Securities Act), or (iii) an institutional accredited investor (as defined in the Rules); and any securities acquired by such Consenting Term Lender in connection with the Transactions will have been acquired for investment and not with a view to distribution or resale in violation of the Securities Act.

Section 11. Representations and Warranties of Consenting Stockholder Parties.

Each of the Consenting Stockholder Parties represents, warrants, and covenants to each other Party, severally, and not jointly, that, as of (i) the Execution Date and (ii) the Plan Effective Date (but, in respect of the foregoing (ii), subject to changes resulting from any Transfers made pursuant to Section 9 of this Agreement):

(a) (i) it is the beneficial or record owner of the Company Claims/Interests Units or is the nominee, investment manager, advisor, or subadvisor for beneficial holders of the Company Claims/Interests reflected in such Consenting Stockholder Party’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated as a result of any Transfers pursuant to Section 9 of this Agreement) and (ii) having made reasonable inquiry, it is not the beneficial or record owner of any Company Claims/Interests other than those reflected in such Consenting Stockholder Party’s signature page to this Agreement or a Transfer Agreement, as applicable (as may be updated as a result of any Transfers pursuant to Section 9 of this Agreement);

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(b) it has the full power and authority to act on behalf of, vote, and consent to matters concerning, such Company Claims/Interests;

(c) such Company Claims/Interests are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition, transfer, or encumbrances of any kind, that would adversely affect in any way such Consenting Stockholder Party’s ability to perform any of its obligations under this Agreement at the time such obligations are required to be performed, other than (i) any such restriction arising under this Agreement and (ii) any such restriction arising under applicable state or federal securities Laws; and

(d) it has the full power to vote, approve changes to, and transfer all of its Company Claims/Interests referable to it above as contemplated by this Agreement subject to applicable Law.

Section 12. Representations and Warranties of Company Parties.

Each of the Company Parties represents, warrants, and covenants to each other Party that, as of the Execution Date and as of the Plan Effective Date:

(a) to the best of the Company Parties’ knowledge, the execution and delivery by it of this Agreement does not result in a breach of, or constitute (with due notice or lapse of time or both) a default (other than, for the avoidance of doubt, a breach or default that would be triggered as a result of the Chapter 11 Cases or any Company Party’s undertaking to implement the Transactions through the Chapter 11 Cases) under any material contractual obligation to which it is a party; and

(b) the execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary corporate or other organizational action on its part.

Section 13. Mutual Representations, Warranties, and Covenants.

Each of the Parties represents, warrants, and covenants to each other Party, severally, and not jointly, that, as of the Execution Date and as of the Plan Effective Date:

(a) it is validly existing and in good standing under the Laws of the state of its organization, and this Agreement is a legal, valid, and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable Laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;

(b) except as expressly provided in this Agreement, no consent or approval is required by any person or Entity in order for it to effectuate the Transactions contemplated by, and perform its respective obligations under, this Agreement;

(c) the entry into and performance by it of, and the transactions contemplated by, this Agreement do not, and will not, (i) conflict in any material respect with any Law or regulation applicable to it or with any of its certificates of incorporation, bylaws, limited liability company agreements, or other Organizational Documents, or (ii) conflict with, result in a breach of, or constitute a default under any material contractual obligation to which it is a party (provided, however, that with respect to the Company, it is understood that commencing the Chapter 11 Cases may result in a breach of or constitute a default under such obligations);

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(d) except as expressly provided in this Agreement, it has (or will have, at the relevant time) all requisite corporate or other power and authority to enter into, execute, and deliver this Agreement to effectuate the Transactions contemplated by, and perform its respective obligations under, this Agreement;

(e) it has sufficient knowledge and experience to evaluate properly the terms and conditions of this Agreement, and has been afforded the opportunity to consult with its legal and financial advisors with respect to its decision to execute this Agreement, and it has made its own analysis and decision to enter into this Agreement and otherwise investigated this matter to its full satisfaction; and

(f) except as expressly provided by this Agreement, it is not party with the other Parties to this Agreement to any restructuring or similar agreements or arrangements regarding the indebtedness of any of the Company Parties that have not been disclosed to all Parties to this Agreement.

Section 14. Termination Events.

14.01. Required DIP Lender Termination Events. This Agreement may be terminated by the Required DIP Lenders (in such capacity, a “Lender Terminating Party” and, collectively, the “Lender Terminating Parties”), by the delivery to the other Parties or counsel to the other Parties of a written notice in accordance with Section 17.11 hereof upon the occurrence of any of the following events (a “Termination Notice”):

(a) any Company Party or Consenting Stockholder Party (i) breaches in any material respect any of the representations, warranties, or covenants of such Company Parties or Consenting Stockholder Parties, as applicable, and such breach has not been cured (to the extent curable) before the earlier of (A) eight (8) days after any Lender Terminating Party transmits a written notice in accordance with Section 17.11 hereof detailing any such breach and (B) one (1) calendar day prior to any proposed Plan Effective Date, as applicable; (ii) takes any action (or refrains from taking any action) inconsistent with this Agreement; or (iii) amends or modifies (or consents to any amendment or modification of any of) the Definitive Documents other than, in each case, in a non-material or ministerial respect, unless such amendment or modification is otherwise consented to in accordance with Section 3 hereof;

(b) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Transactions and (ii) remains in effect for ten (10) Business Days after such Lender Terminating Parties transmit a written notice in accordance with Section 17.11 hereof detailing any such issuance; provided that this termination right may not be exercised by any Lender Terminating Party that sought, requested, or affirmatively consented to such ruling or order in contravention of any obligation set out in this Agreement;

(c) the Company’s execution, delivery, amendment, modification, or filing of a pleading seeking approval of, or authority to amend or modify, any Definitive Document that, in any such case, is not consistent in all material respects with this Agreement or otherwise reasonably acceptable, as the case may be as set forth in Section 3.02, to the Required DIP Lenders;

(d) any Company Party’s (i) withdrawal of the Plan (if applicable), (ii) public announcement of its intention not to support the Transactions, or (iii) filing, public announcement, or execution of a definitive written agreement with respect to an Alternative Transaction Proposal;

(e) the board of directors, board of managers, or such similar governing body of any Company Party determines, in good faith, after consulting with outside counsel, (i) that proceeding with any of the Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law, or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Transaction Proposal (including as contemplated by Section 8.01);

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(f) other than by a Lender Terminating Party, the commencement of an involuntary case against any Company Party or the filing of an involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of any Company Party, or any Company Party’s debts, or of a substantial part of any Company Party’s assets, under any federal, state, or foreign bankruptcy, insolvency, administrative receivership or similar Law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of forty-five (45) days after the filing thereof) or if any court grants the relief sought in such involuntary proceeding;

(g) any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership, or similar law now or hereafter in effect except as contemplated by this Agreement or with the prior written consent of the Required DIP Lenders, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, or (iii) makes a general assignment or arrangement for the benefit of creditors except as contemplated by this Agreement;

(h) any Definitive Document, after execution or approval of any Governmental Body, as applicable: (i) (A) contains terms, conditions, representations, warranties or covenants that are not materially consistent with the terms of this Agreement or the Transaction Term Sheet (it being understood that nothing in this Agreement shall be construed to require or allow the execution of any Definitive Document containing terms, conditions, representations, warranties, or covenants that are not consistent with the terms of this Agreement and the Transaction Term Sheet), (B) is amended or modified in a manner that is materially inconsistent with or not permitted by this Agreement or the Transaction Term Sheet without the consent of each applicable Party in accordance with its approval rights under this Agreement, or (C) is withdrawn, in each case under the foregoing subclauses (A)-(C), without the consent of each applicable Party in accordance with its approval rights under this Agreement; (ii) if such Definitive Document has been or is executed prior to the Plan Effective Date, such Definitive Document is terminated in accordance with its terms; or (iii) if such Definitive Document is an order, such order is materially stayed, reversed, vacated, or adversely modified, without the prior written consent of each applicable Party in accordance with its approval rights under this Agreement, unless the Company Parties have sought a stay of such order within fifteen (15) Business Days after the date of such issuance, and such order is stayed, reversed or vacated within forty-five (45) Business Days after the date of such issuance;

(i) the entry of an order by the Bankruptcy Court, or the support or filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required DIP Lenders), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iii) rejecting this Agreement;

(j) termination of the DIP Facility or acceleration of the obligations under the DIP Facility; and

(k) the failure to meet a Milestone, which has not been waived or extended in a manner consistent with this Agreement, which failure remains unsatisfied for at least one (1) Business Days, unless such failure is the result of any act, omission, or delay on the part of the terminating Consenting Term Lender in violation of its obligations under this Agreement.

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14.02. Company Party Termination Events. Any Company Party may terminate this Agreement as to all Parties upon prior written notice to all Parties in accordance with Section 17.11 hereof upon the occurrence of any of the following events:

(a) the breach in any material respect by one or more of the Consenting Stakeholders of any provision set forth in this Agreement that remains uncured (to the extent curable) for a period of five (5) Business Days after the terminating Company Party transmits a written notice in accordance with Section 17.11 of this Agreement detailing any such breach;

(b) the board of directors, board of managers, or such similar governing body of any Company Party determines, in good faith, after consulting with outside counsel, in accordance with Section 8, and notifies counsel to the Consenting Stakeholders that proceeding with any of the Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law; and

(c) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Transactions and (ii) remains in effect for forty-five (45) Business Days after the terminating Company Party transmits a written notice in accordance with Section 17.11 of this Agreement detailing any such issuance.

14.03. Consenting Stockholder Party Termination Events. This Agreement may be terminated solely with respect to the Consenting Stockholder Parties only by the Required Consenting Stockholder Parties (in such capacity, a “Stockholder Terminating Party”), upon written notice to the other Parties in accordance with Section 17.11 hereof upon the occurrence of any of the following events:

(a) any Company Party or Consenting Term Lender (i) breaches in any material respect any of the representations, warranties, or covenants of such Party, and such breach has not been cured (to the extent curable) before the earlier of (A) eight (8) days after such terminating Consenting Stockholder Party transmits a written notice in accordance with Section 17.11 hereof detailing any such breach and (B) one (1) calendar day prior to any proposed Plan Effective Date, as applicable; (ii) takes any action (or refrains from taking any action) inconsistent with this Agreement and that is materially adverse to the Consenting Stockholder Party Matters and the Consenting Stockholder Parties seeking termination pursuant to this provision; or (iii) amends or modifies (or consents to any amendment or modification of any of) the Definitive Documents other than, in each case, in a de minimis or ministerial respect, unless such amendment or modification is otherwise consented to in accordance with Section 3.02 hereof;

(b) the issuance by any Governmental Body, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order that (i) enjoins the consummation of a material portion of the Transactions and (ii) remains in effect for thirty (30) Business Days after any Consenting Stockholder Party transmits a written notice in accordance with Section 17.11 hereof detailing any such issuance; provided that this termination right may not apply to or be exercised by any Consenting Stockholder Party that sought or requested such ruling or order in contravention of any obligation or restriction set out in this Agreement;

(c) any Company Party’s (i) withdrawal of the Plan (if applicable), (ii) public announcement of its intention not to support the Transactions, (iii) filing, public announcement, or execution of a definitive written agreement with respect to an Alternative Transaction Proposal, or (iv) public announcement of its intent to pursue, an Alternative Transaction Proposal;

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(d) the board of directors, board of managers, or such similar governing body of any Company Party determines, after consulting with outside counsel, (i) that proceeding with any of the Transactions would be inconsistent with the exercise of its fiduciary duties or applicable Law, or (ii) in the exercise of its fiduciary duties, to pursue an Alternative Transaction Proposal (including as contemplated by Section 8.01); provided that this termination right may not be exercised by a Consenting Stockholder Party unless the events described herein remain uncured after fifteen (15) Business Days following the delivery of a Termination Notice by such Consenting Stockholder Party;

(e) other than by the Stockholder Terminating Party, the commencement of an involuntary case against any Company Party or the filing of an involuntary petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief in respect of any Company Party, or any Company Party’s debts, or of a substantial part of any Company Party’s assets, under any federal, state, or foreign bankruptcy, insolvency, administrative receivership or similar Law now or hereafter in effect (provided that such involuntary proceeding is not dismissed within a period of forty-five (45) days after the filing thereof) or if any court grants the relief sought in such involuntary proceeding;

(f) any Company Party (i) voluntarily commences any case or files any petition seeking bankruptcy, winding up, dissolution, liquidation, administration, moratorium, reorganization, or other relief under any federal, state or foreign bankruptcy, insolvency, administrative receivership, or similar Law now or hereafter in effect except as contemplated by this Agreement and with the prior written consent of the Stockholder Terminating Party, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any involuntary proceeding or petition described above, or (iii) makes a general assignment or arrangement for the benefit of creditors;

(g) any Definitive Document, after execution or approval of any Governmental Body, as applicable: (i) (A) contains terms, conditions, representations, warranties or covenants that are not materially consistent with the terms of this Agreement or the Transaction Term Sheet (it being understood that nothing in this Agreement shall be construed to require or allow for the execution of any Definitive Document containing terms, conditions, representations, warranties, or covenants that are not materially consistent with the terms of this Agreement or the Transaction Term Sheet), (B) is amended or modified in a manner that is materially inconsistent with or not permitted by this Agreement or the Transaction Term Sheet without the consent of each applicable Party in accordance with its approval rights under this Agreement, or (C) is withdrawn, in each case, without the consent of each applicable Party in accordance with its approval rights under this Agreement; (ii) if such Definitive Document has been or is executed prior to the Plan Effective Date, such Definitive Document is terminated in accordance with its terms; or (iii) if such Definitive Document is an order, such order is materially stayed, reversed, vacated, or adversely modified, without the prior written consent of each applicable Party in accordance with its approval rights under this Agreement, unless the Company Parties have sought a stay of such order within fifteen (15) Business Days after the date of such issuance, and such order is stayed, reversed or vacated within forty-five (45) Business Days after the date of such issuance; or

(h) the entry of an order by the Bankruptcy Court, or the support or filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Consenting Stockholder Parties), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iii) rejecting this Agreement.

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14.04. Termination with Respect to Chapter 11 or Unenforceability . This Agreement may be terminated (i) with respect to the Consenting Term Lenders only, by the Required DIP Lenders, and (ii) with respect to the Consenting Stockholder Parties, by, the Required Consenting Stockholder Parties, in each case, by the delivery to the other Parties or counsel to the other Parties of a written notice in accordance with Section 17.11 hereof upon the occurrence of any of the following events with respect to the Chapter 11 Cases:

(a) an order is entered by the Bankruptcy Court granting relief from the automatic stay imposed by section 362 of the Bankruptcy Code authorizing any party to proceed against any material asset of any of the Company Parties and such order materially and adversely affects any Company Party’s ability to operate its business in the ordinary course or consummate the Transactions;

(b) any Company Party files any motion or pleading with the Bankruptcy Court that is inconsistent in any material respect with this Agreement and such motion has not been withdrawn within two (2) Business Days of receipt by the Company Parties of written notice from any Required Consenting Stakeholders that such motion or pleading is inconsistent with this Agreement;

(c) any Company Party loses the exclusive right to file a chapter 11 plan or to solicit acceptances thereof pursuant to section 1121 of the Bankruptcy Code;

(d) if applicable, the entry of an order by the Bankruptcy Court, or the filing of a motion or application by any Company Party seeking an order (without the prior written consent of the Required DIP Lenders and the Consenting Stockholder Parties), (i) converting one or more of the Chapter 11 Cases of a Company Party to a case under chapter 7 of the Bankruptcy Code, (ii) appointing an examiner with expanded powers beyond those set forth in sections 1106(a)(3) and (4) of the Bankruptcy Code or a trustee in one or more of the Chapter 11 Cases of a Company Party, or (iii) rejecting this Agreement;

(e) the Bankruptcy Court enters an order denying confirmation of the Plan or, without the consent of the Required DIP Lenders and the Required Consenting Stockholder Parties, disallowing any material provision thereof and such order remains in effect for thirty (30) Business Days after entry of such order; or

(f) any court of competent jurisdiction has entered a final, non-appealable judgment or order declaring this Agreement to be unenforceable.

14.05. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among all of the following: (a) the Required Consenting Lenders; (b) the Required Consenting Stockholder Parties; and (c) each Company Party.

14.06. Automatic Termination. This Agreement shall terminate automatically as to all Parties without any further required action or notice immediately after the occurrence of the Plan Effective Date, as applicable, other than with respect to (i) the Company Parties’ obligations (or the obligations of their successors in interest) to pay the Consenting Stakeholders’ Fees and Expenses incurred through and after the Plan Effective Date, which obligation will survive automatic termination, (ii) any indemnification obligations assumed pursuant to the Transaction Term Sheet or Definitive Documents, and (iii) the provisions of this Agreement set forth in Section 17.20.

14.07. Effect of Termination. Upon the occurrence of a Termination Date as to a Party, and other than as set forth in Section 14.06 upon an automatic termination of this Agreement, this Agreement shall be of no further force and effect as to such Party and each Party subject to such termination shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and remedies that it would have had, had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Transactions or otherwise, that it would have been entitled to

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take had it not entered into this Agreement, including with respect to any and all Claims or Causes of Action. Upon the occurrence of a Termination Date prior to the Plan Effective Date, cause exists pursuant to Rule 3018 of the Federal Rules of Bankruptcy Procedure and, subject to the requirements of such rule, any and all consents, directions, votes, or ballots provided or tendered by the Parties subject to such termination with respect to the Transactions, in each case before the Termination Date, shall be deemed, for all purposes, to be null and void from the first instance and shall not be considered or otherwise used in any manner by the Parties in connection with the Transactions, this Agreement, or otherwise (without the need to seek an order of a court of competent jurisdiction or consent from the Company Parties or any other applicable Party allowing such change). Nothing in this Agreement shall be construed as prohibiting a Company Party or any of the Consenting Stakeholders from contesting whether any such termination is in accordance with its terms or to seek enforcement of any rights under this Agreement that arose or existed before a Termination Date. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict (a) any right of any Company Party or the ability of any Company Party to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Consenting Stakeholder, and (b) any right of any Consenting Stakeholder or the ability of any Consenting Stakeholder, to protect and preserve its rights (including rights under this Agreement), remedies, and interests, including its claims against any Company Party or other Consenting Stakeholder. No purported termination of this Agreement shall be effective under this Section 14.07 or otherwise if the Party seeking to terminate this Agreement is in material breach of this Agreement or directly or indirectly caused or otherwise supported any action resulting in material breach of this Agreement. Nothing in this Section 14.07 shall restrict any Company Party’s right to terminate this Agreement in accordance with Section 14.02(b). For the avoidance of doubt, nothing in this Section 14.07 shall alter the Company Parties’ obligations (or the obligations of their successors in interest) to pay the Consenting Stakeholders’ Fees and Expenses incurred through the Termination Date.

Section 15. Amendments and Waivers.

(a) This Agreement may not be modified, amended, or supplemented, and no condition or requirement of this Agreement may be waived, in any manner except in accordance with this Section 15.

(b) Except as otherwise expressly provided, this Agreement may be modified, amended, or supplemented, or a condition or requirement of this Agreement may be waived (collectively, each a “Modification/Waiver”), in a writing signed by: (i) each Company Party, (ii) if the Modification/Waiver involves a Term Lender Matter, the Required DIP Lenders, (iii) if the Modification/Waiver involves a Consenting Stockholder Party Matter, the Required Consenting Stockholder Parties, (iv) in the case of any Modification/Waiver to Section 5.01, Section 5.02, Section 5.03, or Section 5.05 that materially and adversely affects a Consenting Stakeholder, each such affected Consenting Stakeholder; (v) in the case of any Modification/Waiver to Section 5.04 that materially and adversely affects the DIP Backstop Parties, the Required DIP Lenders; (vi) in the case of any Modification/Waiver to Section 6 of this Agreement, the Required Consenting Stakeholders, (vii) in the case of any Modification/Waiver to Section 10 or Section 13 that expands the representations made by a Consenting Stakeholder thereunder, each such affected Consenting Stakeholder, and (viii) in the case of a Joinder, the Joinder will be effective upon execution by the Joinder Party, and in the case of any Modification/Waiver thereof, the Company Parties and the respective Joinder Party with the consent of the Required DIP Lenders, provided, however, that (y) if the proposed modification, amendment, waiver, or supplement has a material, disproportionate, and adverse effect on (i) the treatment of Company Claims/Interests held by a Consenting Stakeholder relative to the Company Claims/Interests of such type held by the other Consenting Stakeholders, or (ii) the rights or obligations of a Consenting Stakeholder under this Agreement or the other Definitive Documents relative to such rights or obligations of the other Consenting Stakeholders, then, in each case, the consent of each such affected Consenting Stakeholder shall also be required to effectuate such modification, amendment, waiver, or supplement, and (z) any modification, amendment, or supplement to Section 14.06 or Section 15 or any modification or amendment to the definitions of “Company Parties,” “Required Consenting Stakeholders,” “Required Consenting Stockholder Parties,” and any other defined term whose definition affects the entities covered by “Company Parties” or “Required Consenting Stakeholders,” shall require the written consent of all Parties.

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(c) Any proposed modification, amendment, waiver, or supplement that does not comply with this Section 15 shall be ineffective and void ab initio.

(d) The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver of any such right, power or remedy or any provision of this Agreement, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise of such right, power or remedy or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative and are not exclusive of any other remedies provided by Law.

Section 16. Termination of Existing Stockholders Agreement.

16.01. Effective as of the Plan Effective Date, the Existing Stockholders Agreement shall be deemed to be terminated, canceled, released, and extinguished in accordance with Section 5.9 thereof; provided that the foregoing shall not apply to any indemnification obligations assumed pursuant to the Transaction Term Sheet or Definitive Documents.

Section 17. Miscellaneous.

17.01. Acknowledgement.

(a) Each Party irrevocably acknowledges and agrees that this Agreement is not and shall not be deemed to be a solicitation for acceptances of a chapter 11 plan of reorganization.

(b) Notwithstanding any other provision in this Agreement, this Agreement is not and shall not be deemed to be an offer with respect to any securities. Any such offer will be made only in compliance with all applicable securities Laws, and/or other applicable Law.

17.02. Exhibits Incorporated by Reference. Each of the exhibits, annexes, signatures pages, and schedules attached hereto is expressly incorporated herein and made a part of this Agreement, and all references to this Agreement shall include such exhibits, annexes, and schedules.

17.03. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters specified in this Agreement, as may be reasonably appropriate or necessary from time to time, to effectuate the Transactions and intent of this Agreement.

17.04. Complete Agreement. Except as otherwise explicitly provided in this Agreement, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the Parties with respect to the subject matter of this Agreement, other than any Confidentiality Agreement.

17.05. Fees and Expenses. On the Plan Effective Date (unless otherwise provided in the DIP/Cash Collateral Orders or any other order of the Bankruptcy Court), the Company Parties shall pay or reimburse (to the extent not already paid or reimbursed by the Company pursuant to the Definitive Documents or otherwise) all Consenting Stakeholders’ Fees and Expenses that have been invoiced one (1) Business Day prior to the Plan Effective Date (and for any Consenting Stakeholders’ Fees and Expenses not invoiced by such date, shall pay or reimburse such Consenting Stakeholders’ Fees and Expenses promptly upon receipt of invoices therefor); provided, however, that the Company Parties shall not have any obligation to pay or reimburse any Consenting Stakeholders’ Fees and Expenses incurred following the Plan Effective Date.

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17.06. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE), IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH (A) THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF; AND (B) IF THE CHAPTER 11 CASES ARE FILED, THE BANKRUPTCY CODE. Any suit, action, or proceeding brought in connection with this Agreement, whether in contract, tort or otherwise, shall be brought in the federal or state courts located in the City of New York, borough of Manhattan, New York, and the Parties hereby irrevocably consent to the exclusive jurisdiction of such courts, agree not to commence any suit, action, or proceeding relating thereto except in such courts, and waive, to the fullest extent permitted by Law, the right to move to dismiss or transfer any suit, action or proceedings brought in such court on the basis of any objections as to venue or inconvenient forum or on the basis of any objection to personal jurisdiction. Notwithstanding the foregoing consent to New York jurisdiction, if the Chapter 11 Cases are commenced, each Party agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement. By executing and delivering this Agreement, and upon commencement of the Chapter 11 Cases, each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Bankruptcy Court, waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and waives any objection that the Bankruptcy Court is an inconvenient forum or does not have jurisdiction over any Party hereto.

17.07. TRIAL BY JURY WAIVER. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN ANY OF THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY DISPUTES RESOLVED IN COURT SHALL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

17.08. Execution of Agreement. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by us, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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17.09. Rules of Construction. This Agreement is the product of negotiations among the Company Parties and the Consenting Stakeholders, and in the enforcement or interpretation of this Agreement, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion of this Agreement, shall not be effective in regard to the interpretation of this Agreement. The Company Parties and the Consenting Stakeholders were each represented by counsel during the negotiations and drafting of this Agreement and continue to be represented by counsel.

17.10. Successors and Assigns; Third Parties. This Agreement is intended to (and does) bind and inure to the benefit of the Parties and their respective successors and permitted assigns, as applicable. There are no third party beneficiaries under this Agreement. The rights or obligations of any Party under this Agreement may not be assigned, delegated, or transferred to any other Entity except as expressly permitted in this Agreement.

17.11. Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)	if to a Company Party, to:

JOANN Inc.

5555 Darrow Road

Hudson, Ohio 44236

Attn: Scott Sekella; Ann Aber

Email: Scott.Sekella@joann.com; Ann.Aber@joann.com

with copies to:

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, California 90071-1560

Attn: George Davis; Ted Dillman; Greg Rodgers; Mark Morris

Email: George.Davis@lw.com; Ted.Dillman@lw.com;

Greg.Rodgers@lw.com; Mark.Morris@lw.com

(b)	if to a Consenting Stockholder Party, to:

Leonard Green & Partners, L.P.

11111 Santa Monica Boulevard, Suite 2000

Los Angeles, California 90025

Attn: Brian Coleman; Andrew Goldberg

Email: bcoleman@leonardgreen.com; agoldberg@leonardgreen.com with copies to:

Richards, Layton & Finger, P.A.

One Rodney Square, 920 North King Street

Wilmington, Delaware 19801

Attn: Mark Collins; Mike Merchant

Email: collins@rlf.com; merchant@rlf.com

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(c) if to a Consenting Term Lender, to the addresses set forth below each Consenting Term Lender’s signature to this Agreement (if any), as the case may be, with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166-0193

Attn: Scott Greenberg; Joshua Brody; Kevin Liang

Email: sgreenberg@gibsondunn.com; jbrody@gibsondunn.com;

kliang@gibsondunn.com

(d) if to an Additional Financing Party, to the addresses set forth on such Additional Financing Party’s Joinder.

17.12. Independent Due Diligence and Decision Making. Each Consenting Stakeholder hereby confirms that its decision to execute this Agreement has been based upon its independent investigation of the operations, businesses, financial and other conditions, and prospects of the Company Parties.

17.13. Waiver. If the Transactions are not consummated, or if this Agreement is terminated for any reason, nothing herein shall be construed as a waiver by any Party of any or all of such Party’s rights, remedies, Claims, and defenses and the Parties fully reserve any and all of their rights, remedies, claims, and defenses. Pursuant to Federal Rule of Evidence 408 and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms or the payment of damages to which a Party may be entitled under this Agreement.

17.14. Specific Performance. It is understood and agreed by the Parties that money damages may be an insufficient remedy for any breach of this Agreement (including Section 15 of this Agreement) by any Party, and each non-breaching Party shall be entitled to seek specific performance and injunctive or other equitable relief (without the posting of any bond and without proof of actual damages) as a remedy of any such breach, including an order of any court of competent jurisdiction requiring any Party to comply promptly with any of its obligations hereunder.

17.15. Claims. Except where otherwise specified, the agreements, representations, warranties, and obligations of the Parties under this Agreement are, in all respects, several and not joint.

17.16. Severability and Construction. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the remaining provisions shall remain in full force and effect if essential terms and conditions of this Agreement for each Party remain valid, binding, and enforceable.

17.17. Remedies Cumulative. All rights, powers, and remedies provided under this Agreement or otherwise available in respect of this Agreement at Law or in equity shall be cumulative and not alternative. The exercise of any right, power, or remedy by any Party shall not preclude the simultaneous or later exercise of any other such right, power, or remedy by such Party.

17.18. Capacities of Consenting Stakeholders. Each Consenting Stakeholder has entered into this Agreement on account of all Company Claims/Interests that it holds or beneficially owns (directly or through discretionary accounts that it manages, advises, or subsidiary-advises) and, except where otherwise specified in this Agreement, shall take or refrain from taking all actions that it is obligated to take or refrain from taking under this Agreement with respect to all such Company Claims/Interests.

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17.19. Relationship Among Parties.

(a) It is understood and agreed that no Consenting Stakeholder owes a fiduciary duty or duty of trust or confidence of any kind or form to any other Party. In this regard, it is understood and agreed that any Consenting Stakeholder may trade in Company Claims/Interests without the consent of the Company or any other Consenting Stakeholder, subject to the applicable securities laws and the terms of this Agreement. No prior history, pattern, or practice of sharing confidences among or between the Parties shall in any way affect or negate this understanding and agreement. No Consenting Stakeholder shall, as a result of its entering into and performing its obligations under this Agreement, be deemed to be a part of a “group” (as that term is used in Rule 13d of the Exchange Act) with any other Party. For the avoidance of doubt, no action taken by a Consenting Stakeholder pursuant to this Agreement shall be deemed to constitute or to create a presumption by any of the Parties that the Consenting Stakeholders are in any way acting in concert or as such a “group.”

(b) Each Consenting Stakeholder acknowledges to each other Consenting Stakeholder (including to any Person acting on behalf of such Consenting Stakeholder, including any financial or other advisor of any of the foregoing) that: (i) the Transactions described herein are arm’s-length commercial transactions among the parties hereto; (ii) it has consulted its own legal, accounting, regulatory, and tax advisors to the extent it has deemed appropriate; (iii) it has the requisite knowledge and experience in financial and business matters so that it is capable of evaluating, and understands and accepts, the terms, merits, risks, and conditions of the Transactions contemplated hereby, and has had such opportunity as it has deemed adequate to obtain such information as is necessary to permit such Consenting Stakeholder to evaluate the terms, merits, risks, and conditions of the Transactions contemplated hereby; and (iv) the Consenting Stakeholders and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the other Consenting Stakeholders and their respective affiliates, and the Consenting Stakeholders have no obligation to disclose any such interests to any other Consenting Stakeholders or the their respective affiliates. Each Consenting Stakeholder further acknowledges for the benefit of the other Consenting Stakeholders (including for the benefit of any Person acting on behalf of any other Consenting Stakeholder, including any financial, legal, or other advisor of any of the foregoing) that it has, independently and without reliance upon any statement, representation, or warranty made by any Party or Person (or any such other Party’s or Person’s financial, legal, or other advisors or representatives), other than those expressly contained in this Agreement, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and that it has not relied on the credit analysis and decision or due diligence investigation of any other Party or Person (or any such other Party’s or Person’s financial, legal, or other advisors or representatives). No securities of the Company Parties are being offered or sold hereby, and this Agreement neither constitutes an offer to sell nor a solicitation of an offer to buy any securities of the Company Parties.

17.20. Survival. Notwithstanding (a) any Transfer of any Company Claims/Interests in accordance with this Agreement or (b) the termination of this Agreement in accordance with its terms, Section 14.07, the agreements and obligations of the Parties in Section 17, and the Confidentiality Agreements shall survive such Transfer and/or termination and shall continue in full force and effect for the benefit of the Parties in accordance with the terms hereof and thereof.

17.21. Email Consents. Where a written consent, acceptance, approval, or waiver is required pursuant to or contemplated by this Agreement, including a written approval by the Company Parties or the Required Consenting Stakeholders, such written consent, acceptance, approval, or waiver shall be deemed to have occurred if, by agreement between counsel to the Parties submitting and receiving such consent, acceptance, approval, or waiver, it is conveyed in writing (including electronic mail) between each such counsel without representations or warranties of any kind on behalf of such counsel.

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17.22. Publicity of Ad Hoc Group. Except as required by Law, no Party or its advisors shall disclose to any Person (including, for the avoidance of doubt, any other Consenting Stakeholder), other than advisors to the Company, the principal amount or percentage of any Company Claims/Interests held by any member of the Ad Hoc Group without the prior written consent of such Ad Hoc Group member, as applicable (it being understood that each Ad Hoc Group member’s signature page to this Agreement shall be redacted to remove the name of such Ad Hoc Group member and the amount and/or percentage of Company Claims/Interests held by such Ad Hoc Group member), unless such disclosure is required by Law; provided, however, the foregoing shall not prohibit the disclosure of the aggregate percentage or aggregate principal amount of Company Claims/Interests held by the Ad Hoc Group, collectively.

17.23. Reporting of Claims. The Parties agree and acknowledge that the Consenting Stakeholders’ rights are reserved with respect to the reported amount of the Company Claims/Interests in each Consenting Stakeholder’s signature block (including any reporting or lack of reporting with respect to principal, accrued and unpaid interest, fees and expenses) and any disclosure made on any signature block shall be without prejudice to any subsequent assertion by or on behalf of such Consenting Stakeholder of the full amount of its Company Claims/Interests.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

[Signatures Follow]

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Company Party Signature Page to

Transaction Support Agreement

JOANN INC.

By:	/s/ Scott Sekella
Name:	Scott Sekella
Title:	Interim Office of the Chief Executive Officer, Executive VP, Chief Financial Officer & Treasurer

NEEDLE HOLDINGS LLC

By:	/s/ Scott Sekella
Name:	Scott Sekella
Title:	Interim Office of the Chief Executive Officer, Executive VP, Chief Financial Officer & Treasurer

JO-ANN STORES, LLC

By:	/s/ Scott Sekella
Name:	Scott Sekella
Title:	Interim Office of the Chief Executive Officer, Executive VP, Chief Financial Officer & Treasurer

CREATIVE TECH SOLUTIONS LLC

By:	/s/ Scott Sekella
Name:	Scott Sekella
Title:	Vice President & Treasurer

CREATIVEBUG, LLC

By:	/s/ Scott Sekella
Name:	Scott Sekella
Title:	Vice President & Treasurer

WEAVEUP, INC.

By:	/s/ Scott Sekella
Name:	Scott Sekella
Title:	Vice President & Treasurer

JAS AVIATION, LLC

By:	/s/ Scott Sekella
Name:	Scott Sekella
Title:	Vice President & Treasurer

JOANN.COM, LLC

By:	/s/ Scott Sekella
Name:	Scott Sekella
Title:	Vice President & Treasurer

JOANN DITTO HOLDINGS INC.

By:	/s/ Scott Sekella
Name:	Scott Sekella
Title:	Vice President & Treasurer

JO-ANN STORES SUPPORT CENTER, INC.

By:	/s/ Scott Sekella
Name:	Scott Sekella
Title:	Vice President & Treasurer

EXHIBIT A

Company Parties

•	Creative Tech Solutions LLC

•	Creativebug, LLC

•	JAS Aviation, LLC

•	Jo-Ann Stores Support Center, Inc.

•	Jo-Ann Stores, LLC

•	JOANN Inc.

•	JOANN Ditto Holdings Inc.

•	joann.com, LLC

•	Needle Holdings, LLC

•	WeaveUp, Inc.

EXHIBIT B

Transaction Term Sheet

JOANN INC., ET AL.

TRANSACTION TERM SHEET

March 15, 2024

THIS TRANSACTION TERM SHEET (INCLUDING ALL EXHIBITS, ANNEXES, APPENDICES, AND/OR SCHEDULES HERETO, AS AMENDED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS OF THE TRANSACTION SUPPORT AGREEMENT, THE “TRANSACTION TERM SHEET”) CONTEMPLATES A PROPOSED RESTRUCTURING AND RECAPITALIZATION OF THE BUSINESS OWNED BY JOANN INC. (“JOANN”) AND CERTAIN OF JOANN’S DIRECT AND INDIRECT SUBSIDIARIES (COLLECTIVELY WITH JOANN, THE “COMPANY PARTIES”), INCLUDING RESTRUCTURING THE COMPANY PARTIES’ OUTSTANDING INDEBTEDNESS AND EQUITY INTERESTS, TO BE IMPLEMENTED THROUGH VOLUNTARY PRE-PACKAGED CHAPTER 11 CASES IN THE BANKRUPTCY COURT (THE “TRANSACTIONS”). REFERENCE IN THIS TRANSACTION TERM SHEET IS MADE TO THAT CERTAIN TRANSACTION SUPPORT AGREEMENT (AS AMENDED, SUPPLEMENTED, OR OTHERWISE MODIFIED FROM TIME TO TIME IN ACCORDANCE WITH THE TERMS THEREOF, THE “TRANSACTION SUPPORT AGREEMENT”) BY AND AMONG THE COMPANY PARTIES AND THE OTHER PARTIES THERETO, DATED AS OF THE DATE OF THIS TRANSACTION TERM SHEET. THE TRANSACTIONS WILL BE IMPLEMENTED IN ACCORDANCE WITH THE TRANSACTION SUPPORT AGREEMENT AND THIS TRANSACTION TERM SHEET.1

THIS TRANSACTION TERM SHEET IS NOT (NOR SHALL IT BE CONSTRUED AS) AN OFFER OR A SOLICITATION WITH RESPECT TO ANY SECURITIES OF THE COMPANY PARTIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY CHAPTER 11 PLAN. ANY SUCH OFFER OR SOLICITATION OF ANY EQUITY SECURITIES OF THE COMPANY PARTIES SHALL COMPLY WITH ALL APPLICABLE SECURITIES LAWS.

THIS TRANSACTION TERM SHEET IS A SETTLEMENT PROPOSAL TO CERTAIN LENDERS UNDER THE COMPANY PARTIES’ ABL FACILITY CREDIT AGREEMENT (INCLUDING CERTAIN HOLDERS OF THE FILO TERM LOANS) AND TERM LOAN CREDIT AGREEMENT, AND CERTAIN HOLDERS OF INTERESTS IN JOANN IN FURTHERANCE OF SETTLEMENT DISCUSSIONS. ACCORDINGLY, THIS TRANSACTION TERM SHEET IS PROTECTED BY RULE 408 OF THE FEDERAL RULES OF EVIDENCE AND ANY OTHER APPLICABLE STATUTES OR DOCTRINES PROTECTING THE USE OR DISCLOSURE OF CONFIDENTIAL SETTLEMENT DISCUSSIONS.

THIS TRANSACTION TERM SHEET IS FOR DISCUSSION PURPOSES ONLY AND DOES NOT PURPORT TO SUMMARIZE ALL OF THE TERMS, CONDITIONS, REPRESENTATIONS, WARRANTIES, AND OTHER PROVISIONS WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS TRANSACTION TERM SHEET, WHICH TRANSACTIONS WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS AND CONDITIONS SET FORTH IN THIS TRANSACTION TERM SHEET AND THE TRANSACTION SUPPORT AGREEMENT AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

[1]

Capitalized terms used but not otherwise defined in this Transaction Term Sheet shall have the meaning ascribed to them in the Transaction Support Agreement or the other term sheets or documents annexed hereto, as applicable.

Overview

Implementation	This Transaction Term Sheet contemplates the restructuring of the existing capital structure of the Company Parties, to be consummated pursuant to a “straddle” prepackaged chapter 11 plan of reorganization, consistent in all respects with the Transaction Support Agreement, this Transaction Term Sheet and the Plan, to be confirmed by the Bankruptcy Court in the Chapter 11 Cases.[2]

Overview of Transactions

On or after the TSA Effective Date and prior to the Petition Date, the Company Parties shall:

1.  issue an 8-K disclosing entry into the Transaction Support Agreement and launch of solicitation, along with cleansing information; and

2.  commence solicitation of the votes of the holders of the ABL Claims, the FILO Claims, and the Term Loan Claims necessary to approve the Plan and effectuate the Transactions.

Following the entry of the Interim DIP/Cash Collateral Order and the Final DIP/Cash Collateral Order (as applicable), the DIP Lenders will provide the DIP Facility, to be comprised of upto $142 million[3] DIP Term Loans, of which (i) $95 million[4] shall be available upon entry of the Interim DIP/Cash Collateral Order, (ii) $12 million shall be available upon entry of the Final DIP/Cash Collateral Order, (iii) $25 million shall consist of converted trade payables into an equivalent amount of DIP Term Loans upon entry of the Interim DIP/Cash Collateral Order, and (iv) up to $10 million of an accordion facility (the “Accordion Facility”), which is not yet committed and such commitment is solely dependent on participation from either non-members of the Ad Hoc Group (as defined in the TSA) who are holders of Term Loan Claims or third parties[5] on the terms set forth in the DIP Facility Documents, shall be available upon entry of the Final DIP/Cash Collateral Order to the extent committed.

The DIP Facility will be backstopped by the DIP Backstop Parties and offered pro rata to all holders of Term Loan Claims in accordance with the terms set forth herein and in the Transaction Support Agreement.

Pursuant to the Transactions, on the Plan Effective Date:

1.  the $500 million ABL Facility shall be, at the Company Parties’ option, (i) with the consent of the Required DIP Lenders and the FILO Term Loan Agent, refinanced or (ii) assumed and remain outstanding, in accordance with the Exit ABL/FILO Facility Amendment;

2.  the $100 million FILO Term Loans shall be assumed and remain outstanding in accordance with the Exit ABL/FILO Facility Amendment;

[2]

The “Debtors” in the Chapter 11 Cases are: JOANN Inc.; Needle Holdings LLC; Jo-Ann Stores, LLC; Creative Tech Solutions LLC; Creativebug, LLC; WeaveUp, Inc.; JAS Aviation, LLC; joann.com, LLC; JOANN Ditto Holdings Inc.; and Jo-Ann Stores Support Center, Inc.

[3]	Plus any payment-in-kind fees on account of the Backstop Fee and the Participation Fee (each as defined below).
[4]

Upon entry of the Interim DIP/Cash Collateral Order, $85 million DIP Term Loans shall be made available by the DIP Backstop Parties (with another $12 million being made available by the DIP Backstop Parties upon entry of the Final DIP/Cash Collateral Order) and $10 million DIP Term Loans shall be made available by Project Swift LLC.

[5]	For avoidance of doubt, any funding of the Accordion Facility by a third-party is subject to consent of the Required DIP Lenders.

2

the $153.4[6] million DIP Term Loans will be exchanged for the Exit Term Loans (or up to $165.4[7] million DIP Term Loans will be exchanged for the Exit Term Loans to the extent the full $10 million Accordion Facility is committed and funded); and

4.  the New Equity Interests will be issued to the holders of Term Loan Claims pro rata, subject to dilution by the MIP, the Participation Fee, and the New Equity Interests issued to certain Additional Financing Parties.

On or as promptly as reasonably practicable following the Plan Effective Date and the consummation of the Transactions, the Company shall have completed or substantially completed the termination of registration from all securities under sections 13 and 15(d) of the Exchange Act and will continue as a private company.

Existing Capital Structure

Prepetition ABL Claims: All claims arising under or related to the $500 million ABL Facility (the “ABL Claims”), including (i) an aggregate principal amount of approximately $286,392,067.52 of borrowings outstanding thereunder and (ii) approximately $21,384,270.50 of undrawn revolving commitments plus, in each case, any accrued but unpaid fees and interest in respect thereof (the “ABL Loans”).

Prepetition FILO Claims: All claims arising under or related to the FILO Term Loans (the “FILO Claims”), including an aggregate principal amount of approximately $115,661,863[8] of borrowings outstanding thereunder plus any accrued but unpaid interest in respect thereof.

Prepetition Term Loan Claims: All claims arising under or related to the Term Loan Credit Agreement (the “Term Loan Claims”), including an aggregate principal amount of approximately $658,125,000 of borrowings thereunder outstanding and any accrued but unpaid fees and interest in respect thereof (the “Term Loans”).

General Unsecured Claims: All Claims against the Company Parties that are not secured and are not Subordinated Claims.

Existing Equity Interests: Any issued, unissued, authorized, or outstanding shares of common stock, preferred shares, or other instrument evidencing an ownership interest in JOANN, whether or not transferable, together with any warrants, equity-based awards, or contractual rights to purchase or acquire such equity interests (including under any employment or benefits agreement) at any time and all rights arising with respect thereto that existed immediately before the Plan Effective Date. For the avoidance of doubt, Existing Equity Interests include any equity interests held by the Consenting Stockholder Parties and any equity interests issued to a Company Party’s current or former employees and non-employee directors, various forms of long-term incentive compensation, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares/units, incentive awards, cash awards, and other stock-based awards, in each case, whether vested or unvested.

[6]

Includes $132 million principal of DIP Term Loans plus $19.4 million in additional loans on account of the Backstop Fee (as defined below) plus $2.0 million in additional loans on account of fees payable to an Additional Financing Party pursuant to the Transaction Support Agreement.

[7]	Includes $142 million principal of DIP Term Loans plus $23.4 million in additional loans on account of the Backstop Fee.
[8]

Inclusive of the FILO Prepayment Premium and the unpaid portion of the Collateral Monitoring Fee (as defined in the FILO Fee Letter) that was earned as of the Petition Date for the first year of the FILO defined in the FILO Fee Letter) that was earned as of the Petition Date for the first year of the FILO Facility, pursuant to the terms of the ABL Credit Agreement and related documents in respect of the ABL Facility.

3

Definitive Documents	All Definitive Documents shall be subject to the rights and obligations set forth in Section 3 of the Transaction Support Agreement. Failure to reference such rights and obligations as it relates to any document referenced in this Transaction Term Sheet shall not impair such rights and obligations.

DIP Financing

Overview

The Transactions will be financed by the DIP Facility on the terms and conditions set forth in the DIP Credit Agreement and other DIP Facility Documents. The DIP Facility shall consist of an aggregate principal amount of $132 million in “new money” loans and other financial accommodations plus up to $10 million in the Accordion Facility (collectively, the “DIP Term Loans” and the holders thereof, the “DIP Lenders”), of which (i) $120 million will be drawn upon the entry of the Interim DIP/Cash Collateral Order, (ii) $12 million will be available upon the entry of the Final DIP/Cash Collateral Order, and (iii) up to $10 million will be available to be drawn upon the entry of the Final DIP/Cash Collateral Order to the extent committed by other third-parties.[9]

The Company Parties shall seek, and the Consenting Term Lenders shall support, entry of the DIP/Cash Collateral Orders, which shall be consistent in all material respects with this Transaction Term Sheet and otherwise acceptable to the Company Parties and the Required DIP Lenders.

The DIP Loans to be provided under the Accordion Facility and by the Additional Financing Parties, as set forth in the relevant Joinders, will comprise separate facilities under the DIP Facility Documents.

Security Interest

Security: Each of the DIP/Cash Collateral Orders shall provide that all claims arising under or related to the DIP Facility (the “DIP Claims”), subject to the Carve Out, shall be superpriority administrative claims and secured by (i) first liens on any unencumbered assets and priming first all Term Loan Priority Collateral, which shall be senior to the Prepetition Liens on account of the Term Loans and subject only to Permitted Prior Liens; (ii) priming second liens on all ABL/FILO Priority Collateral, which shall be senior to the Prepetition Liens on account of the Term Loans and subject only to Permitted Prior Liens; and (iii) in the case of any other perfected non-avoidable liens existing at the Petition Date or that are perfected thereafter as permitted under Section 546(b) of the Bankruptcy Code (the “Permitted Prior Liens”), liens immediately junior in priority to such liens (the liens described in clauses (i)-(iii), the “DIP Liens” and the collateral securing such liens the “DIP Collateral”). The Final DIP/Cash Collateral Order shall provide that the DIP Claims be secured by the proceeds of any avoidance actions brought pursuant to chapter 5 of the Bankruptcy Code, section 724(a) of the Bankruptcy Code, and any other avoidance actions under the Bankruptcy Code or applicable state law equivalents.

Definitions: As used herein:

•  “Term Loan Priority Collateral” has the meaning set forth in the Existing Intercreditor Agreement, which includes all of the following assets of the Debtors other than certain assets and proceeds thereof which constitute ABL/FILO Priority Collateral: (a) all equipment, fixtures, real property, intercompany indebtedness between or among the Debtors or their

[9]	For avoidance of doubt, any funding of the Accordion Facility by a third-party is subject to consent of the Required DIP Lenders.

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affiliates, and intellectual property, and all equity interests held by Jo-Ann Stores, LLC; (b) all instruments, commercial tort claims, documents, and general intangibles; (c) any deposit accounts, securities accounts, or commodity accounts that are intended to solely contain Term Priority Collateral, and the contents thereof; (d) all other collateral other than ABL/FILO Priority Collateral; and (e) all collateral security and guarantees with respect to the foregoing and all cash, money, insurance proceeds, instruments, securities, and financial assets received as proceeds of any of the foregoing.

•  “ABL/FILO Priority Collateral” has the meaning set forth in the Existing Intercreditor Agreement, which includes all of the following assets of the Debtors, other than certain assets and proceeds thereof which constitute Term Loan Priority Collateral: (a) all credit card receivables and all accounts; (b) cash, money, and cash equivalents; (c) all deposit accounts, securities accounts, and commodity accounts, and the contents therein (in each, excluding accounts referenced in clause (c) of the definition of Term Loan Priority Collateral set forth above); (d) all inventory; and (e) documents, general intangibles, instruments, chattel paper, commercial tort claims, supporting obligations, letter-of-credit rights, books and records, and collateral security and guarantees evidencing, governing, or relating to any of the items referred to in the preceding clauses (a) through (d).

•  “Prepetition Collateral” means the Term Loan Priority Collateral and the ABL/FILO Priority Collateral.

•  “Prepetition Liens” means all liens and security interests on the Prepetition Collateral.

Carve Out: The DIP Claims, DIP Liens, Prepetition Liens, and adequate protection liens and claims to be subject to the Carve Out, as set forth and defined in the DIP/Cash Collateral Orders.

DIP Commitments and Allocation	Subject to the entry of the Interim DIP/Cash Collateral Order and the other conditions described herein, the Consenting Term Lenders set forth on the DIP Backstop Allocation Schedule (the “DIP Backstop Parties”) shall backstop and fund the full amount of the DIP Facility (the “DIP Funding”). Prior to entry of the Final DIP/Cash Collateral Order, the DIP Term Loans shall be syndicated and made available to all holders of Term Loan Claims that are not or were not previously members of the Ad Hoc Group and held such Term Loan Claims as of the Petition Date, subject to a cap of 13% of $96 million DIP Term Loans, on a pro rata basis so long as such holders are a party, or execute a joinder (substantially in the form of joinder attached as Exhibit C to the Transaction Support Agreement), to the Transaction Support Agreement and pursuant to such joinder agree to participate in the DIP Funding pursuant to the terms of this Transaction Term Sheet, the Transaction Support Agreement, and the DIP Facility Documents and prior to a date (the “DIP Joinder Deadline”) to be determined by the Debtors and the Required DIP Lenders (those holders who elect to participate in the DIP Facility, the “DIP Lenders,” and the DIP Lenders holding at least 50.01% of the aggregate outstanding principal amount and commitments of the DIP Facility at the time of determination, the “Required DIP Lenders”). The right to participate in the DIP Facility is hereinafter referred to as the “DIP Funding Right.”

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To the extent that a holder of Term Loan Claims does not elect to participate in their pro rata share of the DIP Funding Right, or fails to be a party to or execute a joinder (substantially in the form of joinder attached as Exhibit C to the Transaction Support Agreement) to the Transaction Support Agreement prior to the DIP Joinder Deadline, the deficit will be backstopped by the DIP Backstop Parties pursuant to the backstop allocation schedule in the form attached hereto as Exhibit 1 (the “DIP Backstop Allocation Schedule”).

Following entry of the Final DIP/Cash Collateral Order, the DIP Term Loans will be allocated among the DIP Lenders in accordance with the DIP Backstop Allocation Schedule or the DIP Funding allocation provided on such DIP Lender’s joinder to the Transaction Support Agreement, as applicable (the “DIP Closing”).

Following entry of the Interim DIP/Cash Collateral Order, any third-party, subject to the consent of the Required DIP Lenders, shall have the ability to participate in the DIP Facility by committing to fund up to $10,000,000 of the Accordion Facility subject to the terms of the DIP Facility Documents. Following entry of the Final DIP/Cash Collateral Order, the Debtors may access the Accordion Facility.

Conditions Precedent

Conditions Precedent to DIP Funding: The DIP Funding shall be subject to the satisfaction (or waiver by the Required DIP Lenders) of the following conditions:

•  on the date of the DIP Funding and immediately after giving effect to the DIP Funding, no default or event of default under the DIP Facility Documents shall have occurred and be continuing (subject to any applicable cure periods);

•  each of the representations and warranties set forth in the DIP Facility Documents shall be true and correct in all material respects on and as of the date of the DIP Funding with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date);

•  the Interim DIP/Cash Collateral Order or the Final DIP/Cash Collateral Order, as applicable, shall have been entered by the Bankruptcy Court and effect and shall not have been vacated, reversed, modified, amended or stayed in any respect without the consent of the Required DIP Lenders;

•  the Transaction Support Agreement shall be in full force and effect and no Termination Event shall have occurred and be continuing; and

•  the DIP Agent shall have received a borrowing notice.

Conditions Precedent to DIP Closing: The DIP Closing shall be subject to usual and customary conditions precedent for debtor-in-possession financings, to be agreed by the Company and the Required DIP Lenders and set forth in the DIP Credit Agreement.

Use of Proceeds

The Debtors’ use of DIP Loans shall be (subject to Permitted Variances) in accordance with the budget subject to the Required DIP Lenders’ approval (the “DIP Budget”). The proceeds of the DIP Facility may be used for general corporate purposes, payment of administrative expenses and operating expenses while in chapter 11, and maintenance of minimum liquidity of $5 million (to be determined in good faith by the Company and the Required DIP Lenders), subject to the DIP Budget.

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As set forth in the Interim DIP/Cash Collateral Order and upon entry thereof, the Debtors shall be authorized and directed to deposit all proceeds of the DIP Loans into a segregated account ending in 0645 at KeyBank (the “DIP Proceeds Account”), which DIP Proceeds Account shall not be subject to or be encumbered by any Prepetition ABL and FILO Liens or Adequate Protection Liens granted to the Prepetition ABL and FILO Agent to secure the Prepetition ABL and FILO Obligations.

Events of Default

Usual and customary for debtor-in-possession financings and other Events of Default to be agreed by the Company and the Required DIP Lenders and set forth in the DIP Credit Agreement. The DIP Credit Agreement shall provide for customary remedies for an Event of Default that remains continuing, including the accrual of interest at the Default Rate.

The DIP/Cash Collateral Orders shall contain provisions governing the exercise of remedies consistent with debtor-in-possession financing orders customarily entered by the Bankruptcy Court.

Maturity and Interest Rate

DIP Maturity: The DIP maturity shall be the earliest of (i) 60 days after the Petition Date, (ii) the Plan Effective Date, (iii) acceleration as a result of an Event of Default (as such term is defined in the DIP Credit Agreement) that has occurred and is continuing, (iv) the date the Bankruptcy Court orders a conversion of the Chapter 11 Cases to a chapter 7 liquidation or the dismissal of the chapter 11 case of any Debtor, and (v) the closing of any sale of assets pursuant to section 363 of the Bankruptcy Code, which when taken together with all other sales of assets since the Petition Date, constitutes a sale of all or substantially all of the assets of the Debtors.

Interest Rate: Under the DIP Facility, the DIP Term Loans shall bear interest at a rate of SOFR + 950 bps, to be paid in cash. There shall be no credit spread adjustment.

Fees

Backstop Fee: In exchange for the DIP Backstop Parties’ agreement to backstop the entire amount of the DIP Facility, each DIP Backstop Party, as well as Project Swift LLC, shall receive its pro rata share of a backstop fee comprising 20% of DIP Term Loans in the form of an assumption of an equivalent amount of such DIP Backstop Party’s Term Loan Claims, up to the amount thereof, and thereafter paid in kind (the “Backstop Fee”); provided that any interest on additional DIP Term Loans payable as part of the Backstop Fee shall be payable in kind; provided further that to the extent a DIP Backstop Party does not hold Term Loan Claims sufficient to pay the Backstop Fee, such amount of the Backstop Fee shall be paid in an equivalent amount of DIP Term Loans. The Backstop Fee shall be earned on the date of execution of the Transaction Support Agreement, but subject to entry of the Interim DIP/Cash Collateral Order, and thereafter constitute DIP Claims. Any third party[10] that funds the Accordion Facility shall be entitled to, with the consent of the Required DIP Lenders, a fee no worse for the Company than being paid to the DIP Backstop Parties.

Participation Fee: In exchange for the DIP Lenders’ agreement to fund the DIP Facility, each applicable DIP Lender[11] shall receive its pro rata share of a participation fee comprising, (i) if the Plan is confirmed, 85% of the New Equity Interests (subject to dilution of the MIP), or (ii) if the Plan is not confirmed, $28 million DIP Term Loans, payable in

[10]	For avoidance of doubt, any funding of the Accordion Facility by a third-party is subject to consent of the Required DIP Lenders.
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For avoidance of doubt, Project Swift LLC shall be the only Additional Financing Party providing “new money” DIP Term Loans and thus entitled to receive a share of the Participation Fee as set forth on its Joinder.

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kind (the “Participation Fee”); provided that any interest on additional DIP Term Loans payable as part of the Participation Fee shall be payable in kind. The Participation Fee shall be earned on the date of entry of the Final DIP/Cash Collateral Order and thereafter constitute DIP Claims.

There shall be no commitment fees, exit fees or prepayment premium.

Approved Budget

Initial DIP Budget: The “Initial DIP Budget” shall be attached to the Interim DIP/Cash Collateral Order and may be modified or extended from time to time by the Debtors with the prior written consent of the Required DIP Lenders. The Initial DIP Budget shall include projections for the initial nine (9) week period following the Petition Date (the “Initial Budget Period”).

Budget Updates: Fourteen days prior to the expiration of the Initial Budget Period, the Debtors shall deliver an updated nine (9) week budget to the Consenting Term Lender Advisors (a “Proposed DIP Budget”) that, upon approval by the Required DIP Lenders, shall become an “Approved DIP Budget” effective as of the first day following the expiration of the Initial DIP Budget. If the Proposed DIP Budget is not approved, then the Initial DIP Budget or last Approved DIP Budget (as applicable) will remain in full force and effect until a Proposed DIP Budget is approved.

Budget Testing

Testing Date: Permitted Variances shall be reported on the Thursday following the last Friday of each completed week (each such Friday, a “Testing Date”). For the avoidance of doubt, there shall be no testing of covenant compliance during the two full weeks after the Petition Date, as outlined below.

Variance Report: The Debtors shall prepare a variance report (the “Variance Report”), and deliver such Variance Report to the Consenting Term Lender Advisors setting forth for the period commencing each Friday and ending on the following Thursday of any completed week thereafter (the “Testing Period”) ending on the Testing Date:

•  a line item comparison covering the Testing Period just ended setting forth the actual operating cash receipts and the actual disbursements against the amount of the Debtors’ projected operating cash receipts and projected disbursements, respectively, as set forth in the (i) Initial DIP Budget or (ii) Approved DIP Budget; and

•  as to each variance contained the Variance Report, an indication as to whether such variance is temporary or permanent and an explanation in reasonable detail for any variance.

Permitted Variances

Following the first two full weeks after the Petition Date, during which period compliance with the budget shall not be tested, covenant compliance will be tested weekly.

Actual operating disbursements and actual operating cash receipts shall be tested against the Initial DIP Budget (or, if one or more Approved DIP Budgets have been subsequently approved, such Approved DIP Budget, solely with respect to the period covered by such subsequent Approved DIP Budget, it being understood that to the extent the Initial DIP Budget and/or any subsequent Approved DIP Budgets cover overlapping periods of time, the most recent Approved DIP Budget shall govern) during each Testing Period.

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The Debtors shall comply with the Approved DIP Budget, subject to the following permitted variances (as amended from time to time, the “Permitted Variances”):

With respect to the first Variance Report:

•  aggregate operating cash receipts shall not be less than 80% of the projected operating cash receipts set forth in the Approved DIP Budget; and

•  aggregate actual operating disbursements shall not exceed 120% of the projected disbursements set forth in the Approved DIP Budget; provided that, for the avoidance of doubt, the actual operating disbursements considered for determining compliance shall exclude the Debtors’ disbursements in respect of professional fees (including all Consenting Stakeholders’ Fees and Expenses).

With respect to the second Variance Report:

•  aggregate operating cash receipts shall not be less than 80% of the projected operating cash receipts set forth in the Approved DIP Budget; and

•  aggregate actual operating disbursements shall not exceed 115% of the projected disbursements set forth in the Approved DIP Budget; provided that, for the avoidance of doubt, the actual operating disbursements considered for determining compliance shall exclude the Debtors’ disbursements in respect of professional fees (including all Consenting Stakeholders’ Fees and Expenses).

With respect to each subsequent Variance Report:

•  aggregate operating cash receipts shall not be less than 85% of the projected operating cash receipts set forth in the Approved DIP Budget on a cumulative basis; and

•  aggregate actual operating disbursements shall not exceed 110% of the projected disbursements set forth in the Approved DIP Budget on a cumulative basis; provided that, for the avoidance of doubt, the actual operating disbursements considered for determining compliance shall exclude the Debtors’ disbursements in respect of the Consenting Stakeholders’ Fees and Expenses.

The Permitted Variances are based on the current prepetition DIP Budget provided by the Company Parties. In connection with the consideration of the Initial DIP Budget, a Proposed DIP Budget, or otherwise, the Permitted Variances may be modified in form and substance acceptable to the Debtors and the Required DIP Lenders.

Use of Cash Collateral and Adequate Protection

Prior to the filing of the Chapter 11 Cases, the Company Parties and the Consenting Term Lenders (together with the ABL Lenders and FILO Lenders) shall negotiate terms for the consensual use of cash collateral, which terms, for the avoidance of doubt, shall be memorialized in each of the DIP/Cash Collateral Orders and shall include customary terms and conditions related to the adequate protection to be provided to such lenders (including pursuant to the term set forth herein).

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Such adequate protection shall include:

•  replacement liens on any Prepetition Collateral and DIP Collateral (with such replacement liens immediately junior to the DIP Liens) solely to the extent of any diminution in value of the such lender’s interest in the Prepetition Collateral securing such holder’s Claims (a “Diminution in Value”); provided that the adequate protection liens with respect to ABL Claims and FILO Claims will be: (i) senior to the DIP Liens and the adequate protection liens with respect to Term Loan Claims on the ABL/FILO Priority Collateral; and (ii) junior to the DIP Liens, adequate protection liens, and Term Loan Claims with respect to the Term Loan Priority Collateral;

•  ABL Claims and FILO Claims shall continue to accrue and be paid interest at the applicable non-default contract rate through the Chapter 11 Cases solely to the extent provided by section 506(b) of the Bankruptcy Code and applicable law; and

•  reimbursement of the reasonable and documented out-of-pocket fees and expenses of such lenders, including the fees and expenses of the Consenting Term Lender Advisors.

Other Terms

No DACA: No deposit account control agreements, securities account control agreements, or other bank accounts control agreements shall be required; provided that the DIP/Cash Collateral Orders are acceptable in form and substance to the Required DIP Lenders.

Syndication Costs: The Company Parties shall bear any fees, costs, and expenses related to any seasoning or syndication process, including, without limitation, costs associated with hiring a fronting bank.

Waivers: Upon entry of and pursuant to the Final DIP/Cash Collateral Order, Bankruptcy Code section 506(c), Bankruptcy Code section 552(b), and marshalling waivers for the benefit of the DIP Lenders.

Covenants: To include minimum liquidity covenant of $5 million during the Chapter 11 Cases, (b) compliance with the milestones set forth in the Transaction Support Agreement, (c) negative covenants substantially similar to the Term Loan Credit Agreement to be agreed by the Company Parties and the Required DIP Lenders, and (d) such other covenants (including those set forth herein) consistent with other debtor-in-possession financings and satisfactory to the Required DIP Lenders. For the avoidance of doubt there shall be no other financial maintenance or related covenants.

Reporting Requirements: Customary reporting requirements acceptable to the Required DIP Lenders.

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Carve Out: DIP Claims, ABL Claims, FILO Claims, Term Loan Claims, DIP Liens, Prepetition Liens, and adequate protection liens and claims to be subject to Carve Out, as set forth in the DIP/Cash Collateral Orders.

Obligors / Guarantors: Needle Holdings LLC as obligor and all other Debtors as guarantors.

Ratings: Company shall use best efforts to obtain ratings from S&P and Moody’s for the DIP Term Loans, provided that no particular ratings shall be required.

Conflict: In the event of a conflict between the terms in this section of this Transaction Term Sheet, the DIP/Cash Collateral Orders, and any of the DIP Facility Documents, such DIP/Cash Collateral Orders and DIP Facility Document(s) shall control over this Transaction Term Sheet.

Exit Facilities

Overview

On the Plan Effective Date, the Debtors will enter into the Exit Facilities Documents, which shall include the Exit Term Loan Credit Agreement and the Exit ABL/FILO Facility Amendment.

The Exit Term Loan Credit Agreement shall provide for up to $165.4[12] million aggregate principal amount of exit term loans (plus accrued interest) comprised of converted DIP Term Loans in the same aggregate principal amount (plus accrued interest) based on amounts outstanding under the DIP Facility on the Plan Effective Date (the “Exit Term Loans”).

The Exit ABL/FILO Facility Amendment, shall provide for (i) a senior secured asset based revolving credit facility providing for revolving loans substantially similar to the ABL Loans (the “Exit ABL Loans”), (ii) a series of subordinated secured first-in last-out loans to be substantially similar to the FILO Term Loans (the “Exit FILO Loans”), and (iii) a six-month maturity extension related to the ABL Loans and the FILO Term Loans under the ABL Facility Credit Agreement.

Exit Term Loans

Participation: Pursuant to the Plan, the DIP Term Loans will be exchanged for the Exit Term Loans on a pro rata basis to the DIP Lenders.

Security: The Exit Term Loans shall be secured by perfected first priority liens on all Term Loan Priority Collateral and second priority liens on all ABL/FILO Priority Collateral, subject to usual and customary exceptions for facilities of this type and on the terms and conditions set forth in the Exit Credit Agreement, which shall be in form and substance acceptable to the Debtors and the DIP Lenders.

[12]	Includes $142 million principal of DIP Term Loans plus $23.4 million in additional loans on account of the Backstop Fee assuming the Accordion Facility is fully committed and funded.

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Maturity: The Exit Term Loans shall mature on April 2028.

Interest: SOFR + 950 bps, to be paid in cash. There shall be no credit spread adjustment. The first interest payment on the Exit Term Loans shall be deferred to September 2024.

Amortization: 1.00% of initial principal amount per annum, paid quarterly, commencing with the first full fiscal quarter after the Plan Effective Date.

Call Protection: NC-1 / 102 / Par.

Other: Customary affirmative, negative, and financial covenants for loans of this nature, substantially consistent in scope with the existing Term Loans, and acceptable to the Required DIP Lenders and the Company. Customary reporting rights acceptable to the Required DIP Lenders and the Company. Other customary provisions of loans of this nature to be included acceptable to the Required DIP Lenders. The Company shall use reasonable best efforts to obtain ratings from S&P and Moody’s for the Exit Term Loans within thirty days of emergence and a corporate family rating for the borrower from each of S&P and Moody’s, provided that no particular ratings shall be required. Company shall bear any fees, costs, and expenses related to any seasoning or syndication process, including, without limitation, costs associated with hiring a fronting bank.

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Conditions Precedent	The Exit Facilities, including the issuance of the Exit Term Loans, shall be subject to usual and customary conditions precedent for exit financings, to be agreed upon by the Company and the Required DIP Lenders and set forth in the respective Exit Facilities Documents.

Other Terms	Customary covenants of comparable loans that shall be consistent with the existing Term Loans and such other changes as are acceptable to the Required DIP Lenders and the Company Parties.

Amendments to Existing Facilities

Exit Intercreditor Agreement Amendment	The Exit Facilities will be subject to the Exit Intercreditor Agreement, which shall be effective as of the Plan Effective Date (and shall relate to and establish the relative priorities and rights of the Exit ABL Loans, the Exit FILO Loans, and the Exit Term Loans, and which shall be substantially similar to the Existing Intercreditor Agreement (as amended, amended and restated, and/or replaced).

ABL/FILO Facility Amendment

On the Plan Effective Date, unless the Company Parties elect to refinance the ABL Claims in cash with the consent of the Required DIP Lenders, with respect to the ABL Claims and FILO Claims, the Company Parties will enter into the Exit ABL/FILO Facility Amendment, pursuant to which Reorganized JOANN will (i) refinance the ABL Loans and FILO Loans into Exit ABL Loans and Exit FILO Loans in an amount equal to the principal amount of allowed ABL Claims and FILO Claims, respectively, and (ii) pay in cash any accrued but unpaid interest on the ABL Loans and FILO Loans outstanding as of the Plan Effective Date; provided that the foregoing is subject to the Debtors’ satisfaction of certain exit conditions in the ABL/FILO Exit Commitment Letters (as defined in the Plan); provided further that the Exit ABL/FILO Facility Amendment and the ABL/FILO Exit Commitment Letters shall be in form and substance reasonably acceptable to the ABL Facility Agent, the FILO Term Loan Agent, the ABL Lenders, the FILO Lenders, and the Required DIP Lenders.

The Exit ABL/FILO Facility Amendment will provide that the FILO Prepayment Premium shall not be triggered by the Transactions and will not increase the amount of the FILO Claims, but the FILO Prepayment Premium will remain in place and apply to any applicable prepayments of the Exit FILO Loans that occur following the Plan Effective Date.

The Exit ABL/FILO Facility Amendment shall also provide for a six (6)-month maturity extension related to the ABL Loans and the FILO Term Loans under the ABL Facility Credit Agreement.

Treatment of Claims and Interests

General Administrative Claims	Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, except to the extent that a holder of an allowed General Administrative Claim and the applicable Debtor(s) or reorganized Debtor(s), as applicable, agree to less favorable treatment with respect to such allowed General Administrative

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Claim, each holder of an allowed General Administrative Claim shall receive, in full and final satisfaction of its General Administrative Claim, an amount in cash equal to the unpaid amount of such allowed General Administrative Claim in accordance with the following: (a) if such General Administrative Claim is allowed on or before the Plan Effective Date, on the Plan Effective Date or as soon as reasonably practicable thereafter or, if not then due, when such allowed General Administrative Claim is due or as soon as reasonably practicable thereafter; (b) if such General Administrative Claim is allowed after the Plan Effective Date, on the date such General Administrative Claim is allowed or as soon as reasonably practicable thereafter or, if not then due, when such allowed General Administrative Claim is due or as soon as reasonably practicable thereafter; (c) at such time and upon such terms as may be agreed upon by such holder and the Debtors or the reorganized Debtors, as the case may be; or (d) at such time and upon such terms as set forth in an order of the Bankruptcy Court; provided that allowed General Administrative Claims that arise in the ordinary course of the Debtors’ businesses during the Chapter 11 Cases shall be paid in full in cash in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice, but subject in all respects to the DIP Budget (including Permitted Variances) with respect to timing of such payments, without further notice to or order of the Bankruptcy Court. Nothing in the foregoing or otherwise in the Plan shall prejudice the Debtors’ or the reorganized Debtors’ rights and defenses regarding any asserted General Administrative Claim.

Professional Fee Claims

No later than two Business Days before the anticipated Plan Effective Date, the Debtors or the reorganized Debtors, as applicable, shall establish and fund the Professional Fee Escrow Account with cash equal to the Professional Fee Escrow Amount. The amount of Professional Fee Claims owing to the professionals shall be paid in full in cash to such professionals by the reorganized Debtors from the Professional Fee Escrow Account as soon as reasonably practicable after such Professional Fee Claims are allowed by entry of an order of the Bankruptcy Court; provided that the Debtors’ and the reorganized Debtors’ obligations to pay allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the allowed amount of Professional Fee Claims owing to the professionals, the reorganized Debtors shall pay such amounts within ten Business Days of entry of the order approving such Professional Fee Claims.

“Professional Fee Claim” means a Claim by professionals retained by the Debtors or any official committee (the “Retained Professionals”) seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code.

“Professional Fee Escrow Account” means a segregated interest-bearing account funded by the Debtors with cash no later than two business days before the anticipated Plan Effective Date in an amount equal to the Professional Fee Escrow Amount.

“Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses the Retained Professionals have incurred or shall incur in rendering services in connection with the Chapter 11 Cases before and as of the Plan Effective Date, which shall be estimated pursuant to the method set forth in Article II.A.2 of the Plan.

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DIP Claims	Except to the extent that a holder of an allowed DIP Claim and the Debtor(s) against which such allowed DIP Claim is asserted agree to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and the discharge of each allowed DIP Claim, each holder of an allowed DIP Claim shall receive, on the Plan Effective Date, its pro rata share of: (i) the New Equity Interests equal to the amount of the Participation Fee; and (ii) in respect of the DIP Claims, Exit Term Loans. All holders of DIP Claims have consented to their treatment under the Plan pursuant to the terms of the Transaction Support Agreement and the DIP Facility Documents.

Priority Tax Claims	Except to the extent that a holder of an allowed Priority Tax Claim and the Debtor(s) against which such allowed Priority Tax Claim is asserted agree to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of and in exchange for each allowed Priority Tax Claim, each holder of such allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. Nothing in the foregoing or otherwise in the Plan shall prejudice the Debtors’ or the reorganized Debtors’ rights and defenses regarding any asserted Priority Tax Claim.

Other Priority Claims	Except to the extent that a holder of an allowed Other Priority Claim and the Debtor(s) against which such allowed Other Priority Claim is asserted agree to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and the discharge of each allowed Other Priority Claim, each holder of an allowed Other Priority Claim due and payable on or before the Plan Effective Date shall receive, as soon as reasonably practicable after the plan Effective Date, on account of such Claim: (1) cash in an amount equal to the amount of such allowed Other Priority Claim; or (2) cash in an amount agreed to by the applicable Debtor or reorganized Debtor, as applicable, and such holder. To the extent any allowed Other Priority Claim is not due and owing on or before the Plan Effective Date, such Claim shall be paid in full in cash in accordance with the terms of any agreement between the Debtors (or the reorganized Debtors, as applicable) and such holder, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. Nothing in the foregoing or otherwise in the Plan shall prejudice the Debtors’ or the reorganized Debtors’ rights and defenses regarding any asserted Other Priority Claim.

United States Trustee Statutory Fees	The Debtors and the reorganized Debtors, as applicable, shall pay all United States Trustee Statutory Fees for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

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Consenting Stakeholders’ Fees and Expenses

The Consenting Stakeholders’ Fees and Expenses incurred, or estimated to be incurred, up to and including the Plan Effective Date (or, with respect to necessary post-Plan Effective Date activities, after the Plan Effective Date), shall be paid in full in cash on the Plan Effective Date as a condition to the occurrence of the Plan Effective Date in accordance with, and subject to, the terms of the Transaction Support Agreement (unless otherwise provided in the DIP/Cash Collateral Orders or any other order of the Bankruptcy Court), without any requirement to file a fee application with the Bankruptcy Court or without any requirement for Bankruptcy Court or U.S. Trustee review or approval. All Consenting Stakeholders’ Fees and Expenses to be paid on the Plan Effective Date shall be estimated before and as of the Plan Effective Date and such estimates shall be delivered to the Debtors at least five Business Days before the anticipated Plan Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Consenting Stakeholders’ Fees and Expenses. On the Plan Effective Date, or as soon as practicable thereafter, final invoices for all Consenting Stakeholders’ Fees and Expenses incurred before and as of the Plan Effective Date shall be submitted to the Debtors.

For the avoidance of doubt, in addition to the foregoing, the Company Parties shall have paid all Consenting Stakeholders’ Fees and Expenses for which an invoice has been received by the Company Parties on or before the date that is one Business Day prior to the TSA Effective Date in accordance with Section 2.01(e) of the Transaction Support Agreement (unless otherwise provided in any order of the Bankruptcy Court).

Other Secured Claims	Except to the extent that a holder of an allowed Other Secured Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each allowed Other Secured Claim, each holder of an allowed Other Secured Claim, at the option of the applicable Debtor, shall, on the Plan Effective Date, (i) be paid in full in cash including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code, (ii) receive the collateral securing its allowed Other Secured Claim, or (iii) receive any other treatment that would render such Claim unimpaired, in each case, as determined by the Debtors with the consent of the Required DIP Lenders, such consent not to be unreasonably withheld.

ABL Claims	Except to the extent that a holder of an allowed ABL Claim agrees to less favorable treatment, on the Plan Effective Date, either (i) in the event the Debtors elect to refinance the ABL Claims (which election may be made only if the Debtors are also refinancing the FILO Claims and with the consent of the Required DIP Lenders), each holder of an allowed ABL Claim shall receive payment in full in cash on the Plan Effective Date in the allowed amount of such ABL Claim (including the replacement or cash collateralization of all issued and undrawn letters of credit in accordance with and in the amounts specified under the ABL Credit Agreement) or (ii) in the event clause (i) is not applicable, (A) each holder of an allowed ABL Claim shall receive its pro rata share of refinanced loans under the Exit ABL/FILO Facility Amendment in an amount equal to the principal amount of the allowed ABL Claims held by such holder as of the Plan Effective Date, (B) each holder of an allowed ABL Claim shall receive cash in an amount equal to the accrued but unpaid interest payable to such

16

holder under the ABL Credit Agreement as of the Plan Effective Date, (C) allowed ABL Claims consisting of letters of credit shall be deemed to be letters of credit issued under the Exit ABL/FILO Facility Amendment, (D) other allowed ABL Claims shall be deemed to be obligations of the same type under the Exit ABL Loans and Exit FILO Loans, and (E) all allowed ABL Claims shall continue to constitute obligations of the Debtors on the Plan Effective Date; provided that the treatment pursuant to this clause (ii) shall apply only upon the Debtors’ satisfaction of the exit conditions enumerated in the ABL/FILO Exit Commitment Letters.

FILO Claims	Except to the extent that a holder of an allowed FILO Claim agrees to less favorable treatment, on the Plan Effective Date, either (i) in the event the Debtors elect to refinance the ABL Claims (which election may be made only if the Debtors are also refinancing the ABL Claims and with the consent of the Required DIP Lenders), each holder of an allowed FILO Claim shall receive payment in full in cash on the Plan Effective Date in the allowed amount of such FILO Claim or (ii) in the event clause (i) is not applicable, (A) each holder of an allowed FILO Claim shall receive its pro rata share of refinanced loans under the Exit ABL/FILO Facility Amendment in an amount equal to the principal amount of the allowed FILO Claims held by such holder as of the Plan Effective Date, and (B) each holder of an allowed FILO Claim shall receive cash in an amount equal to the accrued but unpaid interest payable to such holder under the ABL Credit Agreement as of the Plan Effective Date; provided that the treatment pursuant to this clause (ii) shall apply only upon the Debtors’ satisfaction of the exit conditions enumerated in the ABL/FILO Exit Commitment Letters. The unpaid portion of the Collateral Monitoring Fee that was earned as of the Petition Date for the first year of the FILO Facility and the FILO Prepayment Premium shall be included in the amount of FILO Claims outstanding as of the Petition Date; provided that, on the Plan Effective Date of an Acceptable ABL/FILO Plan pursuant to which the Debtors enter into the Exit ABL/FILO Facility Amendment, (x) the amount of the FILO Claims constituting the FILO Prepayment Premium shall be waived and (y) such unpaid portion of the Collateral Monitoring Fee shall be deemed not to have been capitalized to principal, and shall instead be due and payable on a monthly basis in accordance with the FILO Fee Letter (as replaced or amended in connection with the Exit ABL/FILO Facility Amendment), it being understood that any monthly installment of such unpaid portion that would have been payable before the Plan Effective Date of such Acceptable ABL/FILO Plan shall be paid in cash to the FILO Term Loan Agent on such Plan Effective Date.

Term Loan Claims	Except to the extent that a holder of a Term Loan Claim agrees to less favorable treatment, on the Plan Effective Date, each holder of an allowed Term Loan Claim shall receive, in full and final satisfaction, settlement, release, and discharge and in exchange for each allowed Term Loan Claim, its pro rata share of the New Equity Interests, subject to dilution by the MIP, the Participation Fee, and the New Equity Interests issued to certain Additional Financing Parties.

General Unsecured Claims	Subject to the Plan and except to the extent that a holder of a General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge and in exchange for each allowed General Unsecured Claim, each holder of an allowed General Unsecured Claim against a Debtor shall

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receive payment in full in cash in accordance with applicable law and the terms and conditions of the particular transaction giving rise to, or the agreement that governs, such allowed General Unsecured Claim on the later of (i) the date due in the ordinary course of business or (ii) the Plan Effective Date; provided, however, that no holder of an allowed General Unsecured Claim shall receive any distribution for any Claim that has previously been satisfied pursuant to a Final Order of the Bankruptcy Court.

Subordinated Claims[13]	Holders of Subordinated Claims shall receive no recovery or distribution on account of such Subordinated Claims. Unless otherwise provided for under the Plan, on the Plan Effective Date, Subordinated Claims shall be canceled, released, discharged, and extinguished.

Intercompany Claims[14]	No property shall be distributed to the holders of allowed Intercompany Claims. Unless otherwise provided for under the Plan, on the Plan Effective Date, at the option of the applicable Debtor with the consent of the Required DIP Lenders (not to be unreasonably withheld), Intercompany Claims shall be either: (i) reinstated; or (ii) set off, settled, distributed, contributed, merged, canceled, or released.

Intercompany Interests[15]	No property shall be distributed to the holders of allowed Intercompany Interests. Unless otherwise provided for under the Plan, on the Plan Effective Date, at the option of the applicable Debtor with the consent of the Required DIP Lenders (not to be unreasonably withheld), Intercompany Interests shall be either: (i) reinstated; or (ii) set off, settled, distributed, contributed, merged, canceled, or released.

Existing Equity Interests	On the Plan Effective Date, all Existing Equity Interests will be discharged, canceled, released, and extinguished and will be of no further force or effect.

Other Material Provisions

New Equity Interests

On the Plan Effective Date:

•  JOANN shall adopt the New Organizational Documents;

•  all Existing Equity Interests shall be canceled and extinguished;

•  the common equity interests in Reorganized JOANN shall be recapitalized such that 100% of the outstanding interests in Reorganized JOANN (which may be a corporation or a limited liability company, as agreed to by the Company and the Ad Hoc Group) immediately

[13]

“Subordinated Claim” means any Claim against the Company Parties that is subject to subordination under section 509(c), section 510(b), or section 510(c) of the Bankruptcy Code, including any Claim for reimbursement, indemnification, or contribution (except indemnification or reimbursement Claims assumed hereunder).

[14]	“Intercompany Claim” means a prepetition Claim held by a Debtor or Non-Debtor Affiliate against a Debtor.
[15]

“Intercompany Interest” means any issued, unissued, authorized, or outstanding shares of common stock, preferred stock, or other instrument evidencing an ownership interest in any Debtor other than the Existing Equity Interests in JOANN, whether or not transferable, together with any warrants, equity-based awards, or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto that existed immediately before the Plan Effective Date.

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following the Plan Effective Date shall be held by the holders of Term Loan Claims (the “New Equity Interests”). The New Equity Interests issued to the Term Loan Claims shall be subject to dilution by the MIP, the Participation Fee, and the New Equity Interests issued to certain Additional Financing Parties. All New Equity Interests shall be subject to the terms and conditions of the relevant Definitive Document in the Plan Supplement (as defined in the Plan).

Forbearances and Consents	In connection with their execution of the Transaction Support Agreement and as set forth therein, each of the Required Consenting Term Lenders will agree to forbear from exercising any remedies pursuant to the Term Loan Credit Agreement and all attendant prepetition loan documents, as applicable, and to the Transactions, (i) as a result of entry into or compliance with the DIP Facility Documents and the Exit Facility Documents, and (ii) any Event of Default that occurs solely as a result of the filing of any prepackaged chapter 11 plan of reorganization or other Chapter 11 case.

Governance

On the Plan Effective Date, the existing corporate governance documents will be amended and restated or terminated, as necessary, to, among other things, set forth the rights and obligations of the Parties in a manner consistent with this Transaction Term Sheet and the governance term sheet to be included in the Plan Supplement.

On the Plan Effective Date, the board of directors of Reorganized JOANN (the “New Board”) shall be appointed in accordance with the New Organizational Documents, and shall be comprised of five directors. The five directors of the New Board shall include the Chief Executive Officer of the Company and four directors to be appointed by the DIP Backstop Parties or the Additional Financing Parties, as applicable, subject to any rights with respect thereto (including set forth in any Joinder), on or before the Plan Effective Date and who shall be identified in the Plan Supplement.

Management Incentive Plan	On or after the Plan Effective Date, the New Board will implement a management incentive plan (the “MIP”). All grants under the MIP shall be determined at the sole discretion of the New Board, including with respect to the participants, allocation, timing, and the form and structure of the options, warrants, and/or equity compensation to be provided thereunder.

Releases and Exculpation	The Plan shall include, to the fullest extent permitted by law, customary exculpation in favor of estate fiduciaries and releases in favor of the Company Parties (and officers, directors, employees, estate fiduciaries, and advisors to the same), the Consenting Stakeholders, any other parties to the Transaction Support Agreement, and each of the foregoing’s respective related parties (collectively, the “Releases”).

Executory Contracts and Unexpired Leases

The Plan will provide that the Debtors’ executory contracts (including the Transaction Support Agreement) and unexpired leases that are not rejected as of the Plan Effective Date (if any such contracts or leases are rejected either pursuant to the Plan or a separate motion) shall be deemed assumed and amended (as needed to implement the terms of the Transactions) pursuant to section 365 of the Bankruptcy Code.

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Any rejection damages claims for executory contracts or unexpired leases that the Debtors elect to reject shall be paid in full on the Plan Effective Date.

Indemnification of Pre-Transaction Equity Holders, Directors, Officers, Managers, et al.	All indemnification obligations in place as of the TSA Effective Date (whether in the by-laws, certificates of incorporation or formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, employment contracts, or otherwise) for the current and former equity holders, directors, officers, managers, employees, attorneys, accountants, investment bankers, and other professionals of the Company Parties and their subsidiaries, as applicable, shall be assumed and remain in full force and effect after the Plan Effective Date, and shall survive unimpaired and unaffected, irrespective of when such obligation arose, as applicable.

Director, Officer, Manager, and Employee Tail Coverage

As of the TSA Effective Date, the Company Parties shall have obtained liability insurance policies covering the directors, managers, and officers of each Company Party.

On the Plan Effective Date, the Company Parties shall be deemed to have assumed all unexpired directors’, managers’, and officers’ liability insurance policies (including any “tail policy”) and the Company Parties shall obtain any insurer consents required to assume such policies.

Exemption Under Section 1145 of the Bankruptcy Code	To the extent applicable and permitted under applicable law, the Plan and the Confirmation Order shall provide that the issuance and distribution of any securities thereunder, including the New Equity Interests, will be exempt from the registration requirements under applicable securities laws in accordance with section 1145 of the Bankruptcy Code or any other applicable securities laws exemption to the fullest extent possible.

Employment Obligations	On the Plan Effective Date, the Company Parties shall be deemed to have assumed all employment agreements, indemnification agreements, and other similar agreements entered into with any current or former employees, management, and directors in accordance with the terms and conditions of the Transaction Support Agreement.

Tax Structuring / Implementation	The Company Parties and the Required DIP Lenders shall cooperate in good faith to structure the Transactions in a tax-efficient manner, and the tax structuring of the Transactions shall be subject to the consent of the Company Parties and the Required DIP Lenders.

Recapitalization Fees and Expenses	The Company Parties shall pay the fees and expenses as set forth herein and in the Transaction Support Agreement.

Conditions Precedent to the Plan Effective Date

The following conditions precedent to the effectiveness of the Plan Effective Date shall be satisfied or waived by the Debtors, with the consent of the Required DIP Lenders (not to be unreasonably withheld or delayed), and the Plan Effective Date shall occur on the date upon which the last of such conditions are so satisfied and/or waived:

1.  the Transaction Support Agreement shall be in full force and effect, no termination event or event that would give rise to a termination event under the Transaction Support Agreement upon the expiration of the applicable grace period shall have occurred and remain occurring, and the Transaction Support Agreement shall not have been validly terminated before the Plan Effective Date;

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2.  the Bankruptcy Court shall have entered the Final DIP/Cash Collateral Order on a final basis;

3.  the final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Transaction Support Agreement, this Transaction Term Sheet, the ABL/FILO Exit Commitment Letters, and the Plan, and in form and substance reasonably acceptable to the ABL Facility Agent, the FILO Term Loan Agent, and the Required DIP Lenders;

4.  no Termination Declaration shall be in effect, subject to any applicable Remedies Determination (each as defined in the Interim DIP/Cash Collateral Order);

5.  the Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance consistent in all material respects with this Transaction Term Sheet and the Transaction Support Agreement and shall:

a.   authorize the Company Parties to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with the Plan;

b.  authorize the assumption, assumption and assignment, and/or rejection of the executory contracts and unexpired leases by the Company Parties as contemplated in the Plan;

c.   decree that the provisions in the Confirmation Order and the Plan are nonseverable and mutually dependent;

d.  authorize the Company Parties to: (a) implement the Transactions; (b) distribute the New Equity Interests pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (c) make all distributions and issuances as required under the Plan consistent with this Transaction Term Sheet, including the New Equity Interests; and (d) enter into any agreements, transactions, and sales of property contemplated by the Plan and the Plan Supplement, including the MIP;

e.   authorize the implementation of the Plan in accordance with its terms; and

f.   provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with the Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under the Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

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6.  each document or agreement constituting the applicable Definitive Documents shall have been executed and/or effectuated, shall be in form and substance consistent with the Transaction Support Agreement or the ABL/FILO Exit Commitment Letters, as applicable, including the consent rights provided therein, and any conditions precedent related thereto or contained therein shall have been satisfied prior to or contemporaneously with the occurrence of the Plan Effective Date or otherwise waived in accordance with the terms of the applicable Definitive Documents;

7.  the Company Parties shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Transactions, and all applicable regulatory or government-imposed waiting periods shall have expired or been terminated;

8.  all governmental and third-party approvals and consents that may be necessary in connection with the Transactions shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on the Transactions;

9.  no court of competent jurisdiction or other competent governmental or regulatory authority shall have issued any order making illegal or otherwise restricting, limiting, preventing, or prohibiting the consummation of any of the Transactions;

10.  the Company Parties shall have paid in full all professional fees and expenses of the Retained Professionals (as defined in the Plan) that require the Bankruptcy Court’s approval or amounts sufficient to pay such fees and expenses after the Plan Effective Date shall have been placed in a professional fee escrow account pending the Bankruptcy Court’s approval of such fees and expenses;

11.  the Consenting Stakeholders’ Fees and Expenses shall have been paid in full in cash (subject to any order of the Bankruptcy Court);

12.  the restructuring to be implemented on the Plan Effective Date shall be consistent with the Plan, the Transaction Support Agreement, and the ABL/FILO Exit Commitment Letters;

13.  such other conditions precedent to the Plan Effective Date that are customary and otherwise requested by the Required Consenting Term Lenders and the Required DIP Lenders, and agreed to by the Company Parties (such agreement not to be unreasonably withheld); and

14.  there shall not have been instituted or threatened or be pending any material action, proceeding, application, claim, counterclaim, or investigation (whether formal or informal) (or there shall not have been any material adverse development to any action, application, claim, counterclaim, or proceeding currently instituted, threatened, or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with the restructuring transactions that, in the reasonable judgment of the Company Parties and the Required Consenting Stakeholders would prohibit, prevent, or restrict consummation of the restructuring transactions in a materially adverse manner.

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Following the satisfaction or waiver of the foregoing, and concurrently with or immediately following effectiveness of the Plan on the Plan Effective Date:

1.  the Existing Equity Interests shall have been canceled and the New Equity Interests shall have been issued by Reorganized JOANN;

2.  all Exit Facilities and all other financing agreements and arrangements contemplated hereunder, as applicable, shall be or have been, as applicable, funded and closed and be in full force and effect;

3.  the Releases set forth in the Plan shall be in full force and effect; and

4.  the Company Parties shall have paid in full to the relevant Parties all payments and fees provided for in the Transaction Support Agreement, this Transaction Term Sheet, and applicable Definitive Documents that are payable on, before, or in connection with the occurrence of the Plan Effective Date.

Immediately following effectiveness of the Plan on the Plan Effective Date, the Company shall complete the termination of registration from all securities under sections 13 and 15(d) of the Exchange Act such that the reorganized Company shall be a private company as soon as reasonably practicable after the Plan Effective Date.

Waiver of Conditions Precedent	Any one or more of the Conditions Precedent may be waived in accordance with Section 15 of the Transaction Support Agreement.

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Exhibit 1

DIP Backstop Allocation Schedule

EXHIBIT C

Form of Joinder

The undersigned (the “Joinder Party”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of March 15, 2024 (the “Agreement”)1 by and among JOANN Inc. (“JOANN”), the other Company Parties, the Consenting Stakeholders, and the Additional Financing Parties, and agrees to be bound by the terms and conditions of the Agreement as a Consenting Term Lender and/or a Consenting Stockholder Party, as applicable, and shall be deemed a “Consenting Stakeholder” and a “Party” under the terms of the Agreement.

The Joinder Party specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained in the Agreement as of the date of this Joinder and any further date specified in the Agreement.

[The Joinder Party further agrees and elects to participate in the DIP Facility and fund its pro rata share of the DIP Term Loans in an amount allocated below subject to the terms and conditions of the Agreement, the Transaction Term Sheet, and the DIP Facility Documents.]

[With respect to any Consenting Stockholder Party, the execution of this Joinder Agreement hereby constitutes such Joinder Party’s agreement with its treatment under the Plan and shall not file an objection to the Plan or support, directly or indirectly, any holder of Existing Equity Interests who objects to the Plan.]

This Joinder shall be governed by the governing law set forth in the Agreement.

Date Executed:

[JOINDER PARTY]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:

ABL Claims

FILO Claims

Term Loan Claims

Interests

DIP Facility Pro Rata Allocation:

DIP Term Loans

[1]	Capitalized terms not used but not otherwise defined in this joinder shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT D

Form of Joinder

The undersigned (the “Joinder Party”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of March 15, 2024 (the “Agreement”)1 by and among JOANN Inc. (“JOANN”), the other Company Parties, the Consenting Stakeholders, and the Additional Financing Parties, and, subject to entry of the Final DIP/Cash Collateral Order, agrees to be bound by the terms and conditions of the Agreement as an Accordion Lender and shall be deemed a “Consenting Stakeholder” and a “Party” under the terms of the Agreement.

The Joinder Party specifically agrees to use commercially reasonable efforts to support and not oppose the Transactions on the terms contemplated in the Agreement, the Transaction Term Sheet, and the Definitive Documents, and be bound by the terms and conditions of the Agreement and makes all representations and warranties contained in the Agreement as of the date of this Joinder and any further date specified in the Agreement.

The Joinder Party further agrees and elects to participate in the Accordion Facility in the amount set forth below subject to entry of the Final DIP/Cash Collateral Order and the terms and conditions of the Agreement, the Transaction Term Sheet, and the DIP Facility Documents.

This Joinder shall be governed by the governing law set forth in the Agreement.

Date Executed:

[JOINDER PARTY]

Name:
Title:

Address:

E-mail address(es):

Accordion Facility Funding Amount:

[1]	Capitalized terms not used but not otherwise defined in this joinder shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT E

Form of Joinder

The undersigned (the “Joinder Party”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of March 15, 2024 (the “Agreement”)1 by and among JOANN Inc. (“JOANN”), the other Company Parties, the Consenting Stakeholders, and the Additional Financing Parties and agrees to provide certain financial accommodations in support of the Transactions contemplated thereby.

The Joinder Party specifically agrees to use commercially reasonable efforts to support and not oppose the Transactions on the terms contemplated in the Agreement, the Transaction Term Sheet, and the Definitive Documents, and, without limiting the foregoing, in each case to the extent applicable, to provide the commitments set forth in Section 5 of the Agreement.

The Joinder Party further agrees, upon entry of the Interim DIP/Cash Collateral Order, to fund $10,000,000 of DIP Term Loans subject to the terms and conditions of the Agreement, the Transaction Term Sheet, and the DIP Facility Documents.

The Joinder Party is agreeing to enter into this Joinder and fund such amount in exchange for (a) an additional $2,000,000 of DIP Term Loans payable in kind, subject to entry of the Interim DIP/Cash Collateral Order, (b) 7.9% of the New Equity Interests (subject to dilution by the MIP (as defined in the Transaction Term Sheet)), subject to entry of the Final DIP/Cash Collateral Order, (c) the right to appoint one director to the New Board (as defined in the Transaction Term Sheet), (d) payment of a fee in the amount of $100,000 to Darrell Horn, advisor to the Joinder Party, on the Closing Date (as defined in the DIP Credit Agreement), (e) payment and/or reimbursement of reasonable and documented fees and expenses of one counsel, and (f) upon execution of this Joinder, JOANN has agreed to fund a retainer to counsel to the Joinder Party in the amount of $50,000 (with any excess retainer being refunded on the Plan Effective Date and any additional reasonable and documented fees and expenses of such counsel being paid on the Plan Effective Date in the event that such retainer is exhausted).

This Joinder shall be governed by the governing law set forth in the Agreement.

[1]	Capitalized terms not used but not otherwise defined in this joinder shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT F

Form of Joinder

The undersigned (the “Joinder Party”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of March 15, 2024 (the “Agreement”)1 by and among JOANN Inc. (“JOANN”), the other Company Parties, the Consenting Stakeholders, and the Additional Financing Parties and agrees to provide certain financial accommodations in support of the Transactions contemplated thereby.

The Joinder Party specifically agrees (a) to use commercially reasonable efforts to support and not oppose the Transactions on the terms contemplated in the Agreement, the Transaction Term Sheet, and the Definitive Documents, (b) with its treatment under the Plan in accordance with the terms of this Joinder, and (c) without limiting the foregoing, in each case to the extent applicable, to provide the commitments set forth in Section 5 of the Agreement.

The Joinder Party further agrees, upon entry of the Interim DIP/Cash Collateral Order, to exchange $20,000,000 of outstanding trade payables for an equivalent amount of DIP Term Loans, and on the Plan Effective Date, to convert such DIP Term Loans to an equivalent amount of Exit Term Loans, subject to the terms and conditions of the Agreement and the Transaction Term Sheet.

The Joinder Party is agreeing to enter into this Joinder and make such commitments in exchange for (a) payment of $5,000,000 of its trade payables as agreed by the Joinder Party and the Company Parties, (b) 10% of the New Equity Interests (subject to (i) dilution by the MIP (as defined in the Transaction Term Sheet), (ii) receipt of permitted transfer rights in the Plan Supplement on terms no less favorable than those given to the Required DIP Lenders (which will include, for the avoidance of doubt, the right to transfer the New Equity Interests to affiliates of the Joinder Party or to its direct or indirect owners) and (iii) receipt of information rights in the Plan Supplement on terms no less favorable than those given to the Required DIP Lenders), (c) the right to propose one observer to the New Board (as defined in the Transaction Term Sheet) and receive all board materials of JOANN or any of its Subsidiaries or any committees thereof (with limited redactions as necessary to (i) preserve attorney-client privilege or (ii) avoid a conflict of interest between the interests of JOANN and those of the Joinder Party), subject to the reasonable consent of the Required DIP Lenders, and (d) go-forward trade terms and commercial partnerships consistent with the existing terms; except as otherwise subsequently agreed upon by the Company Parties and the Joinder Party with the consent of the Required DIP Lenders (not to be unreasonably withheld).

JOANN and the other Company Parties hereby agree to use commercially reasonable efforts to keep confidential the identity of the Joinder Party and the terms of this Joinder. JOANN and the other Company Parties further agree to assume the Joinder Party’s existing go-forward trade terms and commercial partnerships as of the Plan Effective Date.

This Joinder shall be governed by the governing law set forth in the Agreement.

[1]	Capitalized terms not used but not otherwise defined in this joinder shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT G

Form of Joinder

The undersigned (the “Joinder Party”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of March 15, 2024 (the “Agreement”)1 by and among JOANN Inc. (“JOANN”), the other Company Parties, the Consenting Stakeholders, and the Additional Financing Parties and agrees to provide certain financial accommodations in support of the Transactions contemplated thereby.

The Joinder Party specifically agrees (a) to use commercially reasonable efforts to support and not oppose the Transactions on the terms contemplated in the Agreement, the Transaction Term Sheet, and the Definitive Documents, (b) with its treatment under the Plan in accordance with the terms of this Joinder, and (c) without limiting the foregoing, in each case to the extent applicable, to provide the commitments set forth in Section 5 of the Agreement.

The Joinder Party further agrees, upon entry of the Interim DIP/Cash Collateral Order, to exchange $5,000,000 of outstanding trade payables for an equivalent amount of DIP Term Loans, and on the Plan Effective Date, to convert such DIP Term Loans to an equivalent amount of Exit Term Loans, subject to the terms and conditions of the Agreement and the Transaction Term Sheet.

The Joinder Party is agreeing to enter into this Joinder and make such commitments in exchange for (a) 2.5% of the New Equity Interests (subject to (i) dilution by the MIP (as defined in the Transaction Term Sheet), (ii) receipt of permitted transfer rights in the Plan Supplement on terms no less favorable than those given to the Required DIP Lenders (which will include, for the avoidance of doubt, the right to transfer the New Equity Interests to affiliates of the Joinder Party or to its direct or indirect owners), and (iii) receipt of information rights in the Plan Supplement on terms no less favorable than those given to the Required DIP Lenders) and (b) go-forward trade terms and commercial partnerships consistent with the existing terms; except as otherwise subsequently agreed upon by the Company Parties and the Joinder Party with the consent of the Required DIP Lenders (not to be unreasonably withheld).

JOANN and the other Company Parties hereby agree to use commercially reasonable efforts to keep confidential the identity of the Joinder Party and the terms of this Joinder. JOANN and the other Company Parties further agree to assume the Joinder Party’s existing go-forward trade terms and commercial partnerships as of the Plan Effective Date.

This Joinder shall be governed by the governing law set forth in the Agreement.

[1]	Capitalized terms not used but not otherwise defined in this joinder shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT H

Form of Transfer Agreement

The undersigned (the “Transferee”) hereby acknowledges that it has read and understands the Transaction Support Agreement, dated as of 15, 2024 (the “Agreement”),1 by and among JOANN Inc. (“JOANN”), the other Company Parties, and the Consenting Stakeholders, including the transferor (each such transferor, a “Transferor”) to the Transferee of any Company Claims/Interests (the “Transfer”), and agrees to be bound by the terms and conditions of the Agreement to the extent the Transferor was bound, and shall be deemed a “Consenting Stakeholder” and a “Party” under the terms of the Agreement.

The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained in the Agreement as of the date of the Transfer, including the agreement to be bound by the vote of the Transferor if such vote was cast before the effectiveness of the Transfer.

[The Transferee further agrees and elects to participate in the DIP Facility and fund its pro rata share of the DIP Term Loans in an amount allocated below subject to the terms and conditions of the Agreement, the Transaction Term Sheet, and the DIP Facility Documents.]

This Transfer Agreement shall be governed by the governing law set forth in the Agreement.

Date Executed:

[TRANSFEREE]

Name:
Title:

Address:

E-mail address(es):

Aggregate Amounts Beneficially Owned or Managed on Account of:

ABL Claims

FILO Claims

Term Loan Claims

Interests

DIP Facility Pro Rata Allocation:

DIP Term Loans

[1]	Capitalized terms not used but not otherwise defined in this Transfer Agreement shall have the meanings ascribed to such terms in the Agreement.

EXHIBIT I

Joint Prepackaged Plan

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

————————————————————————————————— In re: JOANN INC., et al., Debtors.[1] —————————————————————————————————	x : : : : : : : x	Chapter 11 Case No. 24-_______ (____) (Joint Administration Requested)

PREPACKAGED JOINT PLAN OF REORGANIZATION OF JOANN INC. AND

ITS DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

THIS CHAPTER 11 PLAN IS BEING SOLICITED FOR ACCEPTANCE OR REJECTION IN ACCORDANCE WITH SECTION 1125 OF THE BANKRUPTCY CODE AND WITHIN THE MEANING OF SECTION 1126 OF THE BANKRUPTCY CODE. THIS CHAPTER 11 PLAN SHALL BE SUBMITTED TO THE BANKRUPTCY COURT FOR APPROVAL FOLLOWING SOLICITATION AND THE DEBTORS FILING FOR CHAPTER 11 BANKRUPTCY.

YOUNG CONAWAY STARGATT & TAYLOR LLP

Michael R. Nestor (No. 3526)
Kara Hammond Coyle (No. 4410)
Shane M. Reil (No. 6195)

Rebecca L. Lamb (No. 7223)

Rodney Square
1000 North King Street
Wilmington, DE 19801
Telephone:  (302) 571-6600
Email:   mnestor&ycst.com

kcoyle@ycst.com

sreil@ycst.com

rlamb@ycst.com

Proposed Counsel to the Debtors and Debtors in Possession

Dated: March [16], 2024

LATHAM & WATKINS LLP

George A. Davis (pro hac vice pending)

Alexandra M. Zablocki (pro hac vice pending)

1271 Avenue of the Americas
New York, NY 10020

Telephone:  (213) 485-1234

Email:    george.davis@lw.com

alexandra.zablocki@lw.com

Ted A. Dillman (pro hac vice pending)

Nicholas J. Messana (pro hac vice pending)

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071

Telephone:  (213) 485-1234

Email:    ted.dillman@lw.com

nicholas.messana@lw.com

Ebba Gebisa (pro hac vice pending)

330 North Wabash Avenue, Suite 2800

Chicago, IL 60611

Telephone:  (312) 876-7700

Email:    ebba.gebisa@lw.com

[1]

The Debtors in these cases, together with the last four digits of each Debtor’s taxpayer identification number, are: JOANN Inc. (5540); Needle Holdings LLC (3814); Jo-Ann Stores, LLC (0629); Creative Tech Solutions LLC (6734); Creativebug, LLC (3208); WeaveUp, Inc. (5633); JAS Aviation, LLC (9570); joann.com, LLC (1594); JOANN Ditto Holdings Inc. (9652); and Jo-Ann Stores Support Center, Inc. (5027). The Debtors’ mailing address is 5555 Darrow Road, Hudson, OH 44236.

Article V. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES; EMPLOYEE BENEFITS; AND INSURANCE POLICIES		38

A.	Assumption of Executory Contracts and Unexpired Leases	38
B.	Payments on Assumed Executory Contracts and Unexpired Leases	40
C.	Claims Based on Rejection of Executory Contracts and Unexpired Leases	40
D.	Contracts and Leases Entered into After the Petition Date	40
E.	Reservation of Rights	40
F.	Directors and Officers Insurance Policies	40
G.	Other Insurance Contracts	41
H.	Indemnification Provisions and Reimbursement Obligations	41
I.	Employee Compensation and Benefits	41

Article VI. PROVISIONS GOVERNING DISTRIBUTIONS		42

A.	Timing and Calculation of Amounts to Be Distributed	42
B.	Special Rules for Distributions to Holders of Disputed Claims	43
C.	Rights and Powers of Distribution Agent	43
D.	Delivery of Distributions	43
E.	Compliance with Tax Requirements; Allocations	45
F.	Applicability of Insurance Contracts	45
G.	Allocation of Distributions Between Principal and Interest	46
H.	No Postpetition Interest on Claims	46
I.	Means of Cash Payment	46
J.	Setoffs and Recoupment	46
K.	Claims Paid or Payable by Third Parties	46

Article VII. PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS		47

A.	No Filings of Proofs of Claim	47
B.	Allowance and Disallowance of Claims	48
C.	Claims Administration Responsibilities	48
D.	Adjustment to Claims or Interests without Objection	49
E.	Distributions After Allowance	49

Article VIII. CONDITIONS PRECEDENT TO THE EFFECTIVE DATE		49

A.	Conditions Precedent to the Effective Date	49
B.	Waiver of Conditions	51
C.	Effect of Non-Occurrence of Conditions to the Effective Date	52
D.	Substantial Consummation	52

Article IX. DISCHARGE, RELEASE, INJUNCTION, AND RELATED PROVISIONS		52

A.	Discharge of Claims and Termination of Interests	52
B.	Releases by the Debtors	53
C.	Releases by Holders of Claims and Interests	54
D.	Exculpation	56
E.	Permanent Injunction	57

Article X. RETENTION OF JURISDICTION		57

Article XI. MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN		59

A.	Modification of Plan	59
B.	Effect of Confirmation on Modifications	60
C.	Revocation of Plan; Reservation of Rights if Effective Date Does Not Occur	60

ii

Article XII. MISCELLANEOUS PROVISIONS		60

A.	Immediate Binding Effect	60
B.	Additional Documents	60
C.	Payment of Statutory Fees	61
D.	Reservation of Rights	61
E.	Successors and Assigns	61
F.	No Successor Liability	61
G.	Service of Documents	62
H.	Term of Injunctions or Stays	63
I.	Entire Agreement	63
J.	Governing Law	63
K.	Exhibits	64
L.	Nonseverability of Plan Provisions upon Confirmation	63
M.	Closing of Chapter 11 Cases	64
N.	Conflicts	64
O.	No Strict Construction	64
P.	Section 1125(e) Good Faith Compliance	64
Q.	2002 Notice Parties	65

iii

PREPACKAGED JOINT PLAN OF REORGANIZATION OF JOANN INC. AND

ITS DEBTOR AFFILIATES UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

JOANN Inc. and each of the other debtors and debtors-in-possession in the above-captioned cases (collectively, the “Debtors”) propose this Plan (as defined herein) for the treatment and resolution of the outstanding Claims against, and Interests in, the Debtors. Capitalized terms used in this Plan and not otherwise defined have the meanings ascribed to such terms in Article I.A of this Plan.

Although proposed jointly for administrative purposes, this Plan constitutes a separate Plan for each Debtor for the treatment and resolution of outstanding Claims and Interests therein pursuant to the Bankruptcy Code. The Debtors seek to consummate the Restructuring Transactions on the Effective Date of this Plan. Each Debtor is a proponent of this Plan within the meaning of section 1129 of the Bankruptcy Code. The classifications of Claims and Interests set forth in Article III of this Plan shall be deemed to apply separately with respect to each Plan proposed by each Debtor, as applicable. This Plan does not contemplate substantive consolidation of any of the Debtors.

Reference is made to the Disclosure Statement for a discussion of the Debtors’ history, businesses, results of operations, historical financial information, projections, and future operations, as well as a summary and analysis of this Plan and certain related matters, including distributions to be made under this Plan. There also are other agreements and documents, which shall be filed with the Bankruptcy Court, that are referenced in this Plan, the Plan Supplement, or the Disclosure Statement as exhibits and schedules. All such exhibits and schedules are incorporated into and are a part of this Plan as if set forth in full herein. Subject to certain restrictions and requirements set forth in 11 U.S.C. § 1127, Fed. R. Bankr. P. 3019, and the terms and conditions set forth in this Plan, the Debtors reserve the right to alter, amend, modify, revoke, or withdraw this Plan before its substantial consummation.

ALL HOLDERS OF CLAIMS ENTITLED TO VOTE ON THIS PLAN ARE ENCOURAGED TO READ THIS PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THIS PLAN.

Article I.

DEFINED TERMS AND RULES OF INTERPRETATION

A.	Defined Terms

The following terms shall have the following meanings when used in capitalized form herein:

1. “ABL Claims” means any and all Claims arising under, derived from, or based upon the ABL Facility including, without limitation, all Revolving Obligations (as defined in the ABL Credit Agreement) and all Prepetition Revolving Obligations (as defined in the DIP/Cash Collateral Orders).

2. “ABL Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of October 21, 2016, as amended by that certain First Amendment on November 25, 2020, that certain Second Amendment on December 22, 2021, and that certain Third Amendment, dated as of March 10, 2023, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

3. “ABL Facility” means the senior secured asset based revolving credit facility under the ABL Credit Agreement.

4. “ABL Facility Agent” means Bank of America, N.A., in its capacity as administrative agent and collateral agent under the ABL Facility and any replacement or successor agent thereto.

5. “ABL Facility Agent Advisors” means Morgan, Lewis & Bockius LLP, Reed Smith LLP, AlixPartners LLP, and such other professional advisors as are retained by the ABL Facility Agent with the consent of the Debtors (not to be unreasonably withheld).

6. “ABL Facility Documents” means the ABL Credit Agreement together with all other related documents, instruments, and agreements in respect of the ABL Facility, in each case, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

7. “ABL Lenders” means Holders of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold, the outstanding ABL Claims.

8. “ABL Loans” means the loans under the ABL Facility.

9. “ABL/FILO Exit Commitment Letters” means those certain commitment letters executed (a) by and between the Debtors, the ABL Facility Agent, and the ABL Lenders, and (b) by and between the Debtors, the FILO Term Loan Agent, and the FILO Lenders, in each case, in form and substance acceptable to the ABL Facility Agent, the FILO Term Loan Agent, the ABL Lenders, and the FILO Lenders, and reasonably acceptable to the Required DIP Lenders.

10. “Acceptable ABL/FILO Plan” means this Plan, which is attached to the ABL/FILO Exit Commitment Letters as Exhibit B, as it may be altered, amended, modified, or supplemented from time to time in accordance with the ABL/FILO Exit Commitment Letters, and without material modification except as approved in writing by the Required DIP Lenders (such approval shall not be unreasonably withheld, conditioned, or delayed).

11. “Accordion Facility” means the accordion facility under the DIP Credit Agreement.

12. “Accordion Lender” means the lenders under the Accordion Facility

13. “Ad Hoc Group” means that certain ad hoc group of Holders of Term Loan Claims represented by, among others, Gibson, Dunn & Crutcher LLP and Morris, Nichols, Arsht & Tunnell LLP and advised by Lazard Frères & Co. LLC.

14. “Ad Hoc Group Advisors” means Gibson, Dunn & Crutcher LLP, Morris, Nichols, Arsht & Tunnell LLP, Lazard Frères & Co., and such other professional advisors as are retained by the Ad Hoc Group with the consent of the Debtors (not to be unreasonably withheld).

15. “Additional Financing Parties” means, collectively, each Accordion Lender, Project Swift LLC, and the Supporting Trade Creditors.

16. “Administrative Claim” means a Claim for costs and expenses of administration under sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred on or after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Professional Fee Claims, to the extent Allowed by the Bankruptcy Court; (c) all fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930; (d) Cure Costs; (e) Restructuring Fees and Expenses, in accordance with the Transaction Support Agreement or the DIP/Cash Collateral Orders, as applicable, and (f) Independent Director Fee Claims, to the extent Allowed by the Bankruptcy Court and to the extent incurred on or after the Petition Date and through the Effective Date; provided, that the foregoing clauses (a) through (f) shall not be interpreted as enlarging the scope of sections 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code.

17. “Affiliate” means, with respect to any Entity, all Entities that would fall within the definition of an “affiliate” as such term is defined in section 101(2) of the Bankruptcy Code. With respect to any Entity that is not a Debtor, the term “Affiliate” shall apply to such Entity as if the Entity were a Debtor.

18. “Agents” means the Prepetition Agents, DIP Agent, and Exit Facility Agent.

19. “Allowed” means with respect to any Claim or Interest (or any portion thereof): (a) any Claim or Interest as to which no objection to allowance, priority, or secured status, and no request for estimation or other challenge, including pursuant to section 502(d) of the Bankruptcy Code or otherwise, has been interposed (either in the Bankruptcy Court or in the ordinary course of business) on or before any applicable period of limitation under applicable law or such other applicable period of limitation fixed by the Bankruptcy Court; (b) any Claim or Interest as to which the liability of the Debtors and the amount thereof are determined by a Final Order of the Bankruptcy Court or a court of competent jurisdiction other than the Bankruptcy Court, either before or after the Effective Date; or (c) any Claim or Interest expressly deemed Allowed by this Plan. Notwithstanding the foregoing: (x) any Claim or Interest that is expressly disallowed pursuant to this Plan shall not be Allowed unless otherwise ordered by the Bankruptcy Court; (y) unless otherwise specified in this Plan, the Allowed amount of Claims shall be subject to and shall not exceed the limitations under or maximum amounts permitted by the Bankruptcy Code, including sections 502 or 503 of the Bankruptcy Code, to the extent applicable; and (z) the Reorganized Debtors shall retain all claims and defenses with respect to Allowed Claims that are Reinstated or otherwise Unimpaired pursuant to this Plan. “Allow,” “Allows,” and “Allowing” shall have correlative meanings.

20. “Assumed Employee Agreements” means all existing employment agreements between the Debtors and employees of the Debtors as of the Petition Date.

21. “Avoidance Actions” means any and all avoidance, recovery, subordination, or similar actions or remedies that may be brought by or on behalf of the Debtors or the Estates under the Bankruptcy Code or applicable non-bankruptcy law, including actions or remedies arising under chapter 5 of the Bankruptcy Code or under similar or related local, state, federal, or foreign statutes and common law, including fraudulent transfer laws, fraudulent conveyance laws, or other similar related laws.

22. “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532.

23. “Bankruptcy Court” means the United States Bankruptcy Court for the District of Delaware or such other court having jurisdiction over the Chapter 11 Cases.

24. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases, and the general, local, and chambers rules of the Bankruptcy Court.

25. “Business Day” means any day, other than a Saturday, Sunday, or “legal holiday” (as that term is defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for commercial business with the public in New York City, New York.

26. “Cash” means the legal tender of the United States of America or the equivalent thereof.

27. “Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code.

28. “Causes of Action” means any action, Claim, cross-claim, third-party claim, cause of action, controversy, dispute demand, right, lien, indemnity, contribution, interest, guaranty, suit, obligation,

liability, lost, debt, fee or expense, damage, judgment, account, defense, offset, power, privilege, proceeding, franchise, remedy, and license of any kind or character whatsoever, whether known or unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively (including any alter ego theories), whether arising before, on, or after the Petition Date, as applicable, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. Law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-U.S. Law. For the avoidance of doubt, “Causes of Action” include: (a) any right of setoff, counterclaim, or recoupment; (b) any Claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, actual or constructive fraudulent transfer or fraudulent conveyance or voidable transaction or similar Law, violation of local, state, or federal or non-U.S. Law or breach of any duty imposed by Law or in equity, including securities Laws, negligence, and gross negligence; (c) any Claim pursuant to section 362 or chapter 5 of the Bankruptcy Code or similar local, state, or federal U.S. or non-U.S. Law; (d) any Claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any Avoidance Actions relating to or arising from any state or foreign Law pertaining to any Avoidance Action, including preferential transfer, actual or constructive fraudulent transfer, fraudulent conveyance, or similar Claim; (f) the right to object to or otherwise contest Claims or Interests; and (g) any “lender liability” or equitable subordination Claims or defenses.

29. “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the voluntary case Filed for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases for all of the Debtors.

30. “Claim” means any claim, as defined in section 101(5) of the Bankruptcy Code. Except where otherwise provided in context, “Claim” refers to such a claim against any of the Debtors.

31. “Claims Register” means the official register of Claims and Interests maintained by the Notice and Claims Agent.

32. “Class” means a category of Claims or Interests as set forth in Article III of this Plan pursuant to section 1122(a) of the Bankruptcy Code.

33. “Combined Hearing” means the hearing conducted by the Bankruptcy Court to consider approval of the Disclosure Statement and confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

34. “Combined Order” means the order of the Bankruptcy Court approving the Disclosure Statement pursuant to sections 1125, 1126(b), and 1145 of the Bankruptcy Code and confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

35. “Compensation and Benefits Programs” means all employment, confidentiality, and non-competition agreements, bonus, gainshare, and incentive programs (other than awards of equity interests, stock options, restricted stock, restricted stock units, warrants, rights, convertible, exercisable, or exchangeable securities, stock appreciation rights, phantom stock rights, redemption rights, profits interests, equity-based awards, or contractual rights to purchase or acquire equity interest at any time and all rights arising with respect thereto), vacation, holiday pay, severance, retirement, savings, supplemental retirement, executive retirement, pension, deferred compensation, medical, dental, vision, life and disability insurance, flexible spending account, and other health and welfare benefit plans, employee expense reimbursement, and other compensation and benefit obligations of the Debtors, and all amendments and modifications thereto, applicable to the Debtors’ employees, former employees, retirees, and non-employee directors and the employees, former employees, and retirees of their subsidiaries.

36. “Confirmation” means the entry of the Combined Order by the Bankruptcy Court on the docket of the Chapter 11 Cases.

37. “Confirmation Date” means the date on which Confirmation occurs.

38. “Consenting Stakeholders” means, collectively, the Consenting Term Lenders and Consenting Stockholder Parties.

39. “Consenting Stockholder Parties” means Green Equity Investors CF, L.P., Green Equity Investors Side CF, L.P., LGP Associates CF, LLC, and certain current or former members of the Parent board of directors.

40. “Consenting Stockholder Party Advisors” means Richards, Layton & Finger, P.A., and such other professional advisors as are retained by the Consenting Stockholder Parties with the consent of the Debtors (not to be unreasonably withheld).

41. “Consenting Term Lenders” means Holders of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold, the outstanding Term Loan Claims that have executed and delivered counterpart signature pages to the Transaction Support Agreement, or signature pages to a Joinder or Transfer Agreement (as applicable), to counsel to the Debtors.

42. “Cure Cost” means any and all amounts, including an amount of $0.00, required to cure any monetary defaults under any Executory Contract or Unexpired Lease (or such lesser amount as may be agreed upon by the parties under an Executory Contract or Unexpired Lease) that is to be assumed by the Debtors pursuant to sections 365 or 1123 of the Bankruptcy Code.

43. “D&O Insurance Policies” means, collectively, all insurance policies (including any “tail coverage” and all agreements, documents, or instruments related thereto) issued at any time to, or providing coverage to, any of the Debtors or any of the Debtors’ current or former directors, members, managers, or officers for alleged Wrongful Acts (as defined in the D&O Insurance Policies), or similarly defined triggering acts, in their capacity as such.

44. “Debtor Release” means the releases set forth in Article IX.B of this Plan.

45. “Debtors” has the meaning set forth in the preamble to this Plan.

46. “Definitive Documents” means all of the definitive documents implementing the Restructuring Transactions set forth in Section 3.01 of the Transaction Support Agreement, and, in each case, any amendments, modifications, and supplements thereto and any related notes, certificates, agreements, documents, and instruments (as applicable), including, but not limited to: (a) this Plan and all documentation necessary to consummate this Plan, including this Plan, the Plan Supplement, the Disclosure Statement, the Solicitation Procedures Motion, the Solicitation Procedures Order, the Solicitation Materials, and the Combined Order (including any exhibits or supplements filed with respect to each of the foregoing); (b) the DIP Facility Documents (including the DIP/Cash Collateral Motion and the DIP/Cash Collateral Orders); (c) the Exit Facilities Documents; (d) the New Organizational Documents; (e) the New Stockholders Agreement; and (f) all other customary documents delivered in connection with transactions of this type (including any and all material documents, Bankruptcy Court or other judicial or regulatory orders, amendments, supplements, pleadings (including the First Day Pleadings and all orders sought pursuant thereto), motions, filings, exhibits, schedules, appendices, or modifications to any of the foregoing and any related notes, certificates, agreements, and instruments (as applicable) necessary to implement the Restructuring Transactions).

47. “DIP Agent” means Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent under the DIP Credit Agreement, and any successors, assignees, or delegees thereof.

48. “DIP Agent Advisors” means ArentFox Schiff LLP and such other professional advisors as are retained by the DIP Agent with the consent of the Debtors (not to be unreasonably withheld).

49. “DIP Backstop Allocation Schedule” means the backstop allocation schedule in respect of the DIP Facility attached as Exhibit 1 to the Transaction Term Sheet.

50. “DIP Backstop Fee” means, in exchange for the DIP Backstop Parties’ agreement to backstop the entire amount of the DIP Facility, each DIP Backstop Party, as well as Project Swift LLC, shall receive its Pro Rata Share of a backstop fee equal to twenty percent (20%) of the DIP Term Loans in the form of an assumption of an equivalent amount of such DIP Backstop Party’s Term Loan Claims, up to the amount thereof, and thereafter paid in kind; provided that any interest on additional DIP Term Loans payable as part of such backstop fee shall be payable in kind; provided further that, to the extent a DIP Backstop Party does not hold Term Loan Claims sufficient to pay such backstop fee, such amount of the backstop fee shall be paid in an equivalent amount of DIP Term Loans. The DIP Backstop Fee shall be earned on the date of execution of the Transaction Support Agreement, but subject to the entry of the Interim DIP/Cash Collateral Order, and thereafter constitute DIP Claims. Any third party that funds the Accordion Facility shall be entitled to, with the consent of the Required DIP Lenders, a fee no worse for the Company than being paid to the DIP Backstop Parties.

51. “DIP Backstop Parties” means the Consenting Term Lenders set forth on the DIP Backstop Allocation Schedule that have agreed to backstop and fund the full amount of the DIP Facility.

52. “DIP Claim” means any and all Claims on account of, arising from, arising under, or related to the DIP Facility, the DIP Facility Documents, or the DIP/Cash Collateral Orders, including Claims for the aggregate outstanding principal amount of, plus unpaid interest on, the DIP Term Loans, and all fees (including the DIP Backstop Fee and DIP Participation Fee) and other expenses related thereto and arising and payable under the DIP Facility.

53. “DIP Credit Agreement” means that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement in respect of the DIP Facility, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

54. “DIP Facility” means the senior secured debtor-in-possession credit facility provided by the DIP Lenders under the DIP Credit Agreement.

55. “DIP Facility Documents” means the DIP/Cash Collateral Orders and the DIP Credit Agreement, together with all other related documents, instruments, and agreements in respect of the DIP Facility, in each case, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

56. “DIP Lenders” means the lenders holding the DIP Term Loans.

57. “DIP Participation Fee” means, in exchange for the DIP Lenders’ agreement to fund the DIP Facility, each applicable DIP Lender shall receive its Pro Rata Share of a participation fee equal to eighty-five (85%) of the New Equity Interests (subject to dilution only by the Management Incentive Plan); provided that, for the avoidance of doubt, Project Swift LLC, as the only Additional Financing Party providing “new money” DIP Term Loans, shall be the only Additional Financing Party entitled to receive a share of the Participation Fee as set forth on its Joinder. The DIP Participation Fee shall be earned on the date of entry of the Final DIP/Cash Collateral Order and thereafter constitute DIP Claims.

58. “DIP Term Loan Claims” means Claims arising under or related to the DIP Term Loans.

59. “DIP Term Loans” means loans made under the DIP Facility in an original aggregate principal amount of approximately $132,000,000 plus up to $10,000,000 of additional loans under the Accordion Facility plus additional loans paid as part of the DIP Backstop Fee.

60. “DIP/Cash Collateral Motion” means the motion(s) seeking approval of the Debtors’ use of Cash Collateral and requesting approval to obtain debtor in possession financing on terms substantially the same as those set forth in the Transaction Term Sheet and the DIP Facility Documents.

61. “DIP/Cash Collateral Orders” means, together, the Interim DIP/Cash Collateral Order and Final DIP/Cash Collateral Order.

62. “Disclosure Statement” means the disclosure statement for this Plan, including all exhibits and schedules thereto, as amended, supplemented, or modified from time to time, that is prepared and distributed in accordance with sections 1125, 1126(b), and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018, and other applicable law.

63. “Disputed” means, with respect to any Claim or Interest, except as otherwise provided herein, a Claim or Interest that is not yet Allowed, but has not yet been disallowed pursuant to this Plan, the Bankruptcy Code, or a Final Order by the Bankruptcy Court or other court of competent jurisdiction.

64. “Distribution Agent” means the Reorganized Debtors or any party designated by the Debtors or Reorganized Debtors to serve as distribution agent under this Plan.

65. “Distribution Record Date” means, other than with respect to publicly held securities, the date for determining which Holders of Claims are eligible to receive distributions under this Plan on account of Allowed Claims, which date shall be the Confirmation Date or such other date agreed to by the Debtors and the Required DIP Lenders, subject to Article VI.D of this Plan. For the avoidance of doubt, the Distribution Record Date shall not apply to publicly traded securities, which shall receive distributions, if any, in accordance with the applicable procedures of DTC.

66. “DTC” means The Depository Trust Company or any successor thereto.

67. “Effective Date” means the date on which all conditions specified in Article VIII.A of this Plan have been (a) satisfied or (b) waived pursuant to Article VIII.B of this Plan.

68. “Entity” means an entity as defined in section 101(15) of the Bankruptcy Code.

69. “Estate” means, as to each Debtor, the estate created for such Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

70. “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or hereafter amended, or any regulations promulgated thereunder.

71. “Exculpated Party” means, each in its capacity as such, (a) each of the Debtors and, (b) solely to the extent they are Estate fiduciaries, the Debtors’ Related Parties.

72. “Executory Contract” means a contract to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code, other than an Unexpired Lease.

73. “Existing Equity Interest” means any issued, unissued, authorized, or outstanding shares or common stock, preferred shares, or other instrument evidencing an ownership interest in the Parent, whether or not transferable, together with any warrants, equity-based awards, or contractual rights to purchase or acquire such equity interests (including under any employment or benefits agreement) at any time and all rights arising with respect thereto that existed immediately before the Effective Date.

74. “Existing Intercreditor Agreement” means the Intercreditor Agreement, dated as of May 21, 2018, relating to the Term Loans, the ABL Facility, and the FILO Term Loans, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

75. “Exit ABL Loans” means loans under the senior secured asset based revolving credit facility under the Exit ABL/FILO Facility Amendment.

76. “Exit ABL/FILO Facility Amendment” means that certain ABL Facility agreement to be effective as of the Effective Date relating to the Exit ABL Loans and the Exit FILO Loans, which may be the existing ABL Credit Agreement, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof, and shall be in accordance with the ABL/FILO Exit Commitment Letters and reasonably acceptable to the Required DIP Lenders.

77. “Exit Facilities” means the facilities under which the Exit ABL Loans, Exit FILO Loans, and Exit Term Loans shall be issued.

78. “Exit Facilities Documents” means the Exit ABL/FILO Facility Amendment, ABL/FILO Exit Commitment Letters, Exit Term Loan Documents, and Exit Intercreditor Agreement, together with all other related documents, instruments, and agreements in respect of the Exit Facilities, in each case, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

79. “Exit Facility Agent” means Wilmington Savings Fund Society, FSB.

80. “Exit Facility Agent Advisors” means ArentFox Schiff LLP and such other professional advisors as are retained by the Exit Facility Agent with the consent of the Debtors or Reorganized Debtors (not to be unreasonably withheld).

81. “Exit FILO Loans” means loans under the senior secured last-out term loan facility under the Exit ABL/FILO Facility Amendment.

82. “Exit Intercreditor Agreement” means the intercreditor agreement(s) to be effective as of the Effective Date relating to the Exit Facilities, which may be the Existing Intercreditor Agreement or substantially similar to the Existing Intercreditor Agreement.

83. “Exit Term Lenders” means the lenders holding the Exit Term Loans.

84. “Exit Term Loans” means term loans under the Exit Term Loan Credit Agreement in an aggregate principal amount of up to approximately $165,500,000 (plus accrued interest) comprising converted DIP Term Loans (inclusive of DIP Term Loans paid as part of the DIP Backstop Fee and assuming the full amount of the Accordion Facility is funded) in the same aggregate principal amount (plus accrued interest) based on amounts outstanding under the DIP Facility on the Effective Date.

85. “Exit Term Loan Credit Agreement” means the credit agreement between Reorganized Parent or its subsidiaries or affiliates, as applicable, and the lenders party thereto to effectuate the issuance of the Exit Term Loans.

86. “Exit Term Loan Documents” means the Exit Term Loan Credit Agreement and together with all other related documents, instruments, and agreements in respect of the Exit Term Loans, in each case, as amended, restated, modified, or supplemented from time to time.

87. “File” or “Filed” or “Filing” means file, filed, or filing, respectively, with the Bankruptcy Court or its authorized designee in the Chapter 11 Cases.

88. “FILO Claims” means Claims arising under or related to the FILO Term Loans.

89. “FILO Facility” means the senior secured last-out term loan facility under the ABL Credit Agreement.

90. “FILO Fee Letter” means that certain FILO Fee Letter, dated as of March 10, 2023, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

91. “FILO Intercreditor Agreement” means that certain Agreement Among Lenders, dated as of May 10, 2023, relating to the FILO Term Loans, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

92. “FILO Lenders” means Holders of, or nominees, investment managers, investment advisors, or subadvisors to funds and/or accounts that hold, or trustees of trusts that hold, the outstanding FILO Term Loans.

93. “FILO Prepayment Premium” has the meaning set forth in the FILO Fee Letter (including, for the avoidance of doubt, the “Make Whole Amount” (as defined in the FILO Fee Letter)).

94. “FILO Term Loan Advisors” means Choate, Hall & Stewart LLP, DLA Piper LLP (US), Proskauer Rose LLP, AlixPartners LLP, and such other professional advisors as are retained by the FILO Term Loan Agent and the FILO Lenders with the consent of the Debtors (not to be unreasonably withheld).

95. “FILO Term Loan Agent” means, collectively, (a) Bank of America, N.A., in its capacity as administrative agent and collateral agent under the FILO Term Loans and any replacement or successor agent thereto, and (b) 1903P LOAN AGENT, LLC, in its capacity as FILO Documentation Agent under the FILO Term Loans and any replacement or successor agent thereto.

96. “FILO Term Loans” means the first-in last-out term loans under the FILO Facility.

97. “Final DIP/Cash Collateral Order” means any order (and all exhibit and schedules thereto, including any budget) entered by the Bankruptcy Court on a final basis: (a) approving the DIP Facility, the DIP Facility Documents, and the DIP/Cash Collateral Motion; (b) authorizing the Debtors’ use of Cash Collateral; and (c) providing for adequate protection of secured creditors.

98. “Final Order” means an order entered by the Bankruptcy Court or other court of competent jurisdiction: (a) that has not been reversed, stayed, modified, amended, or revoked, and as to which (i) any right to appeal or seek leave to appeal, certiorari, review, reargument, stay, or rehearing has been waived or (ii) the time to appeal or seek leave to appeal, certiorari, review, reargument, stay, or rehearing has expired and no appeal, motion for leave to appeal, or petition for certiorari, review, reargument, stay, or rehearing is pending or (b) as to which an appeal has been taken, a motion for leave to appeal, or petition for certiorari, review, reargument, stay, or rehearing has been filed and (i) such appeal, motion for leave to appeal or petition for certiorari, review, reargument, stay, or rehearing has been resolved by the highest court to which the order or judgment was appealed or from which leave to appeal, certiorari, review, reargument, stay, or rehearing was sought and (ii) the time to appeal (in the event leave is granted) further or seek leave to appeal, certiorari, further review, reargument, stay, or rehearing has expired and no such appeal, motion for leave to appeal, or petition for certiorari, further review, reargument, stay, or rehearing is pending; provided, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

99. “First Day Pleadings” means any petition, motion, application, or proposed order filed at the commencement of the Chapter 11 Cases that the Debtors determine are necessary or desirable to file with the Bankruptcy Court.

100. “General Administrative Claim” means any Administrative Claim, other than a Professional Fee Claim, a Claim for Restructuring Fees and Expenses (in accordance with the Transaction Support Agreement or the DIP/Cash Collateral Orders, as applicable), a DIP Claim, or a Claim for fees and charges assessed against the Estates under chapter 123 of title 28 United States Code, 28 U.S.C. §§ 1911-1930.

101. “General Unsecured Claim” means any Unsecured Claim including (a) Claims arising from the rejection of unexpired leases or executory contracts (if any) and (b) Claims arising from any litigation or other court, administrative, or regulatory proceeding, including damages or judgments entered against, or settlement amounts owing by a Debtor in connection therewith.

102. “Governance Term Sheet” means the term sheet setting forth the preliminary material terms in respect of the corporate governance of Reorganized Parent to be included in the Plan Supplement, including all exhibits and schedules thereto, as it may be altered, amended, modified, or supplemented from time to time in accordance with the terms of the Transaction Support Agreement.

103. “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

104. “Holder” means an Entity holding a Claim or Interest, as applicable.

105. “Impaired” means, with respect to any Claim or Interest, a Claim or Interest that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

106. “Indemnification Provisions” means each of the Debtors’ indemnification provisions in effect as of the Petition Date, whether in the Debtors’ memoranda and articles of association, bylaws, certificates of incorporation, other formation documents, board resolutions, management or indemnification agreements, employment contracts, or otherwise providing a basis for any obligation of a Debtor to indemnify, defend, reimburse, or limit the liability of, or to advance fees and expenses to, any of the Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, and other professionals of the Debtors, and each of the foregoing solely in their capacity as such.

107. “Independent Director Fee Claims” means, as of the Effective Date, all reasonable and documented unpaid fees and expenses due to the independent directors of the Debtors pursuant to their respective director agreements with the applicable Debtor Entity.

108. “Insurance Contracts” means any and all insurance policies issued at any time to, or that otherwise may provide or may have provided coverage to, any of the Debtors, regardless of whether the insurance policies were issued to a Debtor or to a Debtor’s prior Affiliates, subsidiaries, or parents or otherwise, or to any of their predecessors, successors, or assigns, and any and all agreements, documents, surety bonds, or other instruments relating thereto, including any and all agreements with a third party administrator for claims handling, risk control or related services, any and all D&O Insurance Policies, and any and all Workers’ Compensation Contracts. For the avoidance of doubt, Insurance Contracts include any insurance policies issued at any time to the Debtors’ prior Affiliates, subsidiaries, and parents or otherwise, or to any of their predecessors, successors, or assigns, under which Debtors had, have, or may have any rights solely to the extent of the Debtors’ rights thereunder.

109. “Insurer” means any company or other Entity that issued or entered into an Insurance Contract (including any third party administrator) and any respective predecessors and/or Affiliates thereof.

110. “Intercompany Claim” means a prepetition Claim held by a Debtor or Non-Debtor Affiliate against a Debtor.

111. “Intercompany Interest” means any issued, unissued, authorized, or outstanding shares of common stock, preferred stock, or other instrument evidencing an ownership interest in any Debtor other than the Parent, whether or not transferable, together with any warrants, equity-based awards, or contractual rights to purchase or acquire such equity interests at any time and all rights arising with respect thereto that existed immediately before the Effective Date.

112. “Interests” means, collectively, the shares (or any class thereof), common stock, preferred stock, limited liability company interests, membership interests, and any other equity, ownership, or profits interests in any Debtor, and options, warrants, rights, stock appreciation rights, phantom units, incentives, commitments, calls, redemption rights, repurchase rights, or other securities or arrangements to acquire or subscribe for, or which are convertible into, or exercisable or exchangeable for, the shares (or any class thereof) of, common stock, preferred stock, limited liability company interests, membership interests, or any other equity, ownership, or profits interests in any Debtor or its Affiliates and subsidiaries (in each case whether or not arising under or in connection with any employment agreement).

113. “Interim DIP/Cash Collateral Order” means any order (and all exhibit and schedules thereto, including any budget) entered by the Bankruptcy Court on an interim basis: (a) approving the DIP Facility, the DIP Facility Documents, and the DIP/Cash Collateral Motion; (b) authorizing the Debtors’ use of Cash Collateral; and (c) providing for adequate protection of secured creditors.

114. “Joinder” means a joinder to the Transaction Support Agreement, substantially in the form attached as Exhibits C, D, E, F, or G thereto, providing, among other things, that such Person signatory thereto is bound by the terms of the Transaction Support Agreement to the extent provided therein.

115. “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

116. “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware.

117. “Management Incentive Plan” means the management incentive plan to be adopted by the Reorganized Board on or around the Effective Date, which shall provide for the issuance to management, key employees, and/or directors of the Reorganized Debtors of the fully diluted New Equity Interests.

118. “New Equity Interests” means the outstanding equity interests in Reorganized Parent to be authorized, issued, or reserved on the Effective Date, which interests may be membership interests of a limited liability company or common equity interests of a corporation.

119. “New Organizational Documents” means the new Organizational Documents of Reorganized Parent and its direct or indirect subsidiaries, and the identity of proposed members of Reorganized Parent’s board of directors, after giving effect to the Restructuring Transactions, as applicable, including any shareholders agreement, registration rights agreement, or similar document.

120. “New Stockholders Agreement” means, to the extent applicable, the stockholders agreement applicable to the New Equity Interests, which shall be consistent with the Governance Term Sheet included as part of the Plan Supplement.

121. “Non-Debtor Affiliates” means all of the Affiliates of the Debtors, other than the other Debtors.

122. “Notice and Claims Agent” means Kroll Restructuring Administration LLC, in its capacity as noticing, claims, and solicitation agent for the Debtors, pursuant to an order of the Bankruptcy Court.

123. “Organizational Documents” means, with respect to any Person other than a natural person, the documents by which such Person was organized or formed (such as a certificate of incorporation, certificate of formation, certificate of limited partnership, or articles of organization, and including any certificates of designation for preferred stock or other forms of preferred equity) or which relate to the internal governance of such Person (such as by-laws, a partnership agreement, or an operating, limited liability company, shareholders, or members agreement).

124. “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than: (a) Administrative Claims or (b) Priority Tax Claims.

125. “Other Secured Claim” means any Secured Claim other than the ABL Claims, FILO Claims, and Term Loan Claims.

126. “Parent” means JOANN Inc., a Delaware corporation with a mailing address of 5555 Darrow Road, Hudson, OH 44236.

127. “Person” means a person as defined in section 101(41) of the Bankruptcy Code.

128. “Petition Date” means the date on which the Debtors file their voluntary chapter 11 petitions, which is expected to occur on or about March [ • ], 2024.

129. “Plan” means this prepackaged joint plan of reorganization under chapter 11 of the Bankruptcy Code, as it may be altered, amended, modified, or supplemented from time to time in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be, and the Plan Supplement, which is incorporated herein by reference, including all exhibits and schedules hereto and thereto.

130. “Plan Supplement” means one or more supplemental appendices to this Plan, which shall include, among other things, draft forms of documents (or terms sheets thereof), schedules, and exhibits to this Plan, in each case subject to the provisions of the Transaction Support Agreement, the Transaction Term Sheet, or the Exit ABL/FILO Exit Commitment Letters, as applicable, and as may be amended, modified, or supplemented from time to time on or before the Effective Date, including the following documents: (a) the New Organizational Documents, (b) the Exit Facilities Documents, (c) to the extent known and determined, the identity of the members of the Reorganized Board, (d) the Rejected Executory Contract/Unexpired Lease List, (e) a schedule of retained Causes of Action, (f) the New Stockholders Agreement (to the extent applicable); (g) the Governance Term Sheet; (h) the Restructuring Transaction Steps Memorandum; and (i) such other documents as may be specified in this Plan.

131. “Plan Supplement Filing Date” means the date on which the Plan Supplement is Filed with the Bankruptcy Court, which shall be at least five (5) Business Days before the deadline to File objections to Confirmation.

132. “Prepetition Agents” means the ABL Facility Agent, FILO Term Loan Agent, and Term Loan Agent.

133. “Prepetition Intercreditor Agreements” means the Existing Intercreditor Agreement and the FILO Intercreditor Agreement.

134. “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

135. “Professional Fee Claim” means a Claim by a Retained Professional seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), or 503(b)(5) of the Bankruptcy Code (subject to any applicable agreements by such Retained Professional with respect thereto).

136. “Professional Fee Escrow Account” means a segregated interest-bearing account funded by the Debtors with Cash no later than two (2) Business Days before the anticipated Effective Date in an amount equal to the Professional Fee Escrow Amount.

137. “Professional Fee Escrow Amount” means the aggregate amount of Professional Fee Claims and other unpaid fees and expenses the Retained Professionals have incurred or shall incur in rendering services in connection with the Chapter 11 Cases before and as of the Effective Date, which shall be estimated pursuant to the method set forth in Article II.A.2 of this Plan.

138. “Proof of Claim” means a proof of Claim Filed against any Debtor in the Chapter 11 Cases.

139. “Pro Rata Share” means, with respect to any distribution on account of an Allowed Claim, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Allowed Claim bears to the aggregate amount of all Allowed Claims in its Class.

140. “Reinstatement” means, with respect to Claims and Interests, that the Claim or Interest shall be rendered Unimpaired in accordance with section 1124 of the Bankruptcy Code. “Reinstated” shall have a correlative meaning.

141. “Rejected Executory Contract/Unexpired Lease List” means the list of Executory Contracts and/or Unexpired Leases (including any amendments or modifications thereto), if any, that shall be rejected pursuant to this Plan, which shall be filed with the Plan Supplement.

142. “Related Parties” means, with respect to an Entity, each of, and in each case in its capacity as such, such Entity’s current and former Affiliates, and such Entity’s and such Affiliates’ current and former members, directors, managers, officers, proxyholders, control persons, investment committee members, special committee members, members of any governing body, equity holders (regardless of whether such interests are held directly or indirectly), affiliated investment funds or investment vehicles, managed accounts or funds (including any beneficial holders for the account of whom such funds are managed), predecessors, participants, successors, assigns, subsidiaries, Affiliates, partners, limited partners, general partners, principals, members, management companies, fund advisors or managers, employees, agents, trustees, advisory board members, financial advisors, attorneys (including any other attorneys or professionals retained by any current or former director or manager in his or her capacity as director or manager of an Entity), accountants, investment bankers, consultants, representatives, investment managers, and other professionals and advisors, each in their capacity as such, and any such person’s or Entity’s respective heirs, executors, estates, and nominees.

143. “Release Opt-Out Form” means the form to be provided to certain Holders of Claims through which such Holders may elect to affirmatively opt out of the Third-Party Release.

144. “Released Party” means, collectively, each of, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each Non-Debtor Affiliate; (d) each of the Debtors’ and Non-Debtor Affiliates’ current and former directors, officers, and proxyholders; (e) each Consenting Stakeholder; (f) each Prepetition Agent; (g) each ABL Lender; (h) each FILO Lender; (i) the DIP Agent; (j) each DIP Lender; (k) the Exit Facility Agent; (l) each lender under the Exit Facilities; (m) each Additional Financing Party; (n) each Releasing Party; and (o) each Related Party of each Entity in clauses (a) through (m); provided, that, in each case, an Entity shall not be a Released Party if it (i) elects to opt out of the Third-Party Release as provided on its respective Release Opt-Out Form or (ii) timely Files with the Bankruptcy Court on the docket of the Chapter 11 Cases an objection to the Third-Party Release that is not resolved before Confirmation; provided, further, that, for the avoidance of doubt, any opt-out election made by a Consenting Stakeholder or an Additional Financing Party shall be void ab initio.

145. “Releases” means, collectively, the Debtor Release and the Third-Party Release as set forth in Article IX hereof.

146. “Releasing Parties” means, collectively, each of, and in each case in its capacity as such: (a) each Debtor; (b) each Reorganized Debtor; (c) each Non-Debtor Affiliate; (d) each of the Debtors’ and Non-Debtor Affiliates’ current and former directors, officers, and proxyholders; (e) each Consenting Stakeholder; (f) each Prepetition Agent; (g) each ABL Lender; (h) each FILO Lender; (i) the DIP Agent; (j) each DIP Lender; (k) the Exit Facility Agent; (l) each lender under the Exit Facilities; (m) each Additional Financing Party; (n) each Holder of a Claim that is Unimpaired under this Plan that does not elect to opt out of the Releases contained in this Plan; (o) each Holder of a Claim that is entitled to vote on this Plan and either (i) votes to accept this Plan,

(ii) abstains from voting on this Plan and does not elect to opt out of the Releases contained in this Plan, or (iii) votes to reject this Plan and does not elect to opt out of the Releases contained in this Plan; and (p) each Related Party of each Entity in clauses (a) through (o); provided, that, for the avoidance of doubt, any opt-out election made by a Consenting Stakeholder or an Additional Financing Party shall be void ab initio.

147. “Reorganized Board” means the initial board of directors or similar governing body of the Reorganized Parent.

148. “Reorganized Debtors” means, on or after the Effective Date, the Debtors, as reorganized pursuant to and under this Plan, or any successor thereto.

149. “Reorganized Parent” means, on or after the Effective Date, Parent as reorganized pursuant to and under this Plan.

150. “Representatives” means, with respect to any Person, such Person’s Affiliates and its and their directors, officers, members, partners, managers, employees, agents, investment bankers, attorneys, accountants, advisors, investment advisors, investors, managed accounts or funds, management companies, fund advisors, advisory board members, professionals, and other representatives, in each case, solely in their capacities as such.

151. “Required Consenting Stakeholders” means, as of any time, the Required Consenting Term Lenders and the Required Consenting Stockholder Parties at such time.

152. “Required Consenting Stockholder Parties” means, as of any time, Consenting Stockholder Parties holding at least fifty and one hundredth percent (50.01%) of the aggregate issued and outstanding Existing Equity Interests that are held by Consenting Stockholder Parties at such time.

153. “Required Consenting Term Lenders” means, as of any time, Consenting Term Lenders holding at least fifty and one hundredth percent (50.01%) of the Term Loan Claims that are held by Consenting Term Lenders at such time.

154. “Required DIP Lenders” means, as of any time, DIP Lenders holding at least fifty and one hundredth percent (50.01%) of the aggregate outstanding principal amount and commitments of the DIP Facility at such time.

155. “Restructuring Fees and Expenses” means all reasonable and documented fees and expenses of the (a) Agents; (b) ABL Facility Agent Advisors; (c) FILO Term Loan Advisors; (d) Term Loan Agent Advisors; (e) DIP Agent Advisors; (f) Exit Facility Agent Advisors; (g) Ad Hoc Group Advisors; (h) Consenting Stockholder Party Advisors; and (i) advisors to the Additional Financing Parties, in each case, payable in accordance with the terms hereof, the applicable engagement and/or fee letters with the Debtors, the Transaction Support Agreement, the DIP Facility Documents, the Term Loan Documents, the ABL Credit Agreement, the ABL/FILO Exit Facility Commitment Letters, and the Interim DIP/Cash Collateral Order, as applicable, and subject to any order of the Bankruptcy Court and any other applicable agreements by such party with respect thereto.

156. “Restructuring Transaction Steps Memorandum” means the document setting forth the sequence of certain Restructuring Transactions.

157. “Restructuring Transactions” means the transactions described in Article IV.B of this Plan.

158. “Retained Professional” means an Entity: (a) employed in the Chapter 11 Cases pursuant to a Final Order in accordance with sections 327 and/or 1103 of the Bankruptcy Code and to be compensated for services rendered before the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code; or (b) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

159. “SEC” means the United States Securities and Exchange Commission.

160. “Secured Claim” means a Claim: (a) secured by a Lien on property in which the Estate has an interest, which Lien is valid, perfected, and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code, to the extent of the value of the creditor’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) otherwise Allowed pursuant to this Plan or order of the Bankruptcy Court as a secured claim.

161. “Securities” means any instruments that qualify as a “security” under Section 2(a)(1) of the Securities Act.

162. “Securities Act” means the Securities Act of 1933, as now in effect or hereafter amended, or any regulations promulgated thereunder.

163. “Solicitation Materials” means any documents, forms, ballots, notices, and other materials provided in connection with the solicitation of votes on this Plan pursuant to sections 1125 and 1126 of the Bankruptcy Code.

164. “Solicitation Procedures Motion” means the Motion of Debtors for Entry of Order (I) Scheduling Combined Hearing to Consider (A) Approval of Disclosure Statement, (B) Approval of Solicitation Procedures and Forms of Ballots, and (C) Confirmation of Plan; (II) Establishing an Objection Deadline to Object to Disclosure Statement and Plan; (III) Approving the Form and Manner of Notice of Combined Hearing, Objection Deadline, and Notice of Commencement; (IV) Approving Notice and Objection Procedures for the Assumption or Rejection of Executory Contracts and Unexpired Leases; (V) Conditionally Waiving Requirement of Filing Schedules of Assets and Liabilities, Statements of Financial Affairs, and 2015.3 Reports; (VI) Conditionally Waiving Requirement to Convene the Section 341 Meeting of Creditors; and (VII) Granting Related Relief to be filed on the Petition Date.

165. “Solicitation Procedures Order” means an order of the Bankruptcy Court granting the relief requested in the Solicitation Procedures Motion.

166. “Subordinated Claim” means any Claim against the Debtors that is subject to subordination under section 509(c), section 510(b), or section 510(c) of the Bankruptcy Code, including any Claim for reimbursement, indemnification, or contribution (except indemnification or reimbursement Claims assumed hereunder).

167. “Supporting Trade Creditors” means, collectively, the Holders of General Unsecured Claims that have executed Joinders.

168. “Term Loan Agent” means Wilmington Savings Fund Society, FSB, in its capacity as administrative agent and collateral agent under the Term Loan Credit Agreement and any replacement or successor agent thereto.

169. “Term Loan Agent Advisors” means ArentFox Schiff LLP and such other professional advisors as are retained by the Term Loan Agent with the consent of the Debtors (not to be unreasonably withheld).

170. “Term Loan Claims” means Claims arising under or related to the Term Loan Credit Agreement.

171. “Term Loan Credit Agreement” means that certain Credit Agreement, dated as of October 21, 2016, as amended by that certain Incremental Amendment No. 1 on July 21, 2017 and that certain Amendment No. 2 on July 7, 2021, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

172. “Term Loan Documents” means the Term Loan Credit Agreement together with all other related documents, instruments, and agreements in respect of the Term Loans, in each case, as amended, restated, amended and restated, modified, or supplemented from time to time in accordance with the terms thereof.

173. “Term Loans” means the senior secured first-lien term loans issued pursuant to the Term Loan Credit Agreement.

174. “Third-Party Release” means the releases given by the Releasing Parties to the Released Parties in Article IX.C hereof.

175. “Transaction Support Agreement” means that certain Transaction Support Agreement entered into on March 15, 2024, among the Debtors and certain of the Consenting Stakeholders and any exhibits, schedules, attachments, or appendices thereto (in each case, as such may be amended, modified, or supplemented in accordance with its terms).

176. “Transaction Term Sheet” means the term sheet attached as Exhibit B to the Transaction Support Agreement, together with the exhibits and appendices annexed thereto.

177. “Transfer Agreement” means the transfer agreement, substantially in the form attached as Exhibit H to the Transaction Support Agreement, providing, among other things, that a transferee is bound by the terms of the Transaction Support Agreement.

178. “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under section 365 or 1123 of the Bankruptcy Code.

179. “Unimpaired” means, with respect to a Claim, Interest, or Class of Claims or Interests, not “impaired” within the meaning of sections 1123(a)(4) and 1124 of the Bankruptcy Code.

180. “United States” means the United States of America, its agencies, departments, or agents.

181. “United States Trustee” means the Office of the United States Trustee for the District of Delaware.

182. “United States Trustee Statutory Fees” means the quarterly fees due to the United States Trustee under 28 U.S.C § 1930(a)(6), plus any interest due and payable under 31 U.S.C. § 3717 on all disbursements, including Plan payments and disbursements in and outside the ordinary course of the Debtors’ or Reorganized Debtors’ businesses (or such amount agreed to with the United States Trustee or ordered by the Bankruptcy Court).

183. “Unsecured Claim” means a claim that is not secured by a Lien on property in which one of the Debtors’ Estates has an interest.

184. “Voting Class” means Class 2 (ABL Claims), Class 3 (FILO Claims), and Class 4 (Term Loan Claims).

185. “Workers’ Compensation Contracts” means the Debtors’ written contracts, agreements, agreements of indemnity, self-insured workers’ compensation bonds, policies, programs, and Plans for workers’ compensation and workers’ compensation Insurance Contracts.

B.	Rules of Interpretation

1. For purposes herein: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine, or neuter gender shall include the masculine, feminine, and the neuter gender; (b) unless otherwise specified, any reference herein to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions; (c) unless otherwise specified, any reference herein to an existing document, schedule, or exhibit, whether or not Filed, having been Filed, or to be Filed shall mean that document, schedule, or exhibit, as it may thereafter be amended, modified, or supplemented; (d) any reference to any Entity as a Holder of a Claim or Interest includes that Entity’s successors and assigns; (e) unless otherwise specified, all references herein to “Articles” are references to Articles of this Plan; (f) unless otherwise specified, the words “herein,” “hereof,” and “hereto” refer to this Plan in its entirety rather than to a particular portion of this Plan; (g) subject to the provisions of any contract, certificate of incorporation, by-law, instrument, release, or other agreement or document created or entered into in connection with this Plan, the rights and obligations arising pursuant to this Plan shall be governed by, and construed and enforced in accordance with, applicable federal law, including the Bankruptcy Code and Bankruptcy Rules; (h) unless otherwise specified, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words “without limitation”; (i) references to “shareholders,” “directors,” and/or “officers” shall also include “members” and/or “managers,” as applicable, as such terms are defined under the applicable state limited liability company laws; (j) references to “Proofs of Claim,” “Holders of Claims,” “Disputed Claims,” and the like shall include “Proofs of Interests,” “Holders of Interests,” “Disputed Interests,” and the like, as applicable; (k) captions and headings to Articles and subdivisions thereof are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (l) unless otherwise specified, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (m) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be; (n) unless otherwise specified, all references to statutes, regulations, orders, rules of courts, and the like shall mean as in effect on the Effective Date and as applicable to the Chapter 11 Cases; (o) any effectuating provisions may be interpreted by the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of this Plan all without further notice to or action, order, or approval of the Bankruptcy Court or any other Entity, and such interpretation shall control; (p) references to docket numbers are references to the docket numbers of documents Filed in the Chapter 11 Cases under the Bankruptcy Court’s CM/ECF system; and (q) all references herein to consent, acceptance, or approval may be conveyed by counsel for the respective parties that have such consent, acceptance, or approval rights, including by electronic mail.

2. Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein. If the date on which a transaction may occur pursuant to this Plan shall occur on a day that is not a Business Day, then such transaction shall instead occur on the next succeeding Business Day. Unless otherwise specified herein, any references to the Effective Date shall mean the Effective Date or as soon as reasonably practicable thereafter.

3. All references in this Plan to monetary figures refer to currency of the United States, unless otherwise expressly provided.

4. Except as otherwise specifically provided in this Plan to the contrary, references in this Plan to the Debtors or to the Reorganized Debtors mean the Debtors and the Reorganized Debtors, as applicable, to the extent the context requires.

C. Consent Rights

Notwithstanding anything to the contrary in this Plan, the Combined Order, or the Disclosure Statement, any and all consent, consultation, and approval rights set forth in the Transaction Support Agreement and the ABL/FILO Exit Commitment Letters, including rights and limitations with respect to the form and substance of any Definitive Document (including any amendments, restatements, supplements, or other modifications to such documents, and any consents, waivers, or other deviations under or from any such documents) shall be incorporated herein by this reference (including to the applicable definitions in Article I.A) and fully enforceable as if stated in full herein.

Article II.

ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS,

OTHER PRIORITY CLAIMS, AND UNITED STATES TRUSTEE STATUTORY FEES

In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims, Priority Tax Claims, and Other Priority Claims have not been classified and thus are excluded from the Classes of Claims and Interests set forth in Article III.

A.	Administrative Claims

1.	General Administrative Claims

Subject to the provisions of sections 328, 330(a), and 331 of the Bankruptcy Code, except to the extent that a Holder of an Allowed General Administrative Claim and the applicable Debtor(s) or Reorganized Debtor(s), as applicable, agree to less favorable treatment with respect to such Allowed General Administrative Claim, each Holder of an Allowed General Administrative Claim shall receive, in full and final satisfaction of its General Administrative Claim, an amount in Cash equal to the unpaid amount of such Allowed General Administrative Claim in accordance with the following: (a) if such General Administrative Claim is Allowed on or before the Effective Date, on the Effective Date or as soon as reasonably practicable thereafter or, if not then due, when such Allowed General Administrative Claim is due or as soon as reasonably practicable thereafter; (b) if such General Administrative Claim is Allowed after the Effective Date, on the date such General Administrative Claim is Allowed or as soon as reasonably practicable thereafter or, if not then due, when such Allowed General Administrative Claim is due or as soon as reasonably practicable thereafter; (c) at such time and upon such terms as may be agreed upon by such Holder and the Debtors or the Reorganized Debtors, as the case may be; or (d) at such time and upon such terms as set forth in an order of the Bankruptcy Court; provided, that Allowed General Administrative Claims that arise in the ordinary course of the Debtors’ businesses during the Chapter 11 Cases shall be paid by such applicable Debtor or Reorganized Debtor in full in Cash in the ordinary course of business in accordance with the terms and conditions of any controlling agreements, course of dealing, course of business, or industry practice without further notice to or order of the Bankruptcy Court. Nothing in the foregoing or otherwise in this Plan shall prejudice the Debtors’ or the Reorganized Debtors’ rights and defenses regarding any asserted General Administrative Claim.

2.	Professional Fee Claims

a. Professional Fee Applications

All final requests for payment of Professional Fee Claims for services rendered and reimbursement of expenses incurred before the Effective Date must be Filed no later than thirty (30) days after the Effective Date. The Bankruptcy Court shall determine the Allowed amounts of such Professional Fee Claims after notice and a hearing in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules, and prior Bankruptcy Court orders. The Reorganized Debtors shall pay Professional Fee Claims owing to the Retained Professionals in Cash in the amount the Bankruptcy Court Allows from funds held in the Professional Fee Escrow Account, as soon as reasonably practicable after such Professional Fee Claims are Allowed by entry of an order of the Bankruptcy Court; provided, that the Debtors’ and the Reorganized Debtors’ obligations to pay Allowed Professional Fee Claims shall not be limited or deemed limited to funds held in the Professional Fee Escrow Account. To the extent that funds held in the Professional Fee Escrow Account are insufficient to satisfy the Allowed amount of Professional Fee Claims owing to the Retained Professionals, the Reorganized Debtors shall pay such amounts within ten (10) Business Days of entry of the order approving such Professional Fee Claims.

b. Professional Fee Escrow Account

The Professional Fee Escrow Account shall be maintained in trust solely for the Retained Professionals and for no other Entities until all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full in Cash pursuant to one or more Final Orders of the Bankruptcy Court. No Liens, claims, or interests shall encumber the Professional Fee Escrow Account or Cash held in the Professional Fee Escrow Account in any way. No funds held in the Professional Fee Escrow Account shall be property of the Estates of the Debtors or the Reorganized Debtors. When all Professional Fee Claims Allowed by the Bankruptcy Court have been irrevocably paid in full in Cash pursuant to one or more Final Orders of the Bankruptcy Court, any remaining funds held in the Professional Fee Escrow Account shall be remitted to the Reorganized Debtors without any further notice to or action, order, or approval of the Bankruptcy Court or any other Entity being required.

c. Professional Fee Escrow Amount

No later than five (5) days before the anticipated Effective Date, the Retained Professionals shall deliver to the Debtors a reasonable and good-faith estimate of their unpaid fees and expenses incurred in rendering services to the Debtors before and as of the Effective Date projected to be outstanding as of the anticipated Effective Date. For the avoidance of doubt, no such estimate shall be considered or deemed an admission or limitation with respect to the amount of the fees and expenses that are the subject of a Retained Professional’s final request for payment of Professional Fee Claims Filed with the Bankruptcy Court, and such Retained Professionals are not bound to any extent by the estimates. If a Retained Professional does not provide an estimate, the Debtors may estimate the unpaid and unbilled fees and expenses of such Retained Professional. The total aggregate amount so estimated to be outstanding as of the anticipated Effective Date shall be utilized by the Debtors to determine the amount to be funded to the Professional Fee Escrow Account; provided, that the Reorganized Debtors shall use Cash on hand to increase the amount of the Professional Fee Escrow Account to the extent fee applications are Filed after the Effective Date in excess of the amount held in the Professional Fee Escrow Account based on such estimates.

For the avoidance of doubt, the terms of this Article II.A.2.c shall not apply to the parties entitled to receive the Restructuring Fees and Expenses.

B.	DIP Claims

Except to the extent that a Holder of an Allowed DIP Claim and the Debtor(s) against which such Allowed DIP Claim is asserted agree to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and the discharge of each Allowed DIP Claim, each Holder of an Allowed DIP Claim shall receive, on the Effective Date, its Pro Rata Share of: (1) the New Equity Interests equal to the amount of the DIP Participation Fee; and (2) in respect of the DIP Term Loan Claims, Exit Term Loans. All Holders of DIP Claims have consented to their treatment under this Plan pursuant to the terms of the Transaction Support Agreement and the DIP Facility Documents.

C.	Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim and the Debtor(s) against which such Allowed Priority Tax Claim is asserted agree to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of and in exchange for each Allowed Priority Tax Claim, each Holder of such Allowed Priority Tax Claim shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code. Nothing in the foregoing or otherwise in this Plan shall prejudice the Debtors’ or the Reorganized Debtors’ rights and defenses regarding any asserted Priority Tax Claim.

D.	Other Priority Claims

Except to the extent that a Holder of an Allowed Other Priority Claim and the Debtor(s) against which such Allowed Other Priority Claim is asserted agree to a less favorable treatment, in exchange for full and final satisfaction, settlement, release, and the discharge of each Allowed Other Priority Claim, each Holder of an Allowed Other Priority Claim due and payable on or before the Effective Date shall receive, as soon as reasonably practicable after the Effective Date, on account of such Claim: (1) Cash in an amount equal to the amount of such Allowed Other Priority Claim; or (2) Cash in an amount agreed to by the applicable Debtor or Reorganized Debtor, as applicable, and such Holder. To the extent any Allowed Other Priority Claim is not due and owing on or before the Effective Date, such Claim shall be paid in full in Cash in accordance with the terms of any agreement between the Debtors (or the Reorganized Debtors, as applicable) and such Holder, or as may be due and payable under applicable non-bankruptcy law or in the ordinary course of business. Nothing in the foregoing or otherwise in this Plan shall prejudice the Debtors’ or the Reorganized Debtors’ rights and defenses regarding any asserted Other Priority Claim.

E.	United States Trustee Statutory Fees

The Debtors and the Reorganized Debtors, as applicable, shall pay all United States Trustee Statutory Fees for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

F.	Restructuring Fees and Expenses

The Restructuring Fees and Expenses incurred, or estimated to be incurred, up to and including the Effective Date (or, with respect to necessary post-Effective Date activities, after the Effective Date), shall be paid in full in Cash on the Effective Date in accordance with, and subject to, the terms of the Transaction Support Agreement or the DIP/Cash Collateral Orders, as applicable, (unless otherwise provided in any other order of the Bankruptcy Court), without any requirement to file a fee application with the Bankruptcy Court or without any requirement for Bankruptcy Court or United States Trustee review or approval (unless otherwise provided in any other order of the Bankruptcy Court), or without notice and a hearing pursuant to section 1129(a)(4) of the Bankruptcy Code or otherwise. All Restructuring Fees and Expenses to be paid on the Effective Date shall be estimated before and as of the Effective Date and such estimates shall be delivered to the Debtors at least five (5) Business Days before the anticipated Effective Date; provided, however, that such estimates shall not be considered an admission or limitation with respect to such Restructuring Fees and Expenses. On the Effective Date, or as soon as practicable thereafter, final invoices for all Restructuring Fees and Expenses incurred before and as of the Effective Date shall be submitted to the Debtors. In addition, the Debtors and the Reorganized Debtors, as applicable, shall continue to pay, when due and payable in the ordinary course, pre-Effective Date Restructuring Fees and Expenses related to this Plan and the implementation, consummation, and defense of this Plan and the Restructuring Transactions, incurred before the Effective Date, in accordance with the Transaction Support Agreement and the ABL/FILO Exit Facility Commitment Letters.

Article III.

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Classification of Claims

This Plan constitutes a separate chapter 11 Plan of reorganization for each Debtor. The provisions of this Article III govern Claims against and Interests in the Debtors. Except for the Claims addressed in Article II above (or as otherwise set forth herein), all Claims and Interests are placed in Classes for each of the applicable Debtors. For all purposes under this Plan, each Class shall exist for each of the Debtors; provided, that any Class that is vacant as to a particular Debtor shall be treated in accordance with Article III.G below. In accordance with section 1123(a)(1) of the Bankruptcy Code, the Debtors have not classified Administrative Claims, Priority Tax Claims, and Other Priority Claims as described in Article II above.

The categories of Claims and Interests listed below classify Claims and Interests for all purposes, including voting, Confirmation, and distribution pursuant hereto and pursuant to sections 1122 and 1123(a)(1) of the Bankruptcy Code. This Plan deems a Claim or Interest to be classified in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class. A Claim or an Interest is in a particular Class only to the extent that any such Claim or Interest is Allowed in that Class and has not been paid or otherwise settled before the Effective Date.

Summary of Classification and Treatment of Claims and Interests

Class	Claim	Status	Voting Rights
1	Other Secured Claims	Unimpaired	Presumed to Accept
2	ABL Claims	Impaired	Entitled to Vote
3	FILO Claims	Impaired	Entitled to Vote
4	Term Loan Claims	Impaired	Entitled to Vote
5	General Unsecured Claims	Unimpaired	Presumed to Accept
6	Subordinated Claims	Impaired	Deemed to Reject
7	Intercompany Claims	Impaired / Unimpaired	Deemed to Reject / Presumed to Accept
8	Intercompany Interests	Impaired / Unimpaired	Deemed to Reject / Presumed to Accept
9	Existing Equity Interests	Impaired	Deemed to Reject

B.	Treatment of Claims and Interests

1.	Class 1 — Other Secured Claims

a.	Classification: Class 1 consists of all Other Secured Claims.

b.

Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in exchange for full and final satisfaction, settlement, release, and discharge of each Allowed Other Secured Claim, each Holder of an Allowed Other Secured Claim, at the option of the applicable Debtor, shall, on the Effective Date, (i) be paid in full in Cash including the payment of any interest required to be paid under section 506(b) of the Bankruptcy Code, (ii) receive the collateral securing its Allowed Other Secured Claim, or (iii) receive any other treatment that would render such Claim Unimpaired, in each case, as determined by the Debtors with the consent of the Required DIP Lenders (not to be unreasonably withheld).

c.

Voting: Class 1 is Unimpaired, and Holders of Other Secured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Other Secured Claims are not entitled to vote to accept or reject this Plan. Holders of Other Secured Claims shall be provided a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.

2.	Class 2 — ABL Claims

a.	Classification: Class 2 consists of all ABL Claims.

b.

Allowance: ABL Claims shall be deemed Allowed in the aggregate principal amount of $286,392,067.52, plus (i) any accrued but unpaid fees and interest in respect thereof through and including the Effective Date, (ii) outstanding letters of credit, (iii) amounts drawn under letters of credit, (iv) the amount of all other “Revolving Obligations” (as defined in the ABL Credit Agreement), and (v) fees and other expenses arising under or in connection with the ABL Facility (including with respect to any fees, expenses or other amounts owed on account of the ABL Facility pursuant to the DIP/Cash Collateral Orders).

c.

Treatment: Except to the extent that a Holder of an Allowed ABL Claim agrees to less favorable treatment, on the Effective Date, either (i) in the event the Debtors elect to refinance the ABL Claims (which election may be made only if the Debtors are also refinancing the FILO Claims and with the consent of the Required DIP Lenders), each Holder of an Allowed ABL Claim shall receive payment in full in Cash on the Effective Date in the Allowed amount of such ABL Claim (including the replacement or cash collateralization of all issued and undrawn letters of credit in accordance with and in the amounts specified under the ABL Credit Agreement) or (ii) in the event clause (i) is not applicable, (A) each Holder of an Allowed ABL Claim shall receive its Pro Rata Share of refinanced loans under the Exit ABL/FILO Facility Amendment in an amount equal to the principal amount of the Allowed ABL Claims held by such Holder as of the Effective Date, (B) each Holder of an Allowed ABL Claim shall receive Cash in an amount equal to the accrued but unpaid interest payable to such Holder under the ABL Credit Agreement as of the Effective Date, (C) Allowed ABL Claims consisting of letters of credit shall be deemed to be letters of credit issued under the Exit ABL/FILO Facility Amendment, (D) other Allowed ABL Claims shall be deemed to be obligations of the same type under the Exit ABL Loans and Exit FILO Loans, and (E) all Allowed ABL Claims shall continue to constitute obligations of the Debtors on the Effective Date; provided that the treatment pursuant to this clause (ii) shall apply only upon the Debtors’ satisfaction of the exit conditions enumerated in the ABL/FILO Exit Commitment Letters.

d.	Voting: Class 2 is Impaired, and Holders of ABL Claims are entitled to vote to accept or reject this Plan.

3.	Class 3 — FILO Claims

a.	Classification: Class 3 consists of all FILO Claims.

b.

Allowance: FILO Claims shall be deemed Allowed in the aggregate principal amount of $115,749,863, inclusive of the FILO Prepayment Premium and the unpaid portion of the Collateral Monitoring Fee (as defined in the FILO Fee Letter) that was earned as of the Petition Date for the second year of the FILO Facility, pursuant to the terms of the ABL Facility Documents, plus any accrued but unpaid interest in respect thereof through and including the Effective Date and fees and other expenses arising under or in connection with the FILO Term Loans (including with respect to any fees, expenses or other amounts owed on account of the FILO Term Loans pursuant to the DIP/Cash Collateral Orders).

c.

Treatment: Except to the extent that a Holder of an Allowed FILO Claim agrees to less favorable treatment, on the Effective Date, either (i) in the event the Debtors elect to refinance the FILO Claims (which election may be made only if the Debtors are also refinancing the ABL Claims and with the consent of the Required DIP Lenders), each Holder of an Allowed FILO Claim shall receive payment in full in Cash on the Effective Date in the Allowed amount of such FILO Claim or (ii) in the event clause (i) is not applicable, (A) each Holder of an Allowed FILO Claim shall receive its Pro Rata Share of refinanced loans under the Exit ABL/FILO Facility Amendment in an amount equal to the principal amount of the Allowed FILO Claims held by such Holder as of the Effective Date, and (B) each Holder of an Allowed FILO Claim shall receive Cash in an amount equal to the accrued but unpaid interest payable to such Holder under the ABL Credit Agreement as of the Effective Date; provided that the treatment pursuant to this clause (ii) shall apply only upon the Debtors’ satisfaction of the exit conditions enumerated in the ABL/FILO Exit Commitment Letters. The unpaid portion of the Collateral Monitoring Fee that was earned as of the Petition Date for the second year of the FILO Facility and the FILO Prepayment Premium shall be included in the amount of FILO Claims outstanding as of the Petition Date; provided that, on the Effective

Date of an Acceptable ABL/FILO Plan pursuant to which the Debtors enter into the Exit ABL/FILO Facility Amendment, (x) the amount of the FILO Claims constituting the FILO Prepayment Premium shall be waived and (y) such unpaid portion of the Collateral Monitoring Fee shall be deemed not to have been capitalized to principal, and shall instead be due and payable on a monthly basis in accordance with the FILO Fee Letter (as replaced or amended in connection with the Exit ABL/FILO Facility Amendment), it being understood that any monthly installment of such unpaid portion that would have been payable before the Effective Date of such Acceptable ABL/FILO Plan shall be paid in Cash to the FILO Term Loan Agent on such Effective Date.

d.	Voting: Class 3 is Impaired, and Holders of FILO Claims are entitled to vote to accept or reject this Plan.

4.	Class 4 — Term Loan Claims

a.	Classification: Class 4 consists of all Term Loan Claims.

b.	Allowance: Term Loan Claims shall be deemed Allowed in the aggregate principal amount of $658,125,000.

c.

Treatment: Except to the extent that a Holder of a Term Loan Claim agrees to less favorable treatment, on the Effective Date, each Holder of an Allowed Term Loan Claim shall receive, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed Term Loan Claim, its Pro Rata Share of the New Equity Interests, subject to dilution by the Management Incentive Plan, the DIP Participation Fee, and the New Equity Interests issued to certain Additional Financing Parties.

d.	Voting: Class 4 is Impaired, and Holders of Term Loan Claims are entitled to vote to accept or reject this Plan.

5.	Class 5 — General Unsecured Claims

a.	Classification: Class 5 consists of all General Unsecured Claims.

b.

Treatment: Subject to Article V.C of this Plan and except to the extent that a Holder of a General Unsecured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release, and discharge and in exchange for each Allowed General Unsecured Claim, each Holder of an Allowed General Unsecured Claim against a Debtor shall receive payment in full in Cash in accordance with applicable law and the terms and conditions of the particular transaction giving rise to, or the agreement that governs, such Allowed General Unsecured Claim on the later of (i) the date due in the ordinary course of business or (ii) the Effective Date; provided, however, that no Holder of an Allowed General Unsecured Claim shall receive any distribution for any Claim that has previously been satisfied pursuant to a Final Order of the Bankruptcy Court.

c.

Voting: Class 5 is Unimpaired, and Holders of General Unsecured Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of General Unsecured Claims are not entitled to vote to accept or reject this Plan. Holders of General Unsecured Claims shall be provided a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.

6.	Class 6 — Subordinated Claims

a.	Classification: Class 6 consists of all Subordinated Claims.

b.

Treatment: Holders of Subordinated Claims shall receive no recovery or distribution on account of such Subordinated Claims. Unless otherwise provided for under this Plan, on the Effective Date, Subordinated Claims shall be canceled, released, discharged, and extinguished.

c.

Voting: Class 6 is Impaired, and Holders of Subordinated Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Subordinated Claims are not entitled to vote to accept or reject this Plan.

7.	Class 7 — Intercompany Claims

a.	Classification: Class 7 consists of all Intercompany Claims.

b.

Treatment: No property shall be distributed to the Holders of Allowed Intercompany Claims. Unless otherwise provided for under this Plan, on the Effective Date, at the option of the applicable Debtor with the consent of the Required DIP Lenders (not to be unreasonably withheld), Intercompany Claims shall be either: (i) Reinstated; or (ii) set off, settled, distributed, contributed, merged, canceled, or released.

c.

Voting: Class 7 is either (i) Unimpaired, in which case Holders of Allowed Intercompany Claims are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired, and not receiving any distribution under this Plan, in which case Holders of Allowed Intercompany Claims are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, in each case, Holders of Allowed Intercompany Claims are not entitled to vote to accept or reject this Plan.

8.	Class 8 — Intercompany Interests

a.	Classification: Class 8 consists of all Intercompany Interests.

b.

Treatment: No property shall be distributed to the Holders of Allowed Intercompany Interests. Unless otherwise provided for under this Plan, on the Effective Date, at the option of the applicable Debtor with the consent of the Required DIP Lenders (not to be unreasonably withheld), Intercompany Interests shall be either: (i) Reinstated; or (ii) set off, settled, distributed, contributed, merged, canceled, or released.

c.

Voting: Class 8 is either (i) Unimpaired, in which case Holders of Allowed Intercompany Interests are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, or (ii) Impaired, and not receiving any distribution under this Plan, in which case Holders of Allowed Intercompany Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, in each case, Holders of Allowed Intercompany Interests are not entitled to vote to accept or reject this Plan.

9.	Class 9 — Existing Equity Interests

a.	Classification: Class 9 consists of all Existing Equity Interests.

b.

Treatment: Holders of Existing Equity Interests are not entitled to receive a recovery or distribution on account of such Existing Equity Interests. On the Effective Date, Existing Equity Interests shall be canceled, released, discharged, and extinguished, and shall be of no further force or effect.

c.

Voting: Class 9 is Impaired, and Holders of Existing Equity Interests are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Existing Equity Interests are not entitled to vote to accept or reject this Plan.

C.	Acceptance or Rejection of this Plan

1.	Presumed Acceptance of this Plan

Claims in Classes 1 and 5 are Unimpaired under this Plan and their Holders are conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code. Therefore, Holders of Claims in Classes 1 and 5 are not entitled to vote on this Plan and the votes of such Holders shall not be solicited. Notwithstanding their non-voting status, Holders of such Claims shall receive a Release Opt-Out Form solely for purposes of affirmatively opting out of the Third-Party Release.

2.	Voting Classes

Claims in Classes 2, 3, and 4 are Impaired under this Plan and the Holders of Allowed Claims in such Classes are entitled to vote to accept or reject this Plan, including by acting through a voting representative. For purposes of determining acceptance and rejection of this Plan, each such Class shall be regarded as a separate Voting Class and votes shall be tabulated on a Debtor-by-Debtor basis.

An Impaired Class of Claims shall have accepted this Plan if (a) the Holders, including Holders acting through a voting representative, of at least two-thirds (2/3) in amount of Claims actually voting in such Class have voted to accept this Plan and (b) the Holders, including Holders acting through a voting representative, of more than one-half (1/2) in number of Claims actually voting in such Class have voted to accept this Plan. Holders of Claims in Classes 2, 3, and 4 (or, if applicable, the voting representatives of such Holders) shall receive ballots containing detailed voting instructions. For the avoidance of doubt, each Claim in any Class entitled to vote to accept or reject this Plan that is not Allowed pursuant to this Plan, and in each case, is wholly contingent, unliquidated, or disputed, in each case, shall be accorded one (1) vote and valued at one dollar ($1.00) for voting purposes only, and not for purposes of allowance or distribution.

3.	Deemed Rejection of this Plan

Claims and Interests in Class 6 and 9 are Impaired under this Plan and are deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Claims and Interests in Classes 6 and 9 are not entitled to vote on this Plan and the votes of such Holders shall not be solicited.

4.	Presumed Acceptance of this Plan or Deemed Rejection of this Plan

Claims and Interests in Classes 7 and 8 are either (a) Unimpaired and, therefore, conclusively presumed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code, or (b) Impaired and shall receive no distributions under this Plan and, therefore, deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code. Therefore, Holders of Claims and Interests in Classes 7 and 8 are not entitled to vote on this Plan and votes of such Holders shall not be solicited.

D.	Confirmation Pursuant to Section 1129(a)(10) and 1129(b) of the Bankruptcy Code

Section 1129(a)(10) of the Bankruptcy Code shall be satisfied for purposes of Confirmation by acceptance of this Plan by an Impaired Class of Claims entitled to vote (i.e., any of Class 2, 3 or 4). The Debtors shall seek Confirmation pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class of Claims or Interests. The Debtors reserve the right to modify this Plan in accordance with Article XI of this Plan to the extent, if any, that Confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, including by modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and Bankruptcy Rules.

E.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Interests, and the respective distributions and treatments under this Plan, shall take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 509 or 510 of the Bankruptcy Code, or otherwise; provided, that, notwithstanding the foregoing, such Allowed Claims or Interests and their respective treatments set forth herein shall not be subject to setoff, demand, recharacterization, turnover, disgorgement, avoidance, or other similar rights of recovery asserted by any Person. Pursuant to section 510 of the Bankruptcy Code, except where otherwise provided herein, the Reorganized Debtors reserve the right to re-classify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination rights relating thereto.

F.	Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, nothing under this Plan shall affect or limit the Debtors’ or the Reorganized Debtors’ rights and defenses (whether legal or equitable) in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

G.	Vacant and Abstaining Classes

Any Class of Claims or Interests that is not occupied as of the commencement of the Combined Hearing by an Allowed Claim or Allowed Interest or a Claim or Interest temporarily Allowed under Bankruptcy Rule 3018 shall be deemed eliminated from this Plan for purposes of voting to accept or reject this Plan and for purposes of determining acceptance or rejection of this Plan by such Class pursuant to section 1129(a)(8) of the Bankruptcy Code. Moreover, any Class of Claims that is occupied as of the commencement of the Combined Hearing by an Allowed Claim or a Claim temporarily Allowed under Bankruptcy Rule 3018, but as to which no vote is cast, shall be deemed to accept this Plan pursuant to section 1129(a)(8) of the Bankruptcy Code.

H.	Controversy Concerning Impairment

If a controversy arises as to whether any Claim or Interest (or any Class of Claims or Interests) are Impaired under this Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date, absent consensual resolution of such controversy consistent with the Transaction Support Agreement among the Debtors and the complaining Entity or Entities.

I. Intercompany Interests and Intercompany Claims

To the extent Intercompany Interests and Intercompany Claims are Reinstated under this Plan, distributions on account of such Intercompany Interests and Intercompany Claims are not being received by Holders of such Intercompany Interests or Intercompany Interests on account of their Intercompany Interests or Intercompany Claims, but for the purposes of administrative convenience and to maintain the Debtors’ (and their Affiliates’) corporate structure, for the ultimate benefit of the Holders of New Equity Interests, to preserve ordinary course intercompany operations, and in exchange for the Debtors’ and Reorganized Debtors’ agreement under this Plan to make certain distributions to the Holders of Allowed Claims.

Article IV.

MEANS FOR IMPLEMENTATION OF THIS PLAN

A. General Settlement of Claims and Interests

In consideration for the classification, distributions, releases, and other benefits provided under this Plan, on the Effective Date, the provisions of this Plan shall constitute a set of integrated, good-faith compromises and settlements of all Claims, Interests, Causes of Action, and controversies resolved pursuant to this Plan. This Plan shall be deemed a motion by the Debtors to approve such compromises and settlements pursuant to Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, and the entry of the Combined Order shall constitute the Bankruptcy Court’s approval of such compromises and settlements under Bankruptcy Rule 9019 and section 1123 of the Bankruptcy Code, as well as a finding by the Bankruptcy Court that such integrated compromises or settlements are in the best interests of the Debtors, the Estates, and Holders of Claims and Interests, and are fair, equitable, and within the range of reasonableness. Subject to Article VI, distributions made to Holders of Allowed Claims and Allowed Interests in any Class are intended to be and shall be final and indefeasible and shall not be subject to avoidance, turnover, or recovery by any other Person.

B. Restructuring Transactions

Without limiting any rights and remedies of the Debtors or Reorganized Debtors under this Plan or applicable law, but in all cases subject to the terms and conditions of the Transaction Support Agreement, the Transaction Term Sheet, and Definitive Documents and any consents or approvals required thereunder, the entry of the Combined Order shall constitute authorization for the Debtors and Reorganized Debtors, as applicable, to take, or to cause to be taken, all actions necessary or appropriate to consummate and implement the provisions of this Plan before, on, and after the Effective Date, including such actions as may be necessary or appropriate to effectuate a corporate restructuring of their respective businesses and to otherwise simplify the overall corporate structure of the Reorganized Debtors. Such restructuring may include (1) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation, or dissolution containing terms that are consistent with the terms of this Plan, the Transaction Support Agreement, the Transaction Term Sheet, and the other Definitive Documents and that satisfy the applicable requirements of applicable state law and such other terms to which the applicable entities may agree; (2) the execution and delivery of appropriate instruments of transfer, assignment, assumption, or delegation of any asset, property, right, liability, duty, or obligation on terms consistent with the terms of this Plan, the Transaction Support Agreement, the Transaction Term Sheet, and the other Definitive Documents and having such other terms to which the applicable Entities may agree; (3) the filing of appropriate certificates or articles of merger, consolidation, or dissolution pursuant to applicable state law; and (4) all other actions that the Debtors and/or the applicable Entities determine to be necessary or appropriate, including making filings or recordings that may be required by applicable state law or foreign law in connection with such transactions, but in all cases subject to the terms and conditions of this Plan, the Transaction Support Agreement, the Transaction Term Sheet, and the other Definitive Documents and any consents or approvals required thereunder.

The Combined Order shall and shall be deemed to, pursuant to both section 1123 and section 363 of the Bankruptcy Code, authorize, among other things, all actions as may be necessary or appropriate to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions (including any other transaction described in, approved by, contemplated by, or necessary to effectuate this Plan).

C. Corporate Existence

Except as otherwise provided in this Plan, each Debtor shall continue to exist after the Effective Date as a separate corporate Entity, limited liability company, partnership, or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form, as the case may be, pursuant to the applicable law in the jurisdiction in which each Debtor is incorporated or formed and pursuant to the respective memorandum and articles of association, certificate of incorporation and bylaws (or other formation documents) in effect before the Effective Date, except to the extent such memorandum and articles of association, certificate of incorporation and bylaws (or other formation documents) are amended by this Plan, by the Debtors, or otherwise, and to the extent such documents are amended, such documents are deemed to be amended pursuant to this Plan and require no further action or approval (other than any requisite filings required under applicable state, provincial, or federal law).

D. Vesting of Assets in the Reorganized Debtors Free and Clear of Liens and Claims

Except as otherwise expressly provided in this Plan or any agreement, instrument, or other document incorporated herein pursuant to sections 1123(a)(5), 1123(b)(3), 1141(b) and (c), and other applicable provisions of the Bankruptcy Code, on and after the Effective Date, all property in each Estate, all Causes of Action, and any property acquired by any of the Debtors pursuant to this Plan shall vest in each respective Reorganized Debtor, free and clear of all Liens, Claims, charges, or other encumbrances. On and after the Effective Date, the Reorganized Debtors may (1) operate their respective businesses, (2) use, acquire, and dispose of their respective property, and (3) compromise or settle any Claims, Interests, or Causes of Action, in each case without notice to, supervision of, or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, including for the avoidance of doubt any restrictions on the use, acquisition, sale, lease, or disposal of property under section 363 of the Bankruptcy Code.

E. Cancellation of Existing Agreements and Existing Equity Interests

On the Effective Date, except with respect to the Exit ABL Loans, the Exit FILO Loans, the Exit ABL/FILO Facility Amendment, the ABL Credit Agreement (if amended and restated, refinanced, or deemed to be reaffirmed in connection with the Exit ABL/FILO Facility Amendment), and the ABL Facility Documents (including any pre-existing mortgage, deed of trust, Lien, pledge, or other security interest granted in connection therewith that shall be carried forward, continued, amended, or extended with respect to the Reorganized Debtors’ assets, to secure the Exit ABL Loans and the Exit FILO Loans), or to the extent otherwise provided in this Plan, the Combined Order, or any other Definitive Document, all notes, bonds, indentures, certificates, securities, purchase rights, options, warrants, collateral agreements, subordination agreements, or other instruments or documents directly or indirectly evidencing, creating, or relating to any existing indebtedness or obligations of the Debtors or giving rise to any rights or obligations relating to Claims against or Interests in the Debtors shall be deemed canceled and surrendered, and the obligations of the Debtors or the Reorganized Debtors, as applicable, and any Non-Debtor Affiliates thereunder or in any way related thereto shall be deemed satisfied in full, released, and discharged; provided, that, notwithstanding such cancellation, satisfaction, release, and discharge, anything to the contrary contained in this Plan or the Combined Order, Confirmation, or the occurrence of the Effective Date, any such document or instrument that governs the rights, claims, or remedies of the Holder of a Claim or Interest shall continue in effect solely for purposes of: (1) enabling the Holder of such Claim or Interest to receive distributions on account of such Claim or Interest under this Plan as provided herein; (2) allowing and preserving the rights of the Prepetition Agents, DIP Agent, and Exit Facility Agent, as applicable, to make distributions as specified under this Plan on account of Allowed Claims, as applicable, including allowing the Prepetition Agents, DIP Agent, and Exit Facility Agent, as applicable, to submit invoices for any amount and enforce any obligation owed to them under this Plan to the extent authorized or allowed by the applicable documents; (3) permitting the Reorganized Debtors and any other Distribution Agent, as applicable, to make distributions on account of applicable Claims and Interests, as applicable; (4) preserving the Prepetition Agents’, DIP Agent’s, and Exit Facility Agent’s, as applicable, rights, if any, to compensation and indemnification as against any money or property distributable to the Holders of ABL Claims, FILO Claims, Term Loan Claims, and DIP Claims, as applicable, including permitting the Prepetition Agents, DIP Agent, and Exit Facility Agent, as applicable, to maintain, enforce, and exercise any priority of payment or charging liens against such distributions each pursuant and subject to the terms of the ABL Credit Agreement, Term Loan Credit Agreement, and DIP Credit Agreement, as applicable, as in effect on or immediately before the Effective Date, (5) preserving all rights, remedies, indemnities, powers, and protections, including rights of enforcement, of the Prepetition Agents, DIP Agent, and Exit Facility Agent, as applicable, against any person other than a Released Party (which Released Parties include the Debtors, Reorganized Debtors, and Non-Debtor Affiliates), and any exculpations of the Prepetition Agents, DIP Agent, and Exit Facility Agent, as applicable; provided, that the Prepetition Agents, DIP Agent, and Exit Facility Agent, shall remain entitled to indemnification or contribution from the Holders of ABL Claims, FILO Claims, Term Loan Claims, and DIP Claims, each pursuant and subject to the terms of the ABL Credit Agreement, Term Loan Credit Agreement, and DIP Credit Agreement, as applicable, as in effect on the Effective Date, (6) permitting the Prepetition Agents, DIP Agent, and Exit Facility Agent, as applicable, to enforce any obligation (if any) owed to them under this Plan, (7) permitting the Prepetition Agents, DIP Agent, and Exit Facility Agent to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court, and (8) permitting the Prepetition Agents, DIP Agent, and Exit Facility Agent, to perform any functions that are necessary to effectuate the foregoing; provided, however, that nothing in this Article IV.E shall affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Combined Order, or this Plan, or (except as set forth in (5) above) the releases of the Released Parties pursuant to Article IX of this Plan, or result in any expense or liability to the Debtors or Reorganized Debtors, as applicable, except as expressly provided for in this Plan. For the avoidance of doubt, nothing in this Article IV.E shall cause the Reorganized Debtors’ obligations under the Exit Facilities Documents to be deemed satisfied in full, released, or discharged; provided, that notwithstanding this sentence, the ABL Claims, FILO Claims, Term Loan Claims, and DIP Claims shall be deemed satisfied in full, released, and discharged on the Effective Date. In furtherance of the foregoing, as of the Effective Date, Holders of ABL Claims, FILO Claims, Term Loan Claims, and DIP Claims shall be deemed to have released any such Claims against the Reorganized Debtors under the ABL Facility Documents, Term Loan Documents, and DIP Facility Documents and are enjoined from pursuing any such claims against any of the Reorganized Debtors in respect of such ABL Claims, FILO Claims, Term Loan Claims, and DIP Claims.

On the Effective Date, the Prepetition Agents, the DIP Agent, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors shall be automatically and fully released and discharged from any further responsibility under the ABL Credit Agreement, Term Loan Credit Agreement, and DIP Credit Agreement, as applicable. The Prepetition Agents, DIP Agent, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors shall be discharged and shall have no further obligation or liability except as provided in this Plan and the Combined Order, and after the performance by the Prepetition Agents, DIP Facility Agent, and their representatives and professionals of any obligations and duties required under or related to this Plan or the Combined Order, the Prepetition Agents, DIP Agent, and each of their respective directors, officers, employees, agents, affiliates, controlling persons, and legal and financial advisors shall be relieved of and released from any obligations and duties arising thereunder. The fees, expenses, and costs of the Prepetition Agents and the DIP Agent, including fees, expenses, and costs of each of their respective professionals incurred after the Effective Date in connection with the ABL Credit Agreement, Term Loan Credit Agreement, or DIP Credit Agreement, as applicable, and reasonable and documented fees, costs, and expenses associated with effectuating distributions pursuant to this Plan, including the fees and expenses of counsel, if any, shall be paid in accordance with the terms of this Plan and the applicable Definitive Documents.

F. Sources for Plan Distributions and Transfers of Funds Among Debtors

The Debtors shall fund Cash distributions under this Plan with Cash on hand, including Cash from operations, and the proceeds of the DIP Facility and Exit Facilities. Cash payments to be made pursuant to this Plan shall be made by the Reorganized Debtors in accordance with Article VI. Subject to any applicable limitations set forth in any post-Effective Date agreement (including the New Organizational Documents), the Reorganized Debtors shall be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Reorganized Debtors to satisfy their obligations under this Plan. Except as set forth herein, any changes in intercompany account balances resulting from such transfers shall be accounted for and settled in accordance with the Debtors’ historical intercompany account settlement practices and shall not violate the terms of this Plan.

From and after the Effective Date, the Reorganized Debtors, subject to any applicable limitations set forth in any post-Effective Date agreement (including the New Organizational Documents and the Exit Facilities Documents), shall have the right and authority without further order of the Bankruptcy Court to raise additional capital and obtain additional financing in accordance with, and subject to, applicable law.

G. Exit Facilities and Exit Facilities Documents

To the extent required and subject to the occurrence of the Effective Date, Confirmation of this Plan shall be deemed to constitute approval by the Bankruptcy Court of the Exit Facilities Documents (including all transactions contemplated thereby, such as any supplementation or syndication of the Exit Term Loans, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the incurrence of Liens securing the Exit Facilities and the payment of all fees, payments, indemnities, and expenses associated therewith) and, subject to the occurrence of the Effective Date, authorization for the applicable Reorganized Debtors to enter into and perform their obligations under the Exit Facilities Documents and such other documents as may be reasonably required or appropriate, subject to any consent or approval rights under the Definitive Documents. On or around the Effective Date, the Reorganized Debtors shall execute and deliver the Exit ABL/FILO Facility Amendment, the Exit Term Loan Credit Agreement, the Exit Intercreditor Agreement, and any other Exit Facilities Document, and shall execute, deliver, file, record, and issue any other related notes, guarantees, security documents, instruments, or agreements in connection therewith, in each case, without (a) further notice to the Bankruptcy Court, or (b) further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Person or Entity. On the Effective Date, the Exit Facilities shall be governed by the Exit Intercreditor Agreement.

On the Effective Date, the Exit Facilities Documents shall constitute legal, valid, binding, and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Exit Facilities Documents are being extended, and shall be deemed to have been extended, and all related payments made in connection therewith shall have been made, in each case, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recovery, turnover, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted, carried forward, continued, amended, extended, and/or reaffirmed (including in connection with any ABL Claims and FILO Claims that are refinanced by the Exit ABL/FILO Facility Amendment) under the Exit Facilities Documents shall: (1) be legal, binding, and enforceable Liens on, and security interests in, the collateral granted in accordance with the terms of the Exit Facilities Documents; (2) be deemed automatically perfected on the Effective Date, subject only to such Liens and security interests as may be permitted thereunder; and (3) not be subject to avoidance, recovery, turnover, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the Entities granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of this Plan and the Combined Order (it being understood that perfection shall occur automatically by virtue of the entry of the Combined Order, and any such filings, recordings, approvals, and consents shall not be required), and shall thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

H. Issuance of New Equity Interests and Deregistration

On the Effective Date, Reorganized Parent shall issue or reserve for issuance all of the New Equity Interests in accordance with the terms of this Plan and the New Organizational Documents. The issuance of the New Equity Interests is authorized without the need for further corporate or other action or any consent or approval of any national securities exchange upon which the New Equity Interests may be listed on or immediately following the Effective Date. All of the New Equity Interests issuable under this Plan and the Combined Order shall, when so issued be duly authorized, validly issued, fully paid, and non-assessable.

Reorganized Parent intends to exist and operate as a private company after the Effective Date. As promptly as reasonably practicable following the Effective Date, Reorganized Parent expects to take all necessary steps to terminate the registration of all Securities under the Exchange Act and Securities Act, including to de-register its Existing Equity Interests, and to terminate its reporting obligations under sections 12, 13, and 15(d) of the Exchange Act, including by (1) filing, or causing any applicable national securities exchange to file, a Form 25 with the SEC under the Exchange Act, and (2) filing a Form 15 with the SEC under the Exchange Act.

1. Absence of Listing / Transfer of New Equity Interests

On the Effective Date, the Reorganized Parent shall issue the New Equity Interests pursuant to this Plan and the New Organizational Documents. Reorganized Parent shall not be obligated to effect or maintain any listing of the New Equity Interests for trading on any national securities exchange (within the meaning of the Exchange Act) and it has no current intention of maintaining or obtaining such listing. Distributions of the New Equity Interests are expected to be made by delivery or book-entry transfer thereof by the Distribution Agent in accordance with this Plan and the New Organizational Documents, rather than through the facilities of DTC. Upon the Effective Date, after giving effect to the Restructuring Transactions, the New Equity Interests shall be that number of shares or membership interests as may be designated in the New Organizational Documents.

On and after the Effective Date, transfers of New Equity Interests shall be made in accordance with applicable United States law, United States securities laws (as applicable), and the New Stockholders Agreement (if applicable), including the payment of stamp duty tax and completion of registration with the Distribution Agent.

2. New Stockholders Agreement

On the Effective Date, to the extent applicable, the Reorganized Parent shall enter into the New Stockholders Agreement with the Holders of the New Equity Interests, which shall become effective and binding in accordance with its terms and conditions upon the parties thereto, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person or Entity (other than as expressly required by the New Stockholders Agreement). On and as of the Effective Date, all of the Holders of New Equity Interests shall be deemed to be parties to the New Stockholders Agreement (if applicable), without the need for execution by such Holder.

If applicable, the New Stockholders Agreement shall be binding on all Persons or Entities receiving, and all Holders of, the New Equity Interests (and their respective successors and assigns), whether such New Equity Interests is received or to be received on or after the Effective Date and regardless of whether such Person or Entity executes or delivers a signature page to the New Stockholders Agreement.

I. Exemption from Registration Requirements

No registration statement shall be filed under the Securities Act, or pursuant to any state securities laws, with respect to the offer and distribution of the New Equity Interests under this Plan. The offering, sale, issuance, and distribution of the New Equity Interests in exchange for Claims pursuant to Article II and Article III of this Plan and pursuant to the Combined Order shall be exempt from, among other things, the registration requirements of Section 5 of the Securities Act and any other applicable United States, state, or local law requiring registration for the offer or sale of a security pursuant to section 1145 of the Bankruptcy Code. Any and all such New Equity Interests may be resold without registration under the Securities Act by the recipients thereof pursuant to the exemption provided by Section 4(a)(1) of the Securities Act, subject to: (1) the provisions of section 1145(b)(1) of the Bankruptcy Code, which limits resale by Persons who are “underwriters” as that term is defined in such section; (2) restrictions under the Securities Act applicable to recipients who are an “affiliate” of the Reorganized Debtors as defined in Rule 144(a)(1) under the Securities Act, (3) compliance with any applicable state or foreign securities laws, if any, and any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such Securities; (4) the restrictions, if any, on the transferability of such Securities in the organizational documents of the issuer of, or in agreements or instruments applicable to holders of, such Securities; and (5) any other applicable regulatory approval.

The Reorganized Debtors need not provide any further evidence other than this Plan and the Combined Order with respect to the treatment of the New Equity Interests under applicable securities laws.

Notwithstanding anything to the contrary in this Plan, no Person or Entity (including, for the avoidance of doubt, DTC) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by this Plan, including, for the avoidance of doubt, whether the New Equity Interests are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. All such Persons and Entities including DTC shall be required to accept and conclusively rely upon this Plan or the Combined Order in lieu of a legal opinion regarding whether the New Equity Interests are exempt from registration and/or eligible for DTC book-entry delivery, settlement, and depository services. Notwithstanding any policies, practices, or procedures of DTC, DTC and any participants and intermediaries shall fully cooperate and take all actions to facilitate any and all transactions necessary or appropriate for implementation of this Plan or other contemplated thereby, including without limitation any and all distributions pursuant to this Plan.

J. New Organizational Documents

Subject to Article IV.E of this Plan, the Reorganized Debtors shall enter into such agreements and amend their corporate governance documents to the extent necessary to implement the terms and provisions of this Plan. Without limiting the generality of the foregoing, as of the Effective Date, each of the Reorganized Debtors shall be governed by the New Organizational Documents applicable to it. From and after the Effective Date, the organizational documents of each of the Reorganized Debtors shall comply with section 1123(a)(6) of the Bankruptcy Code, as applicable. On or immediately before the Effective Date, each Reorganized Debtor shall file its New Organizational Documents, if any, with the applicable Secretary of State and/or other applicable authorities in its jurisdiction of incorporation or formation in accordance with applicable laws of its jurisdiction of incorporation or formation, to the extent required for such New Organizational Documents to become effective.

K. Release of Liens and Claims

To the fullest extent provided under section 1141(c) and other applicable provisions of the Bankruptcy Code, except as otherwise provided in the Exit ABL/FILO Facility Amendment (including with respect to the ABL Facility and FILO Term Loans, to the extent any ABL Facility Documents are amended and restated or deemed to be Exit Facilities Documents), this Plan, the Combined Order, or in any contract, instrument, release, or other agreement or document entered into or delivered in connection with this Plan, on the Effective Date and concurrently with the applicable distributions made pursuant to Article VI hereof, all Liens, Claims, mortgages, deeds of trust, or other security interests against the assets or property of the Debtors or the Estates shall be fully released, canceled, terminated, extinguished, and discharged, in each case without further notice to or order of the Bankruptcy Court, act, or action under applicable law, regulation, order, or rule or the vote, consent, authorization, or approval of any Person or Entity; provided, that the Liens granted to the Prepetition Agents and the DIP Agent pursuant to the ABL Credit Agreement, Term Loan Credit Agreement, and DIP Credit Agreement shall remain in full force and effect solely to the extent provided for in this Plan. The filing of the Combined Order with any federal, state, or local agency or department shall constitute good and sufficient evidence of, but shall not be required to effect, the termination of such Liens, Claims, and other interests to the extent provided in the immediately preceding sentence. Any Person or Entity holding such Liens, Claims, or interests shall, pursuant to section 1142 of the Bankruptcy Code, promptly execute and deliver to the Reorganized Debtors such instruments of termination, release, satisfaction, and/or assignment (in recordable form) as may be reasonably requested by the Reorganized Debtors.

L. Exemption from Certain Taxes and Fees

To the fullest extent permitted by section 1146(a) of the Bankruptcy Code, any transfer (whether from a Debtor to a Reorganized Debtor or to any other Person) of property under, pursuant to, in contemplation of, or in connection with this Plan (including the Restructuring Transactions) pursuant to (1) the issuance, distribution, transfer, or exchange of any debt, securities, or other interest in the Debtors or the Reorganized Debtors, (2) the creation, modification, consolidation, termination, refinancing, or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means, (3) the making, assignment, or recording of any lease or sublease, (4) the grant of collateral security for any or all of the Exit Facilities or other indebtedness, or (5) the making, delivery, or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments, or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan (including the Restructuring Transactions), shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local governmental officials, agents, or filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, and shall forego the collection of any such tax or governmental assessment and accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, fee or governmental assessment.

M. Directors and Officers of the Reorganized Debtors

1. Reorganized Board

Before the Effective Date, the Debtors shall undertake any necessary or advisable steps to have the Reorganized Board in place immediately before the Effective Date. The occurrence of the Effective Date shall serve as ratification of the appointment of the Reorganized Board.

On the Effective Date, the terms of the current members of the Parent board of directors shall expire, and the Reorganized Board shall include those members set forth in the list of directors or managing members included in the Plan Supplement. Each independent director of the Debtors, in such capacity, shall not have any of his/her respective privileged and confidential documents, communications, or information transferred (or deemed transferred) to the Reorganized Debtors, Reorganized Parent, or any other Entity without such director’s prior written consent.

The Reorganized Board shall initially consist of five (5) members, comprising the Chief Executive Officer of the Reorganized Debtors, three (3) directors to be selected by the DIP Backstop Parties, and one (1) director to be selected by Project Swift LLC. Pursuant to section 1129(a)(5) of the Bankruptcy Code, the Debtors shall disclose in advance of Confirmation, solely to the extent such Persons are known and determined, the identity and affiliations of any Person proposed to serve on the Reorganized Board.

The occurrence of the Effective Date shall have no effect on the composition of the board of directors or managers of each of the subsidiary Debtors.

2. Senior Management

The existing officers of the Debtors as of the Effective Date shall remain in their current capacities as officers of the Reorganized Debtors, subject to their right to resign and the ordinary rights and powers of the Reorganized Board to remove or replace them in accordance with the New Organizational Documents and any applicable employment agreements that are assumed pursuant to this Plan.

3. Management Incentive Plan

After the Effective Date, the Reorganized Board shall adopt the Management Incentive Plan in accordance with the Transaction Term Sheet.

N. Preservation of Causes of Action

In accordance with section 1123(b) of the Bankruptcy Code, but subject to the releases and exculpation set forth in this section and in Article IX below, all Causes of Action that a Debtor may hold against any Entity shall vest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors shall have the exclusive right, authority, and discretion to determine and to initiate, file, prosecute, enforce, abandon, settle, compromise, release, withdraw, or litigate to judgment any such Causes of Action, whether arising before or after the Petition Date, and to decline to do any of the foregoing without the consent or approval of any third party or further notice to or action, order, or approval of the Bankruptcy Court. No Entity may rely on the absence of a specific reference in this Plan, the Plan Supplement, or the Disclosure Statement to any specific Cause of Action as any indication that the Debtors or the Reorganized Debtors shall not pursue any and all available Causes of Action. The Debtors and the Reorganized Debtors expressly reserve all rights to prosecute any and all Causes of Action against any Entity, except as otherwise expressly provided in this Plan, and, therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable, or otherwise) or laches, shall apply to any Cause of Action upon, after, or as a consequence of the Confirmation or the occurrence of the Effective Date. In addition, the Debtors and the Reorganized Debtors expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any of the Debtors are a plaintiff, defendant, or an interested party, against any Person or Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits. For the avoidance of doubt, in no instance shall any Cause of Action preserved pursuant to this Article IV.P include any Claim or Cause of Action released or exculpated under this Plan (including, without limitation, by the Debtors).

O. Corporate Action

Each of the Debtors and the Reorganized Debtors may take any and all actions to execute, deliver, File or record such contracts, instruments, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the provisions of this Plan, and without further notice to or order of the Bankruptcy Court, any act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers, or directors of the Debtors or the Reorganized Debtors or by any other Person (except for those expressly required pursuant hereto or by the Definitive Documents).

Upon the Effective Date, all actions contemplated by this Plan shall be deemed authorized, approved, and, to the extent taken before the Effective Date, ratified without any requirement for further action by Holders of Claims or Interests, directors, managers, or officers of the Debtors, the Reorganized Debtors, or any other Entity, including: (1) assumption and rejection (as applicable) of Executory Contracts and Unexpired Leases; (2) selection of the directors, managers, and officers for the Reorganized Debtors; (3) the execution of the New Organizational Documents and the Exit Facilities Documents; (4) the issuance and delivery of the New Equity Interests and the Exit Facilities; (5) implementation of the Restructuring Transactions, and (6) all other acts or actions contemplated, or reasonably necessary or appropriate to promptly consummate the transactions contemplated by this Plan (whether to occur before, on, or after the Effective Date). All matters provided for in this Plan involving the company structure of the Debtors, and any company action required by the Debtors in connection therewith, shall be deemed to have occurred on, and shall be in effect as of, the Effective Date, without any requirement of further action by the security holders, directors, managers, authorized persons, or officers of the Debtors.

Before, on, and after the Effective Date, the appropriate officers, directors, managers, or authorized persons of the Debtors, the Reorganized Parent, or any direct or indirect subsidiaries of the Reorganized Parent (including any president, vice-president, chief executive officer, treasurer, general counsel, secretary, or chief financial officer thereof) shall be authorized and directed to issue, execute, and deliver the agreements, documents, securities, memoranda and articles of association, certificates of incorporation, certificates of formation, bylaws, operating agreements, other organization documents, and instruments contemplated by this Plan (or necessary or desirable to effect the transactions contemplated by this Plan) in the name of and on behalf of the applicable Debtors or applicable Reorganized Debtors, including the (1) New Organizational Documents, (2) Exit Facilities Documents, and (3) any and all other agreements, documents, securities, and instruments relating to or contemplated by the foregoing. Before or on the Effective Date, each of the Debtors is authorized, in its sole discretion, to change its name or corporate form and to take such other action as required to effectuate a change of name or corporate form in the jurisdiction of incorporation of the applicable Debtor or Reorganized Debtor. To the extent the Debtors change their names or corporate form before the closing of the Chapter 11 Cases, the Debtors shall change the case captions accordingly.

P. Prepetition Intercreditor Agreements

Notwithstanding anything to the contrary in this Plan, the treatment of, and distributions (including rights to adequate protection and participation in the DIP Facility) made to Holders of ABL Claims, FILO Claims, and Term Loan Claims shall not be subject to the Existing Intercreditor Agreement or the terms thereof (including any turnover and disgorgement provisions), and the Existing Intercreditor Agreement shall be deemed so amended to the extent necessary to effectuate same; provided, that nothing in this Plan shall affect the application of the FILO Intercreditor Agreement or the terms thereof.

Q. Effectuating Documents; Further Transactions

Before, on, and after the Effective Date, the Debtors and the Reorganized Debtors and the directors, managers, officers, authorized persons, and members of the boards of directors or managers and directors or managers thereof, are authorized to and may issue, execute, deliver, file, or record such contracts, securities, notes, instruments, certificates, releases, and other agreements or documents and take such actions as may be necessary or appropriate to effectuate, implement, and further evidence the terms and provisions of this Plan, the New Organizational Documents, the Exit Facilities Documents, and any Securities issued pursuant to this Plan in the name of and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions, or consents except for those expressly required pursuant to this Plan or the Transaction Support Agreement.

R. Authority of the Debtors

Effective on the Confirmation Date, the Debtors shall be empowered and authorized to take or cause to be taken, before the Effective Date, all actions necessary or appropriate to achieve the Effective Date and enable the Reorganized Debtors to implement effectively the provisions of this Plan, the Combined Order, the Definitive Documents, and the Restructuring Transactions.

S. No Substantive Consolidation

This Plan is being proposed as a joint chapter 11 plan of the Debtors for administrative purposes only and constitutes a separate chapter 11 plan for each Debtor. This Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in this Plan.

T. Continuing Effectiveness of Final Orders

Payment authorization granted to the Debtors under any prior Final Order entered by the Bankruptcy Court shall continue in effect after the Effective Date. Accordingly, the Debtors or the Reorganized Debtors may pay or otherwise satisfy any Claim to the extent permitted by, and subject to, the applicable Final Order without regard to the treatment that would otherwise be applicable to such Claim under this Plan.

Article V.

TREATMENT OF EXECUTORY CONTRACTS

AND UNEXPIRED LEASES; EMPLOYEE BENEFITS; AND INSURANCE POLICIES

A. Assumption of Executory Contracts and Unexpired Leases

On the Effective Date, except as otherwise provided in this Plan, each of the Executory Contracts and Unexpired Leases not previously rejected, assumed, or assumed and assigned pursuant to an order of the Bankruptcy Court shall be deemed assumed as of the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code except any Executory Contract or Unexpired Lease (1) identified on the Rejected Executory Contract/Unexpired Lease List (which shall initially be filed with the Bankruptcy Court on the Plan Supplement Filing Date) as an Executory Contract or Unexpired Lease to be rejected (if any), (2) that is the subject of a separate motion or notice to reject pending as of the Effective Date, or (3) that previously expired or terminated pursuant to its own terms (disregarding any terms the effect of which is invalidated by the Bankruptcy Code).

Entry of the Combined Order by the Bankruptcy Court shall constitute an order approving the assumption of the Transaction Support Agreement pursuant to sections 365 and 1123 of the Bankruptcy Code and effective on the occurrence of the Effective Date. The Transaction Support Agreement shall be binding and enforceable against the applicable parties thereto in accordance with its terms. For the avoidance of doubt, the assumption of the Transaction Support Agreement shall not otherwise modify, alter, amend, or supersede any of the terms or conditions thereof including, without limitation, any termination events or provisions thereunder.

Entry of the Combined Order by the Bankruptcy Court shall constitute an order approving the assumption of the Executory Contracts and Unexpired Leases pursuant to sections 365(a) and 1123 of the Bankruptcy Code, effective on the occurrence of the Effective Date. Each Executory Contract and Unexpired Lease assumed pursuant to this Plan or by Bankruptcy Court order, and not assigned to a third party on or before the Effective Date, shall re-vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as such terms may have been modified by order of the Bankruptcy Court. To the maximum extent permitted by law, to the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease or the execution of any other Restructuring Transaction (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-Debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto. For the avoidance of doubt, consummation of the Restructuring Transactions shall not be deemed an assignment of any Executory Contract or Unexpired Lease of the Debtors, notwithstanding any change in name, organizational form, or jurisdiction of organization of any Debtor in connection with the occurrence of the Effective Date.

Notwithstanding anything to the contrary in this Plan, but subject to the Consent Rights in Article I.C, the Debtors or Reorganized Debtors, as applicable, reserve the right to amend or supplement the Rejected Executory Contract/Unexpired Lease List in their discretion before the Effective Date (or such later date as may be permitted by Article V below); provided, that the Debtors shall give prompt notice of any such amendment or supplement to any affected counterparty and such counterparty shall have no less than seven (7) days to object thereto on any grounds.

B. Payments on Assumed Executory Contracts and Unexpired Leases

Any monetary default under an Executory Contract or Unexpired Lease to be assumed pursuant to this Plan shall be satisfied, pursuant to section 365(b)(1) of the Bankruptcy Code, by payment of the default amount in Cash on the Effective Date or as soon as reasonably practicable thereafter, subject to the limitation described below, or on such other terms as the parties to such Executory Contract or Unexpired Lease may otherwise agree. In the event of a dispute regarding (1) the ability of the Reorganized Debtors or any assignee to provide “adequate assurance of future performance” (within the meaning of section 365(b) of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assumed, or (2) any other matter pertaining to assumption, the Bankruptcy Court shall hear such dispute before the assumption becoming effective; provided, that the Debtors, with the reasonable consent of the Required DIP Lenders for settlements exceeding $250,000, or Reorganized Debtors may settle any such dispute and shall pay any agreed upon cure amount without any further notice to any party or any action, order, or approval. The cure payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order(s) resolving the dispute and approving the assumption and shall not prevent or delay implementation of this Plan or the occurrence of the Effective Date.

Any and all Proofs of Claim based upon Executory Contracts or Unexpired Leases that have been assumed in the Chapter 11 Cases, including pursuant to the Combined Order, shall be deemed disallowed and expunged as of the Effective Date without the need for any objection thereto or any further notice to or action, order, or approval of the Bankruptcy Court.

C. Claims Based on Rejection of Executory Contracts and Unexpired Leases

Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of the Executory Contracts and Unexpired Leases pursuant to this Plan or otherwise must be filed with the Notice and Claims Agent within twenty-one (21) days of the effective date of the rejection of the applicable Executory Contract or Unexpired Lease (which shall be the Confirmation Date unless otherwise provided in an order of the Bankruptcy Court providing for the rejection of an Executory Contract or Unexpired Lease). Any Proofs of Claim arising from the rejection of the Executory Contracts and Unexpired Leases that are not timely filed shall be automatically disallowed without further order of the Bankruptcy Court. All Allowed Claims arising from the rejection of the Executory Contracts and Unexpired Leases shall constitute General Unsecured Claims and shall be treated in accordance with Article III.B of this Plan.

D. Contracts and Leases Entered into After the Petition Date

Contracts and leases entered into after the Petition Date by any Debtor, including any Executory Contracts and Unexpired Leases assumed by any Debtor, shall be performed by such Debtor or Reorganized Debtor, as applicable, liable thereunder in the ordinary course of business. Accordingly, such contracts and leases (including any Executory Contracts and Unexpired Leases assumed or assumed and assigned pursuant to section 365 of the Bankruptcy Code) that have not been rejected as of the Confirmation Date shall survive and remain unaffected by entry of the Combined Order.

E. Reservation of Rights

Nothing contained in this Plan shall constitute an admission by the Debtors that any contract or lease is in fact an Executory Contract or Unexpired Lease or that any Reorganized Debtor has any liability thereunder. If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of assumption, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease. If there is a dispute regarding a Debtor’s or Reorganized Debtor’s liability under an assumed Executory Contract or Unexpired Lease, the Reorganized Debtors shall be authorized to move to have such dispute heard by the Bankruptcy Court pursuant to Article X of this Plan.

F. Directors and Officers Insurance Policies

On the Effective Date the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ D&O Insurance Policies (including any “tail coverage” and all agreements, documents, or instruments related thereto) in effect before the Effective Date pursuant to sections 105 and 365(a) of the Bankruptcy Code, without the need for any further notice to or action, order, or approval of the Bankruptcy Court. Confirmation of this Plan shall not discharge, impair, or otherwise modify any indemnity obligations assumed by the foregoing assumption of the D&O Insurance Policies, and each such indemnity obligation shall be deemed and treated as an Executory Contract that has been assumed by the Debtors under this Plan as to which no Proof of Claim need be Filed. The Debtors and, after the Effective Date, the Reorganized Debtors shall retain the ability to supplement such D&O Insurance Policies as the Debtors or Reorganized Debtors, as applicable, may deem necessary. For the avoidance of doubt, entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the unexpired D&O Insurance Policies.

In addition, on or after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any D&O Insurance Policies (including any “tail policy” and all agreements, documents, or instruments related thereto) in effect on or before the Effective Date, with respect to conduct occurring prior thereto, and all current and former directors, officers, and managers of the Debtors who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policies for the full term of such policies regardless of whether such current and former directors, officers, and managers remain in such positions after the Effective Date, all in accordance with and subject in all respects to the terms and conditions of the D&O Insurance Policies, which shall not be altered.

G. Other Insurance Contracts

On the Effective Date, each of the Debtors’ Insurance Contracts in existence as of the Effective Date shall be Reinstated and continued in accordance with their terms and, to the extent applicable, shall be deemed assumed by the applicable Reorganized Debtor pursuant to section 365 of the Bankruptcy Code and Article V of this Plan. Nothing in this Plan shall affect, impair, or prejudice the rights of the insurance carriers, the insureds, or the Reorganized Debtors under the Insurance Contracts in any manner, and such insurance carriers, the insureds, and Reorganized Debtors shall retain all rights and defenses under such Insurance Contracts. The Insurance Contracts shall apply to and be enforceable by and against the insureds and the Reorganized Debtors in the same manner and according to the same terms and practices applicable to the Debtors, as existed before the Effective Date.

H. Indemnification Provisions and Reimbursement Obligations

On and as of the Effective Date, and except as prohibited by applicable law and subject to the limitations set forth herein, the Indemnification Provisions shall be assumed and irrevocable and shall survive the effectiveness of this Plan, and the New Organizational Documents shall provide to the fullest extent provided by law for the indemnification, defense, reimbursement, exculpation, and/or limitation of liability of, and advancement of fees and expenses to the Debtors’ and the Reorganized Debtors’ current and former directors, officers, equity holders, managers, members, employees, accountants, investment bankers, attorneys, other professionals, agents of the Debtors, and such current and former directors’, officers’, equity holders’, managers’, members’, and employees’ respective Affiliates (each of the foregoing solely in their capacity as such) at least to the same extent as the Indemnification Provisions, against any Claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted. Notwithstanding anything in this Plan to the contrary, none of the Reorganized Debtors shall amend and/or restate the New Organizational Documents before or after the Effective Date to terminate or adversely affect any of the Indemnification Provisions.

I. Employee Compensation and Benefits

1. Compensation and Benefits Programs

Subject to the provisions of this Plan, all Compensation and Benefits Programs (other than awards of stock options, restricted stock, restricted stock units, and other equity awards) shall be treated as Executory Contracts under this Plan and deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code. All Proofs of Claim Filed for amounts due under any Compensation and Benefits Program shall be considered satisfied by the applicable agreement and/or program and agreement to assume and cure in the ordinary course as provided in this Plan. All collective bargaining agreements to which any Debtor is a party, and all Compensation and Benefits Programs which are maintained pursuant to such collective bargaining agreements or to which contributions are made or benefits provided pursuant to a current or past collective bargaining agreement, shall be deemed assumed on the Effective Date pursuant to the provisions of sections 365 and 1123 of the Bankruptcy Code and the Reorganized Debtors reserve all of their rights under such agreements. For the avoidance of doubt, the Debtors and Reorganized Debtors, as applicable, shall honor all their obligations under section 1114 of the Bankruptcy Code.

None of the Restructuring, the Restructuring Transactions, or any assumption of Compensation and Benefits Programs pursuant to the terms herein shall be deemed to trigger any applicable change of control, vesting, termination, acceleration, or similar provisions therein; provided that the Assumed Employee Agreements shall be assumed and governed by the terms thereof. Subject to the preceding sentence, no counterparty shall have rights under a Compensation and Benefits Program assumed pursuant to this Plan other than those applicable immediately before such assumption.

2. Workers’ Compensation Programs

As of the Effective Date, except as set forth in the Plan Supplement, the Debtors and the Reorganized Debtors shall continue to honor their obligations under: (a) all applicable state workers’ compensation laws; and (b) the Workers’ Compensation Contracts. All Proofs of Claims filed by the Debtors’ current or former employees on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court based upon the treatment provided for herein; provided, that nothing in this Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to the Workers’ Compensation Contracts; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors in addition to what is provided for under applicable non-bankruptcy law and/or the Workers’ Compensation Contracts.

Article VI.

PROVISIONS GOVERNING DISTRIBUTIONS

A. Timing and Calculation of Amounts to Be Distributed

Unless otherwise provided in this Plan, on the Effective Date (or if a Claim is not an Allowed Claim on the Effective Date, on the date that such Claim becomes an Allowed Claim, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim shall receive the full amount of the distributions that this Plan provides for Allowed Claims in the applicable Class; provided, that any Allowed Administrative Claims with respect to liabilities incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases or assumed by the Debtors before the Effective Date shall be paid or performed in the ordinary course of business.

In the event that any payment or act under this Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date.

If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VII hereof. Except as otherwise provided herein, Holders of Claims shall not be entitled to postpetition interest, dividends, or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B. Special Rules for Distributions to Holders of Disputed Claims

Except as otherwise agreed by the relevant parties: (1) no partial payments and no partial distributions shall be made with respect to a Disputed Claim until all such disputes in connection with such Disputed Claim have been resolved by settlement or Final Order; and (2) any Entity that holds both an Allowed Claim and a Disputed Claim shall not receive any distribution on the Allowed Claim unless and until all objections to the Disputed Claim have been resolved by settlement or Final Order or such Claims or Interests have been Allowed or expunged.

C. Rights and Powers of Distribution Agent

1. Powers of the Distribution Agent

The Distribution Agent shall be empowered to: (a) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties under this Plan; (b) make all distributions contemplated hereby; (c) employ professionals to represent it with respect to its responsibilities; and (d) exercise such other powers as may be vested in the Distribution Agent by order of the Bankruptcy Court, pursuant to this Plan, or as deemed by the Distribution Agent to be necessary and proper to implement the provisions hereof.

2. Expenses Incurred on or After the Effective Date and Indemnification

Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by the Distribution Agent on or after the Effective Date (including taxes in connection with this Plan, but excluding any income, franchise, or similar taxes), and any reasonable compensation and expense reimbursement claims (including reasonable attorney fees and expenses), made by the Distribution Agent shall be paid in Cash by the Reorganized Debtors.

D. Delivery of Distributions

1. Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed and any party responsible for making distributions shall instead be authorized and entitled to recognize only those record Holders listed on the Claims Register as of the close of business on the Distribution Record Date. The Distribution Record Date shall not apply to distributions in respect of Securities deposited with DTC, the Holders of which shall receive distributions, if any, in accordance with the customary exchange procedures of DTC or this Plan. For the avoidance of doubt, in connection with a distribution through the facilities of DTC (if any), DTC shall be considered a single Holder for purposes of distributions.

2. Delivery of Distributions in General

Except as otherwise provided herein, the Distribution Agent shall make distributions to Holders of Allowed Claims as of the Distribution Record Date, or, if applicable, to such Holder’s designee, as appropriate: (a) at the address for each such Holder as indicated on the Debtors’ records as of the Distribution Record Date; (b) to the signatory set forth on any Proof of Claim Filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is Filed or if the Debtors have not been notified in writing of a change of address); (c) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtors or the applicable Distribution Agent, as appropriate, after the date of any related Proof of Claim; or (d) on any counsel that has appeared in the Chapter 11 Cases on the Holder’s behalf; provided, that the manner of such distributions shall be determined at the discretion of the Reorganized Debtors.

All distributions to Holders of DIP Claims shall be made to the DIP Agent or the Exit Facility Agent, as applicable, and the DIP Agent or the Exit Facility Agent shall be, and shall act as, the Distribution Agent with respect to the DIP Claims in accordance with the terms and conditions of this Plan and the applicable debt documents.

All distributions to Holders of Term Loan Claims shall be made to the Term Loan Agent, and the Term Loan Agent shall be, and shall act as, the Distribution Agent with respect to the Term Loan Claims in accordance with the terms and conditions of this Plan and the applicable debt documents.

3. Minimum Distributions

Notwithstanding any provision in this Plan to the contrary, no Distribution Agent shall be required to make distributions or payments of less than $100 (whether in Cash or otherwise) with respect to Impaired Claims. No fractional shares of New Equity Interests shall be distributed and no Cash shall be distributed in lieu of such fractional amounts. When any distribution pursuant to this Plan on account of an Allowed Claim would otherwise result in the issuance of a number of shares of New Equity Interests that is not a whole number, the actual distribution of shares of New Equity Interests shall be rounded as follows: (a) fractions of one-half (1⁄2) or greater shall be rounded to the next higher whole number and (b) fractions of less than one-half (1⁄2) shall be rounded to the next lower whole number with no further payment therefore. The total number of authorized shares of New Equity Interests to be distributed under this Plan shall be adjusted as necessary to account for the foregoing rounding. For distribution purposes (including rounding), DTC shall be treated as a single Holder.

4. Undeliverable Distributions

In the event that any distribution to any Holder of Allowed Claims is returned as undeliverable, no distribution to such Holder shall be made unless and until the Distribution Agent has determined the then-current address of such Holder, at which time such distribution shall be made to such Holder without interest; provided, that such distributions shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one (1) year from the Effective Date. After such date, all unclaimed property or interests in property shall revert to the Reorganized Debtors automatically and without need for a further order by the Bankruptcy Court (notwithstanding any applicable federal, provincial or state escheat, abandoned, or unclaimed property laws to the contrary), and the Claim of any Holder of Claims to such property or interest in property shall be discharged and forever barred.

E. Compliance with Tax Requirements; Allocations

In connection with this Plan and all distributions hereunder, the Reorganized Debtors and any other applicable Distribution Agent (including for purposes of this Article IV.E, the Debtors) shall comply with all applicable withholding and reporting requirements imposed on them by any Governmental Unit, and all distributions hereunder and under all related agreements shall be subject to any such withholding and reporting requirements. Notwithstanding any provision in this Plan to the contrary, the Reorganized Debtors and any other applicable Distribution Agent shall have the right, but not the obligation, to take any and all actions that may be necessary or appropriate to comply with such applicable withholding and reporting requirements, including (a) withholding distributions and amounts therefrom pending receipt of information necessary to facilitate such distributions, including properly executed withholding certification forms, and (2) in the case of a non-Cash distribution that is subject to withholding, withholding an appropriate portion of such property and either liquidating such withheld property to generate sufficient funds to pay applicable withholding taxes (or reimburse the distributing party for any advance payment of the withholding tax) or pay the withholding tax using its own funds and retain such withheld property. Notwithstanding any provision in this Plan to the contrary, upon the request of the Reorganized Debtors or any other applicable Distribution Agent, all Persons and Entities holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes (or establish eligibility for an exclusion for the withholding of taxes), and each Holder of an Allowed Claim shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding, and other tax obligations, on account of such distribution. Any amounts withheld or reallocated pursuant to this Article IV.E shall be treated as if distributed to the Holder of the Allowed Claim.

Any Person or Entity entitled to receive any property as an issuance or distribution under this Plan shall, upon request, deliver to the applicable Reorganized Debtor or any other applicable Distribution Agent, or such other Person designated by the Reorganized Debtor or the Distribution Agent, an IRS Form W-9 or, if the payee is a foreign Person or Entity, an applicable IRS Form W-8, or any other forms or documents reasonably requested by a Reorganized Debtor or Distribution Agent to reduce or eliminate any withholding required by any Governmental Unit.

The Reorganized Debtors reserve the right to allocate all distributions made under this Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, Liens, and encumbrances.

F. Applicability of Insurance Contracts

Notwithstanding anything to the contrary in this Plan, the Plan Supplement, the Disclosure Statement, or the Combined Order (including, without limitation, any provision that purports to be preemptory or supervening, confers Bankruptcy Court jurisdiction, or requires a party to opt out of any releases):

1. on and after the Effective Date, all Insurance Contracts (a) are found to be and shall be treated as, Executory Contracts under this Plan and shall be assumed pursuant to sections 105 and 365 of the Bankruptcy Code by the applicable Debtor, and/or (b) shall vest in the Reorganized Debtors and ride through and continue in full force and effect in accordance with their respective terms in either case such that the Reorganized Debtors shall become and remain jointly and severally liable in full for, and shall satisfy, any premiums, deductibles, self-insured retentions, and/or any other amounts or obligations arising in any way out of the receipt of payment from an Insurer in respect of the Insurance Contracts and as to which no Proof of Claim, Administrative Claim, or Cure Cost claim need be filed; and

2. solely with respect to Insurance Contracts, the automatic stay of section 362(a) of the Bankruptcy Code and the injunctions set forth in this Plan, if and to the extent applicable, shall be deemed lifted without further order of this Bankruptcy Court, solely to permit (a) claimants with valid workers’ compensation claims or direct action claims against Insurers under applicable non-bankruptcy law to proceed with their claims; (b) Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of this Bankruptcy Court, (i) workers’ compensation claims, (ii) claims where a claimant asserts a direct claim against an Insurer under applicable non-bankruptcy law, or an order has been entered by this Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in this Plan to proceed with its claim, and (iii) all costs in relation to each of the foregoing; and (c) the Insurers to collect from any or all of the collateral or security provided by or on behalf of the Debtors (or the Reorganized Debtors) at any time and to hold the proceeds thereof as security for the obligations of the Debtors (or the Reorganized Debtors) and/or apply such proceeds to the obligations of the Debtors (or the Reorganized Debtors) under the applicable Insurance Contracts, in such order as the applicable Insurer may determine.

Nothing contained in this Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including Insurers under any Insurance Contracts, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers under the Insurance Contracts and/or applicable non-bankruptcy law.

G. Allocation of Distributions Between Principal and Interest

Except as otherwise required by law (as reasonably determined by the Reorganized Debtors), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

H. No Postpetition Interest on Claims

Unless otherwise specifically provided for in this Plan, any other Definitive Document, the Combined Order, the DIP/Cash Collateral Orders, or any other Final Order of the Bankruptcy Court, or required by applicable bankruptcy law (including, without limitation, as required pursuant to section 506(b) or section 511 of the Bankruptcy Code), postpetition interest shall not accrue or be paid on any Claims and no Holder of a Claim or Interest shall be entitled to interest accruing on or after the Petition Date on any Claim.

I. Means of Cash Payment

Payments of Cash made pursuant to this Plan shall be in United States dollars and shall be made, at the option of the Debtors or the Reorganized Debtors (as applicable), by checks drawn on, or wire transfer from, a domestic bank selected by the Debtors or the Reorganized Debtors. Cash payments to foreign creditors may be made, at the option of the Debtors or the Reorganized Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

J. Setoffs and Recoupment

Except as otherwise provided herein, each Reorganized Debtor pursuant to the Bankruptcy Code (including section 553 of the Bankruptcy Code), applicable bankruptcy or non-bankruptcy law, or as may be agreed to by the Holder of an Allowed Claim, may set off or recoup against any Allowed Claim and the distributions to be made pursuant to this Plan on account of such Allowed Claim, any Claims, rights, and Causes of Action of any nature that the applicable Debtor or Reorganized Debtor may hold against the Holder of such Allowed Claim, to the extent such Claims, rights, or Causes of Action have not been otherwise compromised, settled, or assigned on or before the Effective Date (whether pursuant to this Plan, a Final Order or otherwise); provided, that neither the failure to effect such a setoff or recoupment nor the allowance of any Claim pursuant to this Plan shall constitute a waiver or release by such Reorganized Debtor of any such Claims, rights, and Causes of Action.

K. Claims Paid or Payable by Third Parties

1. Claims Paid by Third Parties

A Claim shall be correspondingly reduced, and the applicable portion of such Claim shall be disallowed without an objection to such Claim having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court, to the extent that the Holder of such Claim receives a payment on account of such Claim from a party that is not a Debtor or Reorganized Debtor. To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such Holder shall, within fourteen (14) days of receipt thereof, repay or return the distribution to the Reorganized Debtors to the extent the Holder’s total recovery on account of such Claim from the third party and under this Plan exceeds the amount of such Claim as of the date of any such distribution under this Plan. The failure of such Holder to timely repay or return such distribution shall result in the Holder owing the Reorganized Debtors annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the fourteen (14) day grace period specified above until the amount is repaid.

2. Claims Payable by Insurers

No distributions under this Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Contracts until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Contract. To the extent that one or more of the Insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such Insurers’ agreement, the applicable portion of such Claim may be expunged without a Claim objection having to be Filed and without any further notice to or action, order, or approval of the Bankruptcy Court

3. Insurance Contracts

Except as otherwise provided in this Plan, distributions to Holders of Allowed Claims shall be in accordance with the provisions of any applicable Insurance Contract. Notwithstanding anything to the contrary herein, nothing contained in this Plan shall constitute or be deemed a release, settlement, satisfaction, compromise, or waiver of any Cause of Action that the Debtors or any other Entity may hold against any other Entity, including Insurers, under any Insurance Contracts or applicable indemnity, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any defenses, including coverage defenses, held by such Insurers.

Article VII.

PROCEDURES FOR RESOLVING CONTINGENT,

UNLIQUIDATED, AND DISPUTED CLAIMS

A. No Filings of Proofs of Claim

Except as otherwise provided in this Plan, Holders of Claims shall not be required to File a Proof of Claim, and except as provided in this Plan, no parties should File a proof of Claim. The Debtors do not intend to object in the Bankruptcy Court to the allowance of Claims Filed; provided, that the Debtors and the Reorganized Debtors, as applicable, reserve the right to object to any Claim that is entitled, or deemed to be entitled, to a distribution under this Plan or is rendered Unimpaired under this Plan. Instead, the Debtors intend to make distributions, as required by this Plan, in accordance with the books and records of the Debtors. Unless disputed by a Holder of a Claim, the amount set forth in the books and records of the Debtors shall constitute the amount of the Allowed Claim of such Holder except that (unless expressly waived pursuant to this Plan) the Allowed amount of such Claim shall be subject to the limitations or maximum amounts permitted by the Bankruptcy Code, including sections 502 and 503 of the Bankruptcy Code, to the extent applicable. If any such Holder of a Claim disagrees with the Debtors’ books and records with respect to the Allowed amount of such Holder’s Claim, such Holder must so advise the Debtors in writing within thirty (30) days of receipt of any distribution on account of such Holder’s Claim, in which event the Claim shall become a Disputed Claim. The Debtors intend to attempt to resolve any such disputes consensually or through judicial means outside the Bankruptcy Court. Nevertheless, the Debtors may, in their discretion, File with the Bankruptcy Court (or any other court of competent jurisdiction) an objection to the allowance of any Claim or any other appropriate motion or adversary proceeding with respect thereto. All such objections shall be litigated to Final Order; provided, that the Debtors may compromise, settle, withdraw, or resolve by any other method approved by the Bankruptcy Court any objections to Claims.

All Proofs of Claim Filed in the Chapter 11 Cases shall be considered objected to and Disputed without further action by the Debtors. Upon the Effective Date, all Proofs of Claim Filed against the Debtors, regardless of the time of filing, and including Proofs of Claim Filed after the Effective Date, shall be deemed withdrawn and expunged, other than as provided below. Notwithstanding anything in this Plan to the contrary, disputes regarding the amount of any Cure Cost pursuant to section 365 of the Bankruptcy Code and Claims that the Debtors seek to have determined by the Bankruptcy Court, shall in all cases be determined by the Bankruptcy Court. Except as otherwise provided herein, all Proofs of Claim Filed after the Effective Date shall be disallowed and forever barred, estopped, and enjoined from assertion, and shall not be enforceable against any Reorganized Debtor, without the need for any objection by the Reorganized Debtors or any further notice to or action, order, or approval of the Bankruptcy Court.

B. Allowance and Disallowance of Claims

After the Effective Date, and except as otherwise provided in this Plan, the Reorganized Debtors shall have and shall retain any and all available rights and defenses that the Debtors had with respect to any Claim immediately before the Effective Date, including, without limitation, the right to assert any objection to Claims based on the limitations imposed by section 502 of the Bankruptcy Code. The Debtors and the Reorganized Debtors may, but are not required to, contest the amount and validity of any Disputed Claim or contingent or unliquidated Claim in the ordinary course of business in the manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Cases had not been commenced.

All Claims and Interests of any Entity from which property is sought by the Debtors under sections 542, 543, 550, or 553 of the Bankruptcy Code or that the Debtors or the Reorganized Debtors allege is a transferee of a transfer that is avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code shall be disallowed if: (1) the Entity, on the one hand, and the Debtors or the Reorganized Debtors, as applicable, on the other hand, agree or the Bankruptcy Court has determined by Final Order that such Entity or transferee is liable to turn over any property or monies under any of the aforementioned sections of the Bankruptcy Code; and (2) such Entity or transferee has failed to turn over such property by the date set forth in such agreement or Final Order.

C. Claims Administration Responsibilities

Except as otherwise specifically provided in this Plan, after the Effective Date, the Reorganized Debtors shall have the sole authority: (1) to File, withdraw, or litigate to judgment, objections to Claims or Interests; (2) to settle or compromise any Disputed Claim or Interest without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court. For the avoidance of doubt, except as otherwise provided herein, from and after the Effective Date, each Reorganized Debtor shall have and retain any and all rights and defenses such Debtor had immediately before the Effective Date with respect to any Disputed Claim or Interest, including the Causes of Action retained pursuant to this Plan.

Any objections to Claims and Interests other than General Unsecured Claims must be served and Filed on or before the 120th day after the Effective Date or by such later date as ordered by the Bankruptcy Court. All Claims and Interests other than General Unsecured Claims not objected to by the end of such 120-day period shall be deemed Allowed unless such period is extended upon approval of the Bankruptcy Court.

Notwithstanding the foregoing, the Debtors and Reorganized Debtors shall be entitled to dispute and/or otherwise object to any General Unsecured Claim in accordance with applicable non-bankruptcy law. If the Debtors or Reorganized Debtors dispute any General Unsecured Claim, such dispute shall be determined, resolved, or adjudicated, as the case may be, in the manner as if the Chapter 11 Cases had not been commenced. In any action or proceeding to determine the existence, validity, or amount of any General Unsecured Claim, any and all claims or defenses that could have been asserted by the applicable Debtor(s) or the Entity holding such General Unsecured Claim are preserved as if the Chapter 11 Cases had not been commenced.

D. Adjustment to Claims or Interests without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid, satisfied, amended, or superseded may be adjusted or expunged on the Claims Register by the Reorganized Debtors without the Reorganized Debtors having to File an application, motion, complaint, objection, or any other legal proceeding seeking to object to such Claim or Interest and without any further notice to or action, order, or approval of the Bankruptcy Court.

E. Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the provisions of this Plan. As soon as reasonably practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Reorganized Debtors shall provide to the Holder of such Claim the distribution (if any) to which such Holder is entitled under this Plan as of the Effective Date, without any postpetition interest to be paid on account of such Claim.

Article VIII.

CONDITIONS PRECEDENT TO THE EFFECTIVE DATE

A. Conditions Precedent to the Effective Date

The following are conditions precedent to the Effective Date that must be satisfied or waived pursuant to the provisions of Article VIII.B hereof:

1. The Transaction Support Agreement shall be in full force and effect, no termination event or event that would give rise to a termination event under the Transaction Support Agreement upon the expiration of any applicable grace period shall have occurred and remain occurring, and the Transaction Support Agreement shall not have been validly terminated before the Effective Date.

2. The Bankruptcy Court shall have entered the Final DIP/Cash Collateral Order on a final basis.

3. The final version of the Plan Supplement and all of the schedules, documents, and exhibits contained therein shall have been filed in a manner consistent in all material respects with the Transaction Support Agreement, the Transaction Term Sheet, the ABL/FILO Exit Commitment Letters, and this Plan and in form and substance reasonably acceptable to the ABL Facility Agent, FILO Term Loan Agent, FILO Lenders, and Required DIP Lenders.

4. No Termination Declaration shall be in effect, subject to any applicable Remedies Determination (each as defined in the Interim DIP/Cash Collateral Order).

5. The Bankruptcy Court shall have entered the Combined Order, which shall be in form and substance consistent in all material respects with the Transaction Term Sheet and the Transaction Support Agreement and shall:

a.

authorize the Debtors to take all actions necessary to enter into, implement, and consummate the contracts, instruments, releases, leases, indentures, and other agreements or documents created in connection with this Plan;

b.	be in form and substance reasonably acceptable to the ABL Facility Agent, FILO Term Loan Agent, FILO Lenders, and Required DIP Lenders;

c.	authorize the assumption, assumption and assignment, and/or rejection of the Executory Contracts and Unexpired Leases by the Debtors as contemplated in this Plan and the Plan Supplement;

d.	decree that the provisions in the Combined Order and this Plan are nonseverable and mutually dependent;

e.

authorize the Debtors to: (i) implement the Restructuring Transactions; (ii) distribute the New Equity Interests pursuant to the exemption from registration under the Securities Act provided by section 1145 of the Bankruptcy Code or other exemption from such registration or pursuant to one or more registration statements; (iii) make all distributions and issuances as required under this Plan consistent with the Transaction Term Sheet, including the New Equity Interests; and (iv) enter into any agreements, transactions, and sales of property as contemplated by this Plan and the Plan Supplement, including the Management Incentive Plan;

f.	authorize the implementation of this Plan in accordance with its terms; and

g.

provide that, pursuant to section 1146 of the Bankruptcy Code, the assignment or surrender of any lease or sublease, and the delivery of any deed or other instrument or transfer order, in furtherance of, or in connection with this Plan, including any deeds, bills of sale, or assignments executed in connection with any disposition or transfer of assets contemplated under this Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.

6. Each document or agreement constituting the applicable Definitive Documents shall have been executed and/or effectuated, shall be in form and substance consistent with the Transaction Support Agreement or the ABL/FILO Exit Commitment Letters, as applicable, including the consent rights provided therein, and any conditions precedent related thereto or contained therein shall have been satisfied before or contemporaneously with the occurrence of the Effective Date or otherwise waived in accordance with the terms of the applicable Definitive Documents.

7. The Debtors shall have obtained all authorizations, consents, regulatory approvals, rulings, or documents that are necessary to implement and effectuate the Restructuring Transactions, and all applicable regulatory or government imposed waiting periods shall have expired or been terminated.

8. All governmental and third-party approvals and consents that may be necessary in connection with the Restructuring Transactions shall have been obtained, not be subject to unfulfilled conditions, and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority that would restrain, prevent, or otherwise impose materially adverse conditions on the Restructuring Transactions.

9. No court of competent jurisdiction or other competent governmental or regulatory authority shall have issued any order making illegal or otherwise restricting, limiting, preventing, or prohibiting the consummation of any of the Restructuring Transactions.

10. The Debtors shall have paid in full all professional fees and expenses of the Retained Professionals that require the Bankruptcy Court’s approval or amounts sufficient to pay such fees and expenses after the Effective Date shall have been placed in Professional Fee Escrow Account pending the Bankruptcy Court’s approval of such fees and expenses.

11. The Restructuring Fees and Expenses shall have been paid in full (subject to any order of the Bankruptcy Court).

12. The restructuring to be implemented on the Effective Date shall be consistent with this Plan, the Transaction Support Agreement, and the ABL/FILO Exit Commitment Letters.

13. Such other conditions precedent to the Effective Date that are customary and otherwise requested by the Required Consenting Term Lenders and the Required DIP Lenders and agreed to by the Debtors, the ABL Facility Agent, the FILO Term Loan Agent, and the FILO Lenders (such agreement not to be unreasonably withheld).

14. There shall not have been instituted or threatened or be pending any material action, proceeding, application, claim, counterclaim, or investigation (whether formal or informal) (or there shall not have been any material adverse development to any action, application, claim, counterclaim, or proceeding currently instituted, threatened, or pending) before or by any court, governmental, regulatory or administrative agency or instrumentality, domestic or foreign, or by any other person, domestic or foreign, in connection with the Restructuring Transactions that, in the reasonable judgment of the Debtors and the Required Consenting Stakeholders would prohibit, prevent, or restrict consummation of the Restructuring Transactions in a materially adverse manner.

Following the satisfaction or waiver of the foregoing, concurrently with or immediately following effectiveness of this Plan on the Effective Date:

1. The Existing Equity Interests shall have been canceled and the New Equity Interests shall have been issued by Reorganized Parent.

2. All Exit Facilities and all other financing agreements and arrangements contemplated hereunder, as applicable, shall be or have been, as applicable, funded and closed and be in full force and effect.

3. The Releases set forth in this Plan shall be in full force and effect.

4. The Debtors shall have paid in full to the relevant Parties all payments and fees provided for in the Transaction Support Agreement, the Transaction Term Sheet, and applicable Definitive Documents that are payable on, before, or in connection with the occurrence of the Effective Date.

The Reorganized Debtors shall complete the termination of registration of all Securities under sections 13 and 15(d) of the Exchange Act such that the Reorganized Debtors shall be a private company as soon as reasonably practicable after the Effective Date.

B. Waiver of Conditions

Subject to section 1127 of the Bankruptcy Code, the conditions to Confirmation and consummation of this Plan set forth in this Article VIII may be waived by the Debtors, with the consent of the Required DIP Lenders, the ABL Facility Agent, the FILO Term Loan Agent, and the FILO Lenders (not to be unreasonably withheld or delayed), without notice, leave, or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate this Plan. The failure of the Debtors or Reorganized Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

C. Effect of Non-Occurrence of Conditions to the Effective Date

If the Confirmation of this Plan or the Effective Date does not occur with respect to one or more of the Debtors on or before the termination of the Transaction Support Agreement, then this Plan shall, with respect to such applicable Debtor or Debtors, be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall: (1) constitute a waiver or release of any claims by or Claims against or Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders, or any other Person or Entity; (3) constitute an allowance of any Claim or Interest; or (4) constitute an admission, acknowledgment, offer, or undertaking by the Debtors, any Holders, or any other Person or Entity in any respect.

D. Substantial Consummation

“Substantial consummation” of this Plan, as defined in section 1102(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

Article IX.

DISCHARGE, RELEASE, INJUNCTION, AND RELATED PROVISIONS

A. Discharge of Claims and Termination of Interests

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise specifically provided in this Plan, the Definitive Documents, or in any contract, instrument, or other agreement or document created or entered into, the distributions, rights, and treatment that are provided in this Plan shall be in full and final satisfaction, settlement, release, and discharge, effective as of the Effective Date, of Claims (including any Intercompany Claims resolved or compromised after the Effective Date by the Reorganized Debtors), Interests, and Causes of Action of any nature whatsoever, including any interest accrued on Claims or Interests from and after the Petition Date, whether known or unknown, against, liabilities of, demands against, Liens on, obligations of, rights against, and Interests in, the Debtors, the Reorganized Debtors, the Estates, or any of their assets or properties, regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests, including demands, liabilities, and Causes of Action that arose before the Effective Date, any liability (including withdrawal liability) to the extent such Claims or Interests relate to services performed by employees of the Debtors before the Effective Date and that arise from a termination of employment, any contingent or non-contingent liability on account of representations or warranties issued on or before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (1) a Proof of Claim based upon such debt or right is Filed or deemed Filed pursuant to section 501 of the Bankruptcy Code; (2) a Claim or Interest based upon such debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (3) the Holder of such a Claim or Interest has accepted this Plan. The Combined Order shall be a judicial determination of the discharge of all Claims and Interests subject to the occurrence of the Effective Date.

Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to this Plan, the provisions of this Plan shall constitute a good-faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim or Interest may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest. The entry of the Combined Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, the Estates, and Holders of Claims and Interests and is fair, equitable, and reasonable. In accordance with the provisions of this Plan, pursuant to Bankruptcy Rule 9019, without any further notice to or action, order, or approval of the Bankruptcy Court, after the Effective Date, the Reorganized Debtors may compromise and settle Claims against the Debtors and the Estates and Causes of Action against other Entities.

B. Releases by the Debtors

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS PLAN OR THE COMBINED ORDER, PURSUANT TO SECTION 1123(B) OF THE BANKRUPTCY CODE, AS OF THE EFFECTIVE DATE, IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, EACH RELEASED PARTY, IN EACH CASE ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, AND ANY AND ALL OTHER ENTITIES WHO MAY PURPORT TO ASSERT ANY CLAIM OR CAUSE OF ACTION, DIRECTLY OR DERIVATIVELY, BY, THROUGH, FOR, OR BECAUSE OF THE FOREGOING ENTITIES, IS AND IS DEEMED TO BE, FOREVER AND UNCONDITIONALLY RELEASED, ABSOLVED, ACQUITTED, AND DISCHARGED BY EACH DEBTOR, REORGANIZED DEBTOR, AND THE ESTATES FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THE ESTATES, OR THE REORGANIZED DEBTORS THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN ITS OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR INTEREST IN, A DEBTOR OR OTHER ENTITY, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, (1) THE MANAGEMENT, OWNERSHIP, OR OPERATION OF THE DEBTORS OR THE NON-DEBTOR AFFILIATES, (2) THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY OF THE DEBTORS OR THE NON-DEBTOR AFFILIATES, (3) THE SUBJECT MATTER OF, OR THE TRANSACTIONS, EVENTS, CIRCUMSTANCES, ACTS OR OMISSIONS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE RESTRUCTURING TRANSACTIONS, INCLUDING THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE RESTRUCTURING TRANSACTIONS, (4) THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR OR NON-DEBTOR AFFILIATE AND ANY OTHER ENTITY, (5) THE DEBTORS’ AND NON-DEBTOR AFFILIATES’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, (6) INTERCOMPANY TRANSACTIONS, (7) THE TRANSACTION SUPPORT AGREEMENT, THE DEFINITIVE DOCUMENTS, THE ABL FACILITY DOCUMENTS, THE TERM LOAN DOCUMENTS, THE DIP FACILITY

DOCUMENTS, THE EXIT FACILITIES DOCUMENTS (AND ANY FINANCING PERMITTED THEREUNDER), THE CHAPTER 11 CASES, OR ANY RESTRUCTURING TRANSACTION, (8) ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE TRANSACTION SUPPORT AGREEMENT, THE DEFINITIVE DOCUMENTS, OR THE RESTRUCTURING TRANSACTIONS, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, (9) THE DISTRIBUTION, INCLUDING ANY DISBURSEMENTS MADE BY A DISTRIBUTION AGENT, OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT, OR (10) ANY OTHER ACT OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE RELATED TO ANY OF THE FOREGOING AND TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE; PROVIDED, THAT THE DEBTORS DO NOT RELEASE CLAIMS OR CAUSES OF ACTION ARISING OUT OF, OR RELATED TO, ANY ACT OR OMISSION OF A RELEASED PARTY THAT IS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT (IT BEING AGREED THAT ANY RELEASED PARTIES’ CONSIDERATION, APPROVAL, OR RECEIPT OF ANY DISTRIBUTION DID NOT ARISE FROM OR RELATE TO ACTUAL FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT). NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (1) ANY POST EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THIS PLAN, THE COMBINED ORDER, ANY OTHER DEFINITIVE DOCUMENT, ANY RESTRUCTURING TRANSACTION, ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN, OR ANY CLAIM OR OBLIGATION ARISING UNDER THIS PLAN OR (2) ANY CAUSES OF ACTION SPECIFICALLY RETAINED BY THE DEBTORS PURSUANT TO THE SCHEDULE OF RETAINED CAUSES OF ACTION.

ENTRY OF THE COMBINED ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE DEBTOR RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THIS PLAN, AND FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE DEBTOR RELEASE IS: (1) IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, INCLUDING THE RELEASED PARTIES’ SUBSTANTIAL CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING TRANSACTIONS AND IMPLEMENTING THIS PLAN; (2) A GOOD-FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE DEBTOR RELEASE; (3) IN THE BEST INTERESTS OF THE DEBTORS AND ALL HOLDERS OF CLAIMS AND INTERESTS; (4) FAIR, EQUITABLE, AND REASONABLE; (5) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (6) A BAR TO ANY OF THE DEBTORS, THE REORGANIZED DEBTORS, OR THE DEBTORS’ ESTATES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE DEBTOR RELEASE.

C. Releases by Holders of Claims and Interests

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS PLAN OR THE COMBINED ORDER, AS OF THE EFFECTIVE DATE, IN EXCHANGE FOR GOOD AND VALUABLE CONSIDERATION, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, EACH RELEASING PARTY, IN EACH CASE ON BEHALF OF ITSELF AND ITS RESPECTIVE SUCCESSORS, ASSIGNS, AND REPRESENTATIVES, AND ANY AND ALL OTHER ENTITIES

WHO MAY PURPORT TO ASSERT ANY CLAIM OR CAUSE OF ACTION, DIRECTLY OR DERIVATIVELY, BY, THROUGH, FOR, OR BECAUSE OF THE FOREGOING ENTITIES, HAS AND IS DEEMED TO HAVE, FOREVER AND UNCONDITIONALLY, RELEASED, ABSOLVED, ACQUITTED, AND DISCHARGED EACH DEBTOR, REORGANIZED DEBTOR, AND RELEASED PARTY FROM ANY AND ALL CLAIMS AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN, INCLUDING ANY DERIVATIVE CLAIMS ASSERTED OR ASSERTABLE ON BEHALF OF THE DEBTORS, THE ESTATES, OR THE REORGANIZED DEBTORS THAT SUCH ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT IN ITS OWN RIGHT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR ON BEHALF OF THE HOLDER OF ANY CLAIM AGAINST, OR INTEREST IN, A DEBTOR, BASED ON OR RELATING TO, OR IN ANY MANNER ARISING FROM, IN WHOLE OR IN PART, (1) THE MANAGEMENT, OWNERSHIP, OR OPERATION OF THE DEBTORS OR THE NON-DEBTOR AFFILIATES, (2) THE PURCHASE, SALE, OR RESCISSION OF ANY SECURITY OF THE DEBTORS OR THE NON-DEBTOR AFFILIATES, (3) THE SUBJECT MATTER OF, OR THE TRANSACTIONS, EVENTS, CIRCUMSTANCES, ACTS OR OMISSIONS GIVING RISE TO, ANY CLAIM OR INTEREST THAT IS TREATED IN THE RESTRUCTURING TRANSACTIONS, INCLUDING THE NEGOTIATION, FORMULATION, OR PREPARATION OF THE RESTRUCTURING TRANSACTIONS, (4) THE BUSINESS OR CONTRACTUAL ARRANGEMENTS BETWEEN ANY DEBTOR OR NON-DEBTOR AFFILIATE AND ANY OTHER ENTITY, (5) THE DEBTORS’ AND NON-DEBTOR AFFILIATES’ IN- OR OUT-OF-COURT RESTRUCTURING EFFORTS, (6) INTERCOMPANY TRANSACTIONS, (7) THE TRANSACTION SUPPORT AGREEMENT, THE DEFINITIVE DOCUMENTS, THE ABL FACILITY DOCUMENTS, THE TERM LOAN DOCUMENTS, THE DIP FACILITY DOCUMENTS, THE EXIT FACILITIES DOCUMENTS (AND ANY FINANCING PERMITTED THEREUNDER), THE CHAPTER 11 CASES, OR ANY RESTRUCTURING TRANSACTION, (8) ANY CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE TRANSACTION SUPPORT AGREEMENT, THE DEFINITIVE DOCUMENTS, OR THE RESTRUCTURING TRANSACTIONS, INCLUDING THE ISSUANCE OR DISTRIBUTION OF SECURITIES PURSUANT TO THIS PLAN, (9) THE DISTRIBUTION, INCLUDING ANY DISBURSEMENTS MADE BY A DISTRIBUTION AGENT, OF PROPERTY UNDER THIS PLAN OR ANY OTHER RELATED AGREEMENT, OR (10) ANY OTHER ACT, OR OMISSION, TRANSACTION, AGREEMENT, EVENT, OR OTHER OCCURRENCE RELATING TO ANY OF THE FOREGOING AND TAKING PLACE ON OR BEFORE THE EFFECTIVE DATE; PROVIDED, THAT THE RELEASING PARTIES DO NOT RELEASE CLAIMS OR CAUSES OF ACTION ARISING OUT OF, OR RELATED TO, ANY ACT OR OMISSION OF A RELEASED PARTY THAT IS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION TO HAVE CONSTITUTED ACTUAL FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT (IT BEING AGREED THAT ANY RELEASED PARTIES’ CONSIDERATION, APPROVAL, OR RECEIPT OF ANY DISTRIBUTION DID NOT ARISE FROM OR RELATE TO ACTUAL FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT). NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE FOREGOING, THE RELEASES SET FORTH ABOVE DO NOT RELEASE (1) ANY POST EFFECTIVE DATE OBLIGATIONS OF ANY PARTY OR ENTITY UNDER THIS PLAN, THE COMBINED ORDER, ANY OTHER DEFINITIVE DOCUMENT, ANY RESTRUCTURING TRANSACTION, OR ANY DOCUMENT, INSTRUMENT, OR AGREEMENT (INCLUDING THOSE SET FORTH IN THE PLAN SUPPLEMENT) EXECUTED TO IMPLEMENT THIS PLAN, OR ANY CLAIM OR OBLIGATION ARISING UNDER THIS PLAN OR (2) ANY CAUSES OF ACTION SPECIFICALLY RETAINED BY THE DEBTORS PURSUANT TO THE SCHEDULE OF RETAINED CAUSES OF ACTION.

ENTRY OF THE COMBINED ORDER SHALL CONSTITUTE THE BANKRUPTCY COURT’S APPROVAL, PURSUANT TO BANKRUPTCY RULE 9019, OF THE THIRD-PARTY RELEASE, WHICH INCLUDES BY REFERENCE EACH OF THE RELATED PROVISIONS AND DEFINITIONS CONTAINED IN THIS PLAN, AND, FURTHER, SHALL CONSTITUTE THE BANKRUPTCY COURT’S FINDING THAT THE THIRD-PARTY RELEASE IS: (1) CONSENSUAL; (2) ESSENTIAL TO THE CONFIRMATION OF THIS PLAN; (3) GIVEN IN EXCHANGE FOR THE GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, INCLUDING THE RELEASED PARTIES’ SUBSTANTIAL CONTRIBUTIONS TO FACILITATING THE RESTRUCTURING TRANSACTIONS AND IMPLEMENTING THIS PLAN; (4) A GOOD FAITH SETTLEMENT AND COMPROMISE OF THE CLAIMS RELEASED BY THE THIRD-PARTY RELEASE; (5) IN THE BEST INTERESTS OF THE DEBTORS AND THE ESTATES; (6) FAIR, EQUITABLE, AND REASONABLE; (7) GIVEN AND MADE AFTER DUE NOTICE AND OPPORTUNITY FOR HEARING; AND (8) A BAR TO ANY OF THE RELEASING PARTIES ASSERTING ANY CLAIM OR CAUSE OF ACTION RELEASED PURSUANT TO THE THIRD-PARTY RELEASE.

D. Exculpation

EFFECTIVE AS OF THE EFFECTIVE DATE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE EXCULPATED PARTIES SHALL NEITHER HAVE NOR INCUR ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY CLAIMS OR CAUSES OF ACTION ARISING BEFORE OR ON THE EFFECTIVE DATE FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR RELATED TO, FORMULATING, NEGOTIATING, PREPARING, DISSEMINATING, IMPLEMENTING, ADMINISTERING, CONFIRMING OR EFFECTING THE CONFIRMATION OR CONSUMMATION (AS APPLICABLE) OF THIS PLAN, THE TRANSACTION SUPPORT AGREEMENT, AND THE DISCLOSURE STATEMENT INCLUDING ANY DISBURSEMENTS MADE BY A DISTRIBUTION AGENT IN CONNECTION WITH THIS PLAN, THE DISCLOSURE STATEMENT, THE DEFINITIVE DOCUMENTS, THE PLAN SUPPLEMENT, THE ABL FACILITY DOCUMENTS, THE TERM LOAN DOCUMENTS, THE DIP FACILITY DOCUMENTS, THE EXIT FACILITIES DOCUMENTS (AND ANY FINANCING PERMITTED THEREUNDER), OR ANY RESTRUCTURING TRANSACTION, CONTRACT, INSTRUMENT, RELEASE, OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THIS PLAN OR ANY OTHER POSTPETITION ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR IN CONTEMPLATION OF THE RESTRUCTURING OF THE DEBTORS, THE APPROVAL OF THE DISCLOSURE STATEMENT OR CONFIRMATION OR CONSUMMATION OF THIS PLAN; PROVIDED, THAT THE FOREGOING PROVISIONS OF THIS EXCULPATION SHALL NOT OPERATE TO WAIVE OR RELEASE: (1) ANY CLAIMS OR CAUSES OF ACTION ARISING FROM WILLFUL MISCONDUCT, ACTUAL FRAUD, OR GROSS NEGLIGENCE OF SUCH APPLICABLE EXCULPATED PARTY AS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION; AND/OR (2) THE RIGHTS OF ANY PERSON OR ENTITY TO ENFORCE THIS PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, INDENTURES, AND OTHER AGREEMENTS AND DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THIS PLAN OR ASSUMED PURSUANT TO THIS PLAN OR FINAL ORDER OF THE BANKRUPTCY COURT; PROVIDED, FURTHER, THAT EACH EXCULPATED PARTY SHALL BE ENTITLED TO RELY UPON THE ADVICE OF COUNSEL CONCERNING ITS RESPECTIVE DUTIES PURSUANT TO, OR IN CONNECTION WITH, THE ABOVE REFERENCED DOCUMENTS, ACTIONS, OR INACTIONS.

THE EXCULPATED PARTIES HAVE, AND UPON CONSUMMATION OF THIS PLAN SHALL BE DEEMED TO HAVE, PARTICIPATED IN GOOD FAITH AND IN COMPLIANCE WITH THE APPLICABLE LAWS WITH REGARD TO THE SOLICITATION OF VOTES AND DISTRIBUTION OF CONSIDERATION PURSUANT TO THIS PLAN AND, THEREFORE, ARE NOT, AND ON ACCOUNT OF SUCH DISTRIBUTIONS SHALL NOT BE, LIABLE AT ANY TIME FOR THE VIOLATION OF ANY APPLICABLE LAW, RULE, OR REGULATION GOVERNING THE SOLICITATION OF ACCEPTANCES OR REJECTIONS OF THIS PLAN OR SUCH DISTRIBUTIONS MADE PURSUANT TO THIS PLAN.

THE FOREGOING EXCULPATION SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT, OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION, OR APPROVAL OF ANY PERSON OR ENTITY.

E. Permanent Injunction

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS PLAN OR THE COMBINED ORDER, FROM AND AFTER THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES ARE, TO THE FULLEST EXTENT PROVIDED UNDER SECTION 524 AND OTHER APPLICABLE PROVISIONS OF THE BANKRUPTCY CODE, PERMANENTLY ENJOINED FROM (1) COMMENCING OR CONTINUING, IN ANY MANNER OR IN ANY PLACE, ANY SUIT, ACTION OR OTHER PROCEEDING OF ANY KIND; (2) ENFORCING, ATTACHING, COLLECTING, OR RECOVERING IN ANY MANNER OR MEANS ANY JUDGMENT, AWARD, DECREE, OR ORDER; (3) CREATING, PERFECTING, OR ENFORCING ANY LIEN OR ENCUMBRANCE; (4) ASSERTING A RIGHT OF SETOFF OR SUBROGATION OF ANY KIND; OR (5) COMMENCING OR CONTINUING IN ANY MANNER ANY ACTION OR OTHER PROCEEDING OF ANY KIND, IN EACH CASE ON ACCOUNT OF OR WITH RESPECT TO ANY CLAIM, DEMAND, LIABILITY, OBLIGATION, DEBT, RIGHT, CAUSE OF ACTION, INTEREST, OR REMEDY RELEASED OR TO BE RELEASED, EXCULPATED OR TO BE EXCULPATED, SETTLED OR TO BE SETTLED, OR DISCHARGED OR TO BE DISCHARGED PURSUANT TO THIS PLAN OR THE COMBINED ORDER AGAINST ANY PERSON OR ENTITY SO RELEASED, DISCHARGED, OR EXCULPATED (OR THE PROPERTY OR ESTATE OF ANY PERSON OR ENTITY SO RELEASED, DISCHARGED, OR EXCULPATED). ALL INJUNCTIONS OR STAYS PROVIDED FOR IN THE CHAPTER 11 CASES UNDER SECTION 105 OR SECTION 362 OF THE BANKRUPTCY CODE, OR OTHERWISE, AND IN EXISTENCE ON THE CONFIRMATION DATE, SHALL REMAIN IN FULL FORCE AND EFFECT UNTIL THE EFFECTIVE DATE.

Article X.

RETENTION OF JURISDICTION

Notwithstanding the entry of the Combined Order and the occurrence of the Effective Date, except to the extent set forth herein or under applicable federal law, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, or related to, the Chapter 11 Cases and this Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

A. allow, disallow, determine, liquidate, classify, estimate, or establish the priority, secured or unsecured status, or amount of any Claim or Interest, including the resolution of any request for payment of any Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Interests;

B. decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Retained Professionals authorized pursuant to the Bankruptcy Code or this Plan;

C. resolve any matters related to: (1) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is party with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Cure Costs arising therefrom, including Cure Costs pursuant to section 365 of the Bankruptcy Code; (2) any potential contractual obligation under any Executory Contract or Unexpired Lease that is assumed; and (3) any dispute regarding whether a contract or lease is or was executory or expired;

D. ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan and the Combined Order;

E. adjudicate, decide, or resolve any motions, adversary proceedings, contested, or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

F. adjudicate, decide, or resolve any and all matters related to Causes of Action;

G. adjudicate, decide, or resolve any and all matters related to section 1141 of the Bankruptcy Code;

H. resolve any cases, controversies, suits, or disputes that may arise in connection with any Claims, including claim objections, allowance, disallowance, estimation, and distribution;

I. enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of this Plan, the Combined Order, and all contracts, instruments, releases, and other agreements or documents created in connection with this Plan, the Combined Order, or the Disclosure Statement, including the Transaction Support Agreement;

J. enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

K. resolve any cases, controversies, suits, disputes, or Causes of Action that may arise in connection with the interpretation or enforcement of this Plan, the Combined Order, or any contract, instrument, release or other agreement or document that is entered into or delivered pursuant to this Plan or the Combined Order, or any Entity’s rights arising from or obligations incurred in connection with this Plan or the Combined Order;

L. issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of this Plan or the Combined Order;

M. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the releases, injunctions, and other provisions contained in this Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

N. resolve any cases, controversies, suits, disputes, or Causes of Action with respect to the repayment or return of distributions and the recovery of additional amounts owed by the Holder of a Claim or Interest for amounts not timely repaid;

O. enter and implement such orders as are necessary or appropriate if the Combined Order is for any reason modified, stayed, reversed, revoked, or vacated;

P. determine any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Combined Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with this Plan, the Combined Order, or the Disclosure Statement;

Q. enter an order or final decree concluding or closing the Chapter 11 Cases;

R. adjudicate any and all disputes arising from or relating to distributions to Holders of Claims and Interests under this Plan;

S. consider any modification of this Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Combined Order;

T. determine requests for payment of Claims and Interests entitled to priority pursuant to section 507 of the Bankruptcy Code;

U. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of this Plan, or the Combined Order, including disputes arising under agreements, documents, or instruments executed in connection with this Plan;

V. hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

W. hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including without limitation any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retiree benefit program, regardless of whether such termination occurred before or after the Effective Date;

X. hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the releases, injunctions, and exculpations provided under Article IX of this Plan;

Y. resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, the Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, in each case, for the purpose of determining whether a Claim or Interest is discharged hereunder or for any other purpose;

Z. enforce all orders previously entered by the Bankruptcy Court; and

AA. hear any other matter not inconsistent with the Bankruptcy Code, this Plan, or the Combined Order.

If the Bankruptcy Court abstains from exercising, or declines to exercise, jurisdiction or is otherwise without jurisdiction over any matter arising in, arising under, or related to the Chapter 11 Cases, including the matters set forth in this Article X, the provisions of this Article X shall have no effect on and shall not control, limit, or prohibit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

Notwithstanding anything to the contrary in this Plan: (1) the Bankruptcy Court’s jurisdiction to hear and determine disputes concerning Claims against or Interests in the Debtors that arose before the Effective Date, including, without limitation, any Claims based in whole or in part on any conduct of the Debtors occurring on or before the Effective Date, shall be non-exclusive; (2) any dispute arising under or in connection with the Exit Facility Documents, New Governance Documents, and New Stockholders Agreement shall be dealt with in accordance with the provisions of the applicable document; and (3) as of the Effective Date, the Exit Facility Amendment shall be governed by the jurisdictional provisions therein.

Article XI.

MODIFICATION, REVOCATION, OR WITHDRAWAL OF PLAN

A. Modification of Plan

Subject to the terms of the Transaction Support Agreement and the limitations contained in this Plan, the Debtors or Reorganized Debtors reserve the right to, in accordance with the Bankruptcy Code, the Bankruptcy Rules, and the Transaction Support Agreement: (1) amend or modify this Plan before the entry of the Combined Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; (2) amend or modify this Plan after the entry of the Combined Order in accordance with section 1127(b) of the Bankruptcy Code and the Transaction Support Agreement upon order of the Bankruptcy Court; and (3) remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan upon order of the Bankruptcy Court.

B. Effect of Confirmation on Modifications

Entry of the Combined Order shall mean that all modifications or amendments to this Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code and do not require additional disclosure or re-solicitation under Bankruptcy Rule 3019.

C. Revocation of Plan; Reservation of Rights if Effective Date Does Not Occur

Subject to the conditions to the Effective Date, the Debtors reserve the right, subject to the terms of the Transaction Support Agreement, to revoke or withdraw this Plan before the entry of the Combined Order and to File subsequent plans of reorganization. If the Debtors revoke or withdraw this Plan, or if entry of the Combined Order or the Effective Date does not occur, or if the Transaction Support Agreement terminates in accordance with its terms before the Effective Date, then: (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (3) nothing contained in this Plan shall: (a) constitute a waiver or release of any Claims by or against, or any Interests in, such Debtor or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission of any sort by the Debtors or any other Entity; provided, that any Restructuring Fees and Expenses that have been paid as of the date of revocation or withdrawal of this Plan shall remain paid and shall not be subject to disgorgement or repayment without further order of the Bankruptcy Court.

Article XII.

MISCELLANEOUS PROVISIONS

A. Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(g), or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of this Plan and the documents and instruments contained in the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors, and any and all Holders of Claims and Interests (irrespective of whether Holders of such Claims or Interests are deemed to have accepted this Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in this Plan, each Entity acquiring property under this Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases, and notwithstanding whether or not such Person or Entity (1) shall receive or retain any property, or interest in property, under this Plan, (2) has filed a Proof of Claim in the Chapter 11 Cases (if applicable) or (3) failed to vote to accept or reject this Plan, affirmatively voted to reject this Plan, or is conclusively presumed to reject this Plan. The Combined Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rule 3020(e) and 7062.

B. Additional Documents

On or before the Effective Date, the Debtors may File with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The Debtors or Reorganized Debtors, as applicable, and all Holders of Claims and Interests receiving distributions pursuant to this Plan and all other parties in interest shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Combined Order.

C. Payment of Statutory Fees

All fees payable pursuant to section 1930(a) of the Judicial Code, as determined by the Bankruptcy Court at a hearing pursuant to section 1128 of the Bankruptcy Code or as agreed to by the United States Trustee and the Reorganized Debtors, shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

D. Reservation of Rights

This Plan shall have no force or effect unless and until the Bankruptcy Court enters the Combined Order. None of the filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by any Debtor with respect to this Plan, the Disclosure Statement, or the Plan Supplement shall be or shall be deemed to be an admission or waiver of any rights of any Debtor with respect to the Holders of Claims or Interests before the Effective Date.

E. Successors and Assigns

The rights, benefits, and obligations of any Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of any heir, executor, administrator, successor or assign, Affiliate, officer, director, agent, representative, attorney, beneficiaries, or guardian, if any, of each Entity.

F. No Successor Liability

Except as otherwise expressly provided in this Plan and the Combined Order, each of the Reorganized Debtors (1) is not, and shall not be deemed to assume, agree to perform, pay, or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any other Person relating to or arising out of the operations or the assets of the Debtors on or before the Effective Date, (2) is not, and shall not be, a successor to the Debtors by reason of any theory of law or equity or responsible for the knowledge or conduct of any Debtor before the Effective Date, and (3) shall not have any successor or transferee liability of any kind or character.

G. Service of Documents

After the Effective Date, any pleading, notice, or other document required by this Plan to be served on or delivered to the Reorganized Debtors shall also be served on:

Debtors	Counsel to the Debtors
JOANN Inc. 5555 Darrow Road Hudson, Ohio 44236 Attn: Ann Aber

Young Conaway Stargatt & Taylor LLP
Rodney Square
1000 North King Street
Wilmington, Delaware 19801
Attn: Michael R. Nestor and Kara Hammond Coyle

and

Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
Attn: George A. Davis and Alexandra M. Zablocki

and

Latham & Watkins LLP
355 South Grand Avenue, Suite 100
Los Angeles, California 90071
Attn: Ted A. Dillman and Nicholas J. Messana

and

Latham & Watkins LLP
330 North Wabash Avenue, Suite 2800,
Chicago, Illinois 60611
Attn: Ebba Gebisa

United States Trustee	Counsel to the Ad Hoc Group
Office of the United States Trustee for the District of Delaware 844 King Street, Suite 2207 Wilmington, Delaware 19801 Attn: Timothy J. Fox, Jr. and Malcolm M. Bates

Morris, Nichols, Arsht & Tunnell LLP
1201 North Market Street, 16th Floor, P.O. Box 1347
Wilmington, Delaware 19899-1347
Attn: Robert Dehney, Matthew Harvey, and Brenna Dolphin

and

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166-0193
Attention: Scott J. Greenberg, Joshua Brody, and Kevin Liang

Counsel to the ABL Facility Agent	Counsel to the FILO Term Loan Agent
Morgan, Lewis & Bockius LLP One Federal Street Boston, Massachusetts 02110 Attn: Marjorie S. Crider and Christopher L. Carter	Choate, Hall & Stewart LLP Two International Place Boston, Massachusetts 02110 Attn: John F. Ventola, Seth D. Mennillo, and Jonathan Marshall

and Reed Smith LLP 1201 Market Street, Suite 1500 Wilmington, Delaware 19801 Attn: Kurt F. Gwynne	and DLA Piper LLP (US) 1201 North Market Street, Suite 2100 Wilmington, Delaware 19801 Attn: Stuart M. Brown

Counsel to Certain FILO Lenders	Counsel to the Consenting Stockholder Parties
Proskauer Rose LLP Eleven Times Square New York, NY 10036 Attn: Andrew Bettwy and Megan Volin and Proskauer Rose LLP One International Place Boston, MA 02110 Attn: Charles Dale	Richards, Layton & Finger, P.A. One Rodney Square 920 North King Street Wilmington, Delaware 19801 Attn: Mark D. Collins and Michael J. Merchant

H. Term of Injunctions or Stays

Unless otherwise provided in this Plan or in the Combined Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in this Plan or the Combined Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in this Plan or the Combined Order shall remain in full force and effect in accordance with their terms.

I. Entire Agreement

On the Effective Date, this Plan and the Plan Supplement supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into this Plan.

J. Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflict of laws, shall govern the rights, obligations, construction, and implementation of this Plan, the Plan Supplement, and any agreements, documents, instruments, or contracts executed or entered into in connection with this Plan (except as otherwise set forth in those agreements, in which case the governing law of such agreement shall control), and corporate governance matters; provided, that corporate governance matters relating to Debtors or Reorganized Debtors, as applicable, not incorporated in New York shall be governed by the laws of the jurisdiction of incorporation of the applicable Debtor or Reorganized Debtor, as applicable.

K. Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of this Plan as if set forth in full in this Plan. Except as otherwise provided in this Plan, such exhibits and documents included in the Plan Supplement shall initially be Filed with the Bankruptcy Court on or before the Plan Supplement Filing Date. After the exhibits and documents are Filed, copies of such exhibits and documents shall have been available upon written request to the Debtors’ counsel at the address above or by downloading such exhibits and documents from the Debtors’ restructuring website at https://cases.ra.kroll.com/JOANN or the Bankruptcy Court’s website at www.deb.uscourts.gov. To the extent any exhibit or document is inconsistent with the terms of this Plan, unless otherwise ordered by the Bankruptcy Court, the non-exhibit or non-document portion of this Plan shall control.

L. Nonseverability of Plan Provisions upon Confirmation

If, before Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted; provided, that any such alteration or interpretation shall be acceptable to the Debtors and the Required Consenting Stakeholders. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Combined Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is: (1) valid and enforceable pursuant to its terms; (2) integral to this Plan and may not be deleted or modified without the consent of the Debtors; and (3) nonseverable and mutually dependent.

M. Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, File with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

N. Conflicts

To the extent that any provision of the Disclosure Statement, or any order entered before Confirmation (for avoidance of doubt, not including the Combined Order) referenced in this Plan (or any exhibits, appendices, supplements, or amendments to any of the foregoing), conflict with or are in any way inconsistent with any provision of this Plan, this Plan shall govern and control. To the extent that any provision of this Plan conflicts with or is in any way inconsistent with any provision of the Combined Order, the Combined Order shall govern and control.

O. No Strict Construction

This Plan is the product of extensive discussions and negotiations between and among, inter alia, the Debtors, the Consenting Stakeholders, and their respective professionals. Each of the foregoing was represented by counsel of its choice who either participated in the formulation and documentation of, or was afforded the opportunity to review and provide comments on, this Plan and the Disclosure Statement, the exhibits and schedules thereto, and the other agreements and documents ancillary or related thereto. Accordingly, unless explicitly indicated otherwise, the general rule of contract construction known as “contra proferentem” or other rule of strict construction shall not apply to the construction or interpretation of any provision of this Plan and the Disclosure Statement, the exhibits and schedules thereto, and the other agreements and documents ancillary or related thereto.

P. Section 1125(e) Good Faith Compliance

The Debtors, the Reorganized Debtors, the Consenting Stakeholders, and each of their respective current and former officers, directors, members (including ex officio members), managers, employees, partners, advisors, attorneys, professionals, accountants, investment bankers, investment advisors, actuaries, Affiliates, financial advisors, consultants, agents, and other representatives of each of the foregoing Entities (whether current or former, in each case in his, her or its capacity as such) have, and upon Confirmation shall be deemed to have, solicited votes on this Plan from the Voting Classes in compliance with the applicable provisions of the Bankruptcy Code, and any applicable non-bankruptcy law, rule or regulation governing the adequacy of disclosure in connection with the solicitation, and acted in “good faith” under section 1125(e) of the Bankruptcy Code; and therefore, no such parties, individuals, or the Debtors or the Reorganized Debtors shall have any liability for the violation of any applicable law, rule, or regulation governing the solicitation of votes on this Plan or the offer, issuance, sale, or purchase of the Securities offered and sold under this Plan.

Q. 2002 Notice Parties

After the Effective Date, the Debtors and the Reorganized Debtors, as applicable, are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities who have Filed a renewed request after the Confirmation Hearing to receive documents pursuant to Bankruptcy Rule 2002.

Respectfully submitted, as of the date first set forth above,

JOANN Inc. (on behalf of itself and all other Debtors)

By:	/s/
Name:	Scott Sekella
Title:	Executive Vice President and Chief Financial Officer

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